Exhibit 10.2

In this Exhibit 10.2, the notation “[* * *]” identifies certain information that has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

Amended and Restated Receivables Purchase Agreement

16 June 2023
(as amended and restated on 13 October 2023)
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
as Seller
ALPS PARTNERS S.À R.L.
as Purchaser
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED
as Security Agent
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
as Receivables Manager
AVEGA S.À R.L.
as Back-Up Receivables Manager Facilitator
ALPS PARTNERS (HOLDING) S.À R.L.
as Class C Lender

RECEIVABLES PURCHASE AGREEMENT

CONTENTS
CLAUSE    PAGE

-i-

-ii-

THIS RECEIVABLES PURCHASE AGREEMENT (this Agreement) was made on 16 June 2023 (and is amended and restated on 13 October 2023)
BETWEEN:
(1)PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Seller);
(2)ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act 2004) (the Purchaser);
(3)BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED, acting through its office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom (in its capacity as security agent for the Secured Creditors, the Security Agent which expression shall include such company and all other persons or companies for the time being acting as the security agent or security agents under the Security Documents);
(4)PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 (the Receivables Manager);
(5)AVEGA S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, Luxembourg having its registered office at 2, rue Edward Steichen, L-2540 Luxembourg and registered with the Luxembourg trade and companies register under number B123099 (the Back-Up Receivables Manager Facilitator); and
(6)ALPS PARTNERS (HOLDING) S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, with its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B276993 (the Class C Lender), each a Party and together the Parties.
WHEREAS: The Seller has agreed to offer to sell and the Purchaser has agreed to accept the Seller’s offer in respect of the Seller’s whole right, title, interest and benefit in and to the Receivables and any Related Rights (without notice of such sale and purchase being given to Borrowers prior to the occurrence of a Notification Event) for the consideration and upon the terms and subject to the conditions of this Agreement.

IT IS HEREBY AGREED as follows:
1.Definitions and Interpretation
1.1Capitalised terms used but not otherwise defined in this Agreement shall have the meanings given in Schedule 22 (Definitions), except so far as the context requires otherwise.
1.2In this Agreement unless the context otherwise requires:
(a)references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);
(b)references to a paragraph, Clause or Schedule shall refer to those of this Agreement unless stated otherwise;
(c)headings do not affect the interpretation of this Agreement;
(d)the singular shall include the plural and vice versa; and references to one gender include all genders;
(e)any reference in this Agreement to a time and/or day shall be to such time and/or day in (i) Central European Time in respect of the EU Receivables and (ii) Greenwich Mean Time in respect of the UK Receivables;
(f)subject to Clause 1.3, references to any English law legal term or concept shall, in respect of any jurisdiction other than England and Wales, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;
(g)any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
(h)[* * *]
(i)any indemnity or covenant to pay (for the purposes of this paragraph (i), a Payment Obligation) being given on an “after-Tax basis” means that the amount payable pursuant to such Payment Obligation (for the purposes of this paragraph (i), the Payment) shall be calculated in such a manner as will ensure that, after taking into account:
(i)any Tax required to be deducted or withheld from the Payment;
(ii)the amount and timing of any additional Tax which becomes payable by the recipient of the Payment as a result of the Payment being subject to Tax in the hands of the recipient; and
(iii)the amount and timing of any Tax benefit or Relief from Tax which is or will be obtained by the recipient of the Payment to the extent that such Tax benefit or Relief is attributable to the matter giving rise to the Payment Obligation or to any Tax taken into account in sub-paragraphs (i) and (ii) above, the recipient of the Payment is in the same Tax position as that in which it would have been if the matter giving rise to the Payment Obligation had not occurred.
1.3Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made (before or after the date of this Agreement) under that enactment, as amended, consolidated or re-enacted as described at (i) or (ii) above, except to the extent that any of the matters referred to in (i) to (iii) occurs after the date of this Agreement and increases or alters the liability of the Seller or the Purchaser under this Agreement.
1.4The Schedules comprise schedules to this Agreement and form part of this Agreement.
1.5Where there is any inconsistency between the definitions set out in Schedule 22 (Definitions) and the definitions set out in any Clause or any other Schedule, then, for the purposes of construing such Clause or Schedule, the definitions set out in such Clause or Schedule shall prevail.
1.6Luxembourg terms
In this Agreement, where it relates to a person incorporated or having its “centre of main interests” (as that term issued in Article 3(1) of the Insolvency Regulation) in Luxembourg, a reference to:
(a)a winding-up, liquidation, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, court-ordered liquidation/dissolution (liquidation/dissolution judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), appointment of a provisional administrator (administrateur provisoire) or a recipient (séquestre), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally (including without limitation any “insolvency proceedings” within the meaning of the Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended);
(b)constitutional documents includes the up to date articles of association (statuts) or the articles of incorporation of that person, as appropriate;
(c)an agent includes, without limitation, a “mandataire”;
(d)a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrator receiver, administrator or similar officer includes any:
(i)juge-commissaire or insolvency receiver (curateur) appointed under the Luxembourg Commercial Code;

(ii)liquidateur appointed under Articles 1100-1 to 1100-15 (inclusive) of the Luxembourg Companies Act;
(iii)juge-commissaire or liquidateur appointed under Article 1200-1 of the Luxembourg Companies Act;
(iv)commissaire appointed under the Grand-Ducal decree of 24 May 1935 on the controlled management regime or under Articles 593 to 614 (inclusive) of the Luxembourg Commercial Code; and
(v)juge délégué appointed under the Luxembourg act of 14 April 1886 on the composition to avoid bankruptcy, as amended;
(e)a manager or director includes a gérant or an administrateur; and
(f)a person being unable to pay its debts or admitting to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) and having lost its commercial creditworthiness (ébranlement de crédit).
2.Agreement for Sale and Purchase of the Receivables
2.1On the terms and subject to the conditions of this Agreement and provided that the requirements of Clause 4.1 have been satisfied by each of the Seller and the Purchaser, the Seller may offer to sell and assign to the Purchaser all of the right, title and interest (present or future) in, and to, Receivables (and their Related Rights) owned by it from time to time by delivering a Sale Notice to the Purchaser from time to time, and the Purchaser shall be obliged to accept each such offer, and to purchase and accept the assignment of all such right, title and interest, provided that the Purchase Conditions are satisfied as at the applicable Sale Notice Date or waived by the Purchaser and provided further that the Seller may only offer to sell and assign, and the Purchaser shall only be obliged to accept such offer in respect of [* * *]. No notice of any such sale and purchase shall be given to Borrowers save in the circumstances set out in Clause 8 (Notification of Sales).
2.1A.    The Seller shall on each Sale Notice Date deliver to the Purchaser and the Class C Lender at or before the delivery of each Sale Notice (i) the daily report referred to in Clause 7.1A.(a) of the Receivables Management Agreement due on such date and (ii) the weekly report referred to in Clause 7.1A.(c) of the Receivables Management Agreement setting out Portfolio data as at close of business as recorded in the System on the last Business Day of the prior calendar week.
2.2Up to but excluding the date specified in the Switch Notice (which the Seller is entitled to deliver pursuant to Clause 2.5), the Parties agree that the SND Title Transfer Option will apply to all sales of Receivables, save for any Further Disbursements (in relation to which, Clause 2.14 shall apply). Pursuant to the SND Title Transfer Option,
(a)delivery of each Sale Notice from the Seller to the Purchaser on the relevant Sale Notice Date constitutes confirmation by the Seller that each Purchase Condition (other than the Purchase Condition set out in Clause 2.6(f)) is satisfied on the relevant Sale Notice Date in respect of the Receivables set out in such Sale Notice as such Receivables may be updated and amended by the related Confirmation Notice;
(b)on the terms and subject to the conditions of this Agreement, the Seller hereby agrees to sell and the Purchaser hereby agrees to purchase and accept the purchase of the Receivables specified in such Sale Notice upon delivery of each such Sale Notice, (it being agreed by the Parties that out of such Receivables set out in a Sale Notice, the Purchaser will acquire only those Receivables subsequently specified in the related Confirmation Notice determined in accordance with Clause 2.3);
(c)all right, title and interest in and to each Receivable specified in such Sale Notice (as the same is updated and amended by the related Confirmation Notice) shall be transferred, together with all Related Rights in relation to such Receivable, from the Seller to the Purchaser at the relevant Sale Time for such Receivable;
(d)the Seller shall deliver a Confirmation Notice to the Purchaser no later than two Business Days following the latest Sale Time for such Receivables specified in the relevant Sale Notice; and
(e)payment of the Purchase Price for those Receivables identified in the Confirmation Notice shall be made by the Purchaser to the Seller on the related Payment Date.
2.3Pursuant to the SND Title Transfer Option, the Purchaser agrees that (i) the Seller will modify the list of Receivables specified in a Sale Notice so as to amend the balance of the Receivables specified to reflect the balance in the System as at the applicable Sale Time or to remove from a list those Receivables in relation to which one or more of the Purchase Conditions were no longer satisfied as at the Sale Time in respect of the relevant Receivables, and (ii) the final list of Receivables transferred to the Purchaser at the Sale Time shall be evidenced by the Confirmation Notice delivered by the Seller no later than [* * *] Business Days following the latest Sale Time for the Receivables specified in the relevant Sale Notice. For the avoidance of doubt, the Seller shall not be permitted to add new Receivables to the Confirmation Notice which were not previously included in the related Sale Notice.
2.4With effect from the date specified in the Switch Notice, the Parties agree and acknowledge that the Settlement Date Title Transfer Option will apply to all further sales of Receivables, save for any Further Disbursements (in relation to which, Clause 2.14 shall apply). Pursuant to the Settlement Date Title Transfer Option,
(a)delivery of each Sale Notice from the Seller to the Purchaser constitutes confirmation by the Seller that each Purchase Condition (other than the Purchase Condition set out in Clause 2.6(f)) is satisfied on the relevant Sale Notice Date in respect of the Receivables set out in such Sale Notice;
(b)on the terms and subject to the conditions of this Agreement, the Seller hereby agrees to sell and the Purchaser hereby agrees to purchase and accept the purchase of the Receivables specified in a Sale Notice on the applicable Payment Date; and

(c)all right, title and interest in and to each Receivable, together with all Related Rights in relation to such Receivable, to be sold by the Seller to the Purchaser will be transferred to the Purchaser immediately upon receipt by the Seller of the applicable Purchase Price in full (provided that it is agreed that such transfer will only be required to be reflected in the System as soon as is reasonably practicable after the receipt by the Seller of the applicable Purchase Price).
2.5The Seller shall deliver the Switch Notice to the Purchaser at least [* * *] days prior to the Sale Notice Date on which the Seller wishes the Settlement Date Title Transfer Option to apply to all future sales of Receivables (save for any Further Disbursements (in relation to which, Clause 2.14 shall apply)) to the Purchaser.
2.6At the Sale Time in respect of a Receivable set out in a Sale Notice (save for any Further Disbursements (in relation to which, Clause 2.14 shall apply)), the Purchaser’s acceptance to purchase such Receivable is conditional on all of the following conditions (the Purchase Conditions) being satisfied or waived by the Purchaser in relation to such Receivable:
(a)the relevant Sale Notice Date is within the Commitment Period;
(b)the Repeating Representations are true in all respects as at the Sale Notice Date and will be true in all respects as at the Title Transfer Date (in respect of the Settlement Date Title Transfer Option);
(c)the Seller is not in material breach of its obligations under this Agreement as at the Sale Notice Date and (in respect of the Settlement Date Title Transfer Option) will not be in material breach of its obligations under this Agreement as at the Title Transfer Date, in each case which (in the case only of a material breach caused by an error or omission of an administrative, personnel, system, technical or operational nature) has not been remedied within ten Business Days;
(d)in relation to Receivables to be added to the Portfolio (i) which are specified in a Sale Notice other than in respect of Receivables which are specified in a Sale Notice [* * *], the Concentration Limits in respect of the portfolio of those Receivables set out in such Sale Notice (each a Sale Notice Portfolio) and the Portfolio (taking into account the addition of the Sale Notice Portfolio) are satisfied as at the relevant Sale Notice Date applicable to such Receivables and (ii) which are specified in a Sale Notice [* * *], the concentration limits set out in Part A of Schedule 16 (Concentration Limits) and in paragraphs 7 and 8 of Part C of Schedule 16 (Concentration Limits) in respect of the Sale Notice Portfolio are satisfied [* * *];
(e)in relation to Receivables to be added to the Portfolio which are specified in a Sale Notice, the aggregate of:
(i)in respect of Receivables arising from Loan Agreements which are fully disbursed as at the relevant Sale Notice Date, the aggregate of the Euro Equivalent Principal Balance of such Receivables (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Sale Notice setting out such Receivables; and
(ii)in respect of Receivables arising from Loan Agreements which are not fully disbursed as at the relevant Sale Notice Date, the aggregate of the Euro Equivalent Original Commitment Amount (less the amount of any repayments which the Borrower has made in accordance with the Loan Agreement) of such Receivables (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Sale Notice setting out such Receivables, is less than or equal to the Available Commitment as at the Sale Notice Date;
(f)the Purchaser having funds available to it for the payment of the Purchase Price in accordance with the Transaction Documents on the Payment Date when payment of such Purchase Price is due;
(g)the Receivable does not have a zero balance or an arrears balance immediately prior to its proposed Sale Time; and
(h)the Receivable is not flagged as involving confirmed fraudulent activity immediately prior to its proposed Sale Time.
2.7At all times subject to the rights of the Seller to terminate the Commitment Period under Clause 12 (Termination Events) of this Agreement, prior to the date specified in the Switch Notice, if the Purchase Price payable by the Purchaser on a Payment Date is not paid in full by it within [* * *] Business Days of the relevant Confirmation Notice Date, the Seller shall be entitled, which the Purchaser expressly accepts, to unwind the transfer of the right, title and interest in and to the Receivables (save for any Further Disbursements, in relation to which, Clause 2.15 shall apply) in respect of which the Purchase Price has not been paid from the Purchaser to the Seller and the Purchaser acknowledges that no amount is payable by the Seller in connection with such transfer back to it of such right, title and interest in and to such Receivables (such retransfer to be effected by the Seller by delivering a notice to the Purchaser, with such retransfer to take effect and becoming effective between the Parties and, to the extent applicable under the law of the Relevant Jurisdiction, against third parties on the fifth Business Day after the relevant Confirmation Notice Date). If any Collections relating to the Receivables for which the Purchase Price has not been paid in full have been transferred by the Seller to the Purchaser between the Sale Time in respect of a Receivable and such Business Day, the Purchaser shall be obliged to return such Collections to the Seller, and to satisfy the amount so owed by the Purchaser to the Seller, the Seller shall be entitled to set-off the amount of such Collections against the following (with the Seller’s obligation to account to the Purchaser for the following being reduced by a corresponding amount):
(a)any Collections otherwise due to be transferred to the Purchaser by the Seller; and/or
(b)any further Collections received by the Seller on any subsequent Business Day thereafter until the amount owed to the Seller is settled in full.

If the Purchase Price has been paid in part and the Seller unwinds the transfer, the Seller shall return such Purchase Price paid to the Purchaser, and to satisfy the amount so owed by the Seller to the Purchaser, the Purchaser shall be entitled to set-off the amount of such Purchase Price paid against any Collections due to be returned by the Purchaser to the Seller. For the avoidance of doubt, payment of the Purchase Price must not be paid in kind.
2.8Subject to Clauses 2.7 and 9.18, the Purchaser will obtain the right to receive all Collections in connection with the Receivables set out in the applicable Sale Notice and transferred to the Purchaser pursuant to Clause 2.2(c) or Clause 2.4(c) (as applicable) from the applicable Cut-Off Time save to the extent and until such Receivable has been repurchased by the Seller or has been the subject of an indemnity payment by the Seller in each case in accordance with Clause 9. The Purchaser shall pay on the relevant Payment Date the Purchase Price for any Receivables (i) specified by the Seller in a Confirmation Notice pursuant to the SND Title Transfer Option or (ii) offered by the Seller through a delivery of a Sale Notice pursuant to the Settlement Date Title Transfer Option, in accordance with Clause 5.2.
2.9The Seller agrees that, from and after the first Sale Notice Date during the Commitment Period:
(a)at any time when the Available Commitment is greater than Euro Equivalent [* * *], it will on each Sale Notice Date offer to sell all Eligible Receivables originated during the Commitment Period (and not previously sold to the Purchaser) to the Purchaser, in the amount necessary to enable the Available Commitment to be reduced to zero after giving effect to their purchase, or until all such offered Eligible Receivables are purchased by the Purchaser, whichever is the limiting condition provided that (i) the Seller shall not be required to make any offers to sell Receivables in the week commencing [* * *] and (ii) the Seller shall not be required to make an offer to sell a Receivable if the Purchase Price for such Receivable is calculated as zero or a negative amount; and
(b)at any time during the Commitment Period, it will not, and it will procure that none of its Affiliates shall, offer or agree to sell any Eligible Receivables to any party other than the Purchaser, provided that at any time, the Seller and/or any of its Affiliates shall be entitled to sell any Receivable to any other party where either: (i) such Receivable cannot be sold to the Purchaser at the relevant time under this Clause 2 because at that time such Receivable did not satisfy the Eligibility Criteria and any applicable Eligibility Criteria have not been agreed to be waived by both the Purchaser and the Seller (except that the Seller and the Purchaser agree that paragraphs (9) and (10) of the Eligibility Criteria cannot be waived or otherwise amended); (ii) the Seller is not permitted to sell such Receivable at such time to the Purchaser as a result of the Purchase Condition set out in Clause 2.6(d) and the Seller has requested a waiver of the applicable Concentration Limit(s) and such Concentration Limit(s) have not been waived within 15 Business Days of such request; or (iii) subject to Clause 2.10, the relevant Receivable cannot be sold to the Purchaser at such time as a result of the Purchase Condition set out in Clause 2.6(e) not being satisfied.
2.10[* * *]

2.11[* * *]
2.12It shall be a term of the sale of each of the Receivables and any Related Rights referred to in Clause 2.1 that the Seller shall sell and assign to the Purchaser all right, title, interest and benefit of the Seller (both present and future) in, to and under the relevant Receivables and any Related Rights (but without notice of such sale and purchase being given to Borrowers prior to the occurrence of a Notification Event), including for the avoidance of doubt:
(a)all sums of principal, interest or any other sum payable under such Receivables on or after or in respect of any period on or after the relevant Cut-Off Time and the right to demand, sue for, recover, receive and give receipts for all such sums;
(b)the benefit of and the right to sue on all covenants and undertakings in favour of the Seller in each such Receivable and any Related Rights and the right to exercise all powers of the Seller in relation to each such Receivable and any Related Rights;
(c)all arrears payable under or in connection with the relevant Receivable; and
(d)all net proceeds (after any applicable costs and expenses that are agreed may be deducted in accordance with the terms of the Receivables Management Agreement) from the enforcement of the relevant Receivables and any Related Rights, provided that (i) at no time prior to the provision of a Borrower Notice will identifiable Personal Data be transferred or otherwise made available to the Purchaser in respect of any Receivables or Borrowers thereunder; (ii) the benefit and/or the right to receive any interest accrued prior to the relevant Cut-Off Time shall not be transferred to the Purchaser in respect of any Receivables; and (iii) the benefit and/or the right to receive any NSF Fee applicable in respect of any Receivable shall not be transferred to the Purchaser.
2.13The Parties confirm that each sale of Receivables and any Related Rights in accordance with this Agreement is:
(a)intended to constitute a true sale of those Receivables and Related Rights and not a loan or a security arrangement for any obligation of the Seller; and
(b)to the knowledge of the Seller, not a transaction at an undervalue, a gratuitous alienation, a fraudulent conveyance, a voidable or unfair preference or the equivalent thereof under the insolvency laws of any jurisdiction.
The Purchaser shall be free to further dispose of any Purchased Receivables and Related Rights subject to (i) the Security Interests created by, and any restrictions to which it is subject under, the Security Documents; (ii) Clause 24.3 of this Agreement; and (iii) any other Transaction Document, provided always that the Purchaser and any subsequent purchaser or transferee of the Purchased Receivables undertakes and agrees that notice of any sale and purchase will not be given to Borrowers prior to the occurrence of a Notification Event.
2.14In respect of any Further Disbursement which is contemplated to be made in connection with any Loan Agreement in respect of which any Receivable is included in a Sale Notice before the end of the

Commitment Period, details of such Further Disbursement shall be included in the Sale Notice of the related Receivable. Upon any such Further Disbursement being advanced by the Seller, that Further Disbursement will be immediately sold and transferred to the Purchaser in accordance with the completion provisions set out in Clause 7.2 on the date on which such Further Disbursement is advanced by the Seller. Subject to Clause 2.16 and provided that the title to the Receivable to which such Further Disbursement relates has been transferred to the Purchaser, title to such Further Disbursement shall be transferred by the Seller to the Purchaser immediately upon such Further Disbursement being advanced by the Seller. The Seller shall deliver a Further Disbursement Confirmation Notice to the Purchaser no later than three Business Days after the applicable Sale Time evidencing the final amount of the Further Disbursement transferred to the Purchaser at such Sale Time.
2.15If:
(a)pursuant to the SND Title Transfer Option, (x) the Purchase Price payable by the Purchaser on a Payment Date in respect of any Receivables specified in a Sale Notice is not paid in full by it within [* * *] Business Days of the relevant Confirmation Notice Date, and (y) the Seller has elected to effect an unwind of the transfer of the right, title and interest in and to the Receivables in respect of which the Purchase Price has not been paid pursuant to Clause 2.7; and
(b)in the period between the relevant Sale Notice Date and the [* * *] Business Day after the relevant Confirmation Notice Date, Further Disbursements in connection with such Receivables specified in the relevant Sale Notice have arisen, payment for which has been made by way of netting in accordance with Clause 7.2, the Seller shall retransfer to the Purchaser an amount equal to any Purchase Price received in respect of such Further Disbursements. Title to such Further Disbursements shall be retransferred to the Seller (effected by the Seller delivering a notice to the Purchaser) on the date of delivery of such retransfer notice. To the extent any Collections relating to such Further Disbursements have been transferred by the Seller to the Purchaser during this period between the relevant Sale Notice Date and the date of delivery of the relevant retransfer notice, the Purchaser shall be obliged to return such Collections to the Seller, and to satisfy the amount so owed by the Purchaser to the Seller, the Seller shall be entitled to set-off the amount of such Collections against the following (with the Seller’s obligation to account to the Purchaser for the following being reduced by a corresponding amount):
(c)any Purchase Price received in respect of such Further Disbursements due to be retransferred to the Purchaser by the Seller;
(d)any Collections otherwise due to be transferred to the Purchaser by the Seller; and/or
(e)any further Collections received by the Seller on any subsequent Business Day thereafter until the amount owed to the Seller is settled in full.
2.16If, pursuant to the Settlement Date Title Transfer Option, in the period between the date of delivery of a Sale Notice and the [* * *] Business Day after the relevant Sale Notice Date during which title for the relevant Receivables specified in such Sale Notice has not been transferred, Further Disbursements related to such Receivables specified in the relevant Sale Notice have arisen, title to such Further Disbursements shall only transfer on the Settlement Date of the related Receivable included in such relevant Sale Notice.
2.17Each Receivable (and its Related Rights) shall be sold subject to and in accordance with the terms and subject to the conditions of this Agreement and the Relevant Local Schedule for such Receivable. In the event of any conflict between the terms of this Agreement and the Relevant Local Schedule, the terms of the Relevant Local Schedule shall prevail.

2.17A.    For the avoidance of doubt the provisions of this Clause 2 (and not the provisions of Schedule 3 (Sale and Settlement of Back-Book Receivables) shall apply to any offer to sell [* * *]. No later than [* * *] Business Days (or such shorter period as the Seller and the Class C Lender may agree) prior to the first [* * *], the Seller shall deliver to the Class C Lender an estimate of the aggregate size of the total portfolio of [* * *] to be offered for sale on [* * *] in EUR and GBP.
2.18Funding Availability
(a)The Purchaser undertakes to deliver Utilisation Requests under the Class A Facility Agreement, the Class B Facility Agreement and the Class C Facility Agreement, and to take reasonable steps to satisfy any conditions precedent to utilisation set out therein which are within its control during the Commitment Period and to provide to the Seller such information as the Seller may reasonably request in relation to its exercise of such rights.
(b)[* * *]
(c)[* * *]
3.Agreement for Sale and Purchase of the Back-Book Receivables
3.1The Seller agrees to sell and the Purchaser agrees to purchase all of the right, title and interest (present or future) in, and to, the Back-Book Receivables (and all Related Rights) in accordance with the terms and conditions of Schedule 3 (Sale and Settlement of Back-Book Receivables).
3.2For the avoidance of doubt, the terms and conditions of this Agreement shall apply in respect of the Back-Book Receivables other than the provisions in Clauses 2 (Agreement for Sale and Purchase of the Receivables), 5 (Consideration), 7 (Completion), 9.1 and 9.2 each of which shall not apply in respect of any sale of Back-Book Receivables, to which the terms of Schedule 3 (Sale and Settlement of Back-Book Receivables) shall apply.
4.Conditions Precedent
4.1On or before the first Back-Book Sale Date:
(a)unless waived by the Purchaser in writing, the Seller shall deliver the items set out in Part A of Schedule 1 (Seller Initial Conditions Precedent) to the Purchaser in form and substance satisfactory to the Purchaser; and

(b)unless waived by the Seller in writing, the Purchaser shall deliver the items set out in Part B of Schedule 1 (Purchaser Initial Conditions Precedent) to the Seller in form and substance satisfactory to the Seller.
4.2Each of the Seller and the Purchaser agree that they shall use reasonable endeavours to deliver the items to be delivered by them set out in Schedule 1 (Initial Conditions Precedent) prior to the Long-Stop Date and to the extent that any item set out in Schedule 1 to be delivered to a Party is required to be to the satisfaction of that Party, confirmation of such satisfaction by such Party shall not be unreasonably withheld or delayed.
4.3The Seller shall notify the Purchaser as soon as is reasonably practicable after it has either received to its satisfaction or waived each of the items set out in Part B of Schedule 1 (Purchaser Initial Conditions Precedent).
4.4The Purchaser shall notify the Seller as soon as is reasonably practicable after it has either received to its satisfaction or waived each of the items set out in Part A of Schedule 1 (Seller Initial Conditions Precedent).
5.Consideration
5.1The consideration to be provided by the Purchaser to the Seller for the sale and assignment of each Receivable together with its Related Rights will consist of the Purchase Price payable in respect of such Receivables set out in the relevant (i) Confirmation Notice pursuant to the SND Title Transfer Option or (ii) Sale Notice pursuant to the Settlement Date Title Transfer Option. In addition, the Purchaser shall pay Deferred Purchase Price to the Seller in accordance with Clause 5.3.
5.2The Purchase Price in respect of:
(a)Receivables which are included in a Confirmation Notice pursuant to the SND Title Transfer Option, is due and payable [* * *] Business Day after the date of delivery of such Confirmation Notice if the related Sale Notice is delivered prior to [* * *] (or such later time as may be agreed between the Seller and the Class C Lender) [* * *];
(b)Receivables which are included in a Confirmation Notice pursuant to the SND Title Transfer Option, is due and payable [* * *] Business Days after the date of delivery of such Confirmation Notice if the related Sale Notice is delivered after [* * *] (or such later time as may be agreed between the Seller and the Class C Lender) [* * *];
(c)Receivables which are included in a Sale Notice pursuant to the Settlement Date Title Transfer Option, is due and payable [* * *] Business Days after the date of delivery of such Sale Notice if such Sale Notice is delivered prior to [* * *] (or such later time as may be agreed between the Seller and the Class C Lender) [* * *];
(d)Receivables which are included in a Sale Notice pursuant to the Settlement Date Title Transfer Option, is due and payable [* * *] Business Days after the date of delivery of such Sale Notice if such Sale Notice is delivered after [* * *] (or such later time as may be agreed between the Seller and the Class C Lender) [* * *];

(e)Receivables which are included in a Further Disbursement Confirmation Notice (save for any such Receivable specified in sub-clause (f) below), is due and payable on the date of such Further Disbursement Confirmation Notice; and
(f)Receivables which are included in a Further Disbursement Confirmation Notice and arise in connection with a Receivable included in a Sale Notice for which title has not yet transferred to the Purchaser, is due and payable on the Settlement Date of the related Receivable included in such relevant Sale Notice
(each such date as applicable, the Payment Date).
5.3    The Purchaser shall on each Monthly Settlement Date pay to the Seller the Deferred Purchase Price calculated in respect of the Reporting Period ending on the second Monthly Reporting Date prior to such Monthly Settlement Date. Notification of the amount payable in respect of Deferred Purchase Price for a particular Reporting Period shall be made to the Purchaser on the Monthly Reporting Date relating to such Reporting Period. Payment of amounts of Deferred Purchase Price then payable shall be satisfied by way of set-off against the Collections Sweep Payments which otherwise are required to be made to the Purchaser at that time or if any Collection Sweep Payments to be made on such day are insufficient to be applied and set-off so as to satisfy such payment in full, any non-payment in full of Deferred Purchase Price shall not constitute a failure to pay for the purposes of Clause 12.1(b) and the Seller may satisfy any unpaid Deferred Purchase Price by applying the Collections Sweep payment on the next following Business Day and thereafter until the relevant amount of Deferred Purchase Price is settled in full. The Deferred Purchase Price for a Reporting Period shall be an amount equal to [* * *] of the Post-Charge Off Receipts received by the Receivables Manager during such Reporting Period.
6.Asset Model
6.1[* * *]
6.2[* * *]
6.3[* * *] in respect of any changes to the Asset Model, the Seller agrees to:
(a)consult with the Purchaser in advance of making any such changes;
(b)provide the Purchaser with details of any proposed changes to the inputs of the Asset Model at least 10 Business Days prior to implementation of such changes;
(c)provide the Purchaser with details of any other proposed changes to the Asset Model at least 30 days prior to implementation of such changes; and
(d)consider comments from the Purchaser in good faith and inform the Purchaser where any such comments will not be taken into account, and the Parties agree to cooperate in good faith to agree such changes to the Asset Model as the Parties may agree.
6.4[* * *]

6.5In the case of any discrepancy to the Asset Model, the Parties agree to consult with each other and negotiate in good faith to reconcile and resolve such discrepancy.
7.Completion
7.1In respect of Receivables which are included in a Sale Notice (and confirmed in the related Confirmation Notice pursuant to the SND Title Transfer Option), the Purchaser shall pay the Purchase Price for all Receivables on the Payment Date specified in the Sale Notice corresponding to such Receivables in accordance with Clause 5 (Consideration).
7.2In respect of Further Disbursements which are included in a Further Disbursement Confirmation Notice, the relevant Purchase Price shall be due and payable by the Purchaser to the Seller on the relevant Payment Date, and to satisfy the amount so owed by the Purchaser to the Seller, the Seller shall be entitled to set-off the amount of such Purchase Price against any Collections Sweep Payment (whether before or after the end of the Commitment Period) due to be made by the Receivables Manager under the Receivables Management Agreement in the same currency on such day (with the Receivables Manager’s obligation to account to the Purchaser for such Collections Sweep Payment being reduced by a corresponding amount). To the extent the amount of any Collections Sweep Payment due to be made on such day is insufficient to be applied and set-off so as to settle the relevant Purchase Price in full, any non-payment in full of the Purchase Price for such Further Disbursements shall not constitute a failure to pay for the purposes of Clause 12.1(b) and the Seller may satisfy any unpaid Purchase Price by applying the Collections Sweep Payment on the next following Business Day and thereafter until the Purchase Price is settled in full.
7.3Completion of the transfer of the title to each Receivable and any Related Rights shall take place at the Sale Time for such Receivable.
7.4With effect from the Sale Time for each Receivable:
(a)the Seller will account to the Purchaser for all sums received by the Seller after the relevant Cut-Off Time applicable to such Receivable which belong to the Purchaser (including, without limitation, any sums received from any Borrower) under or in respect of the Receivables which were sold and transferred to the Purchaser at any Sale Time and the Seller will hold the same on trust for the Purchaser as trustee pending such amounts being paid to the Purchaser or being applied in satisfaction of any amounts of the Purchase Price due from the Purchaser; and
(b)the Purchaser shall hold all Third Party Amounts received by it on trust for the Seller or such other third party beneficial owner of such sums, as the case may be.
7.5With effect from each Sale Time, the Seller shall continue to observe and perform, or procure the observance and performance of, any obligation to the Borrowers in respect of any Receivable and any Related Rights transferred at such Sale Time in accordance with their terms.
7.6In respect of Purchased Receivables which are included in any Sale Notice, the Class C Lender (acting on behalf of the Purchaser) may arrange for the Purchaser to enter into a Forward Rate Agreement Transaction at or around [* * *] on the related Sale Notice Date (or in the case of Purchased Receivables included in a Back-Book Sale Notice on the Business Day following the applicable Back-

Book Sale Notice Date) in order to hedge the interest rate risk in respect of such Purchased Receivables.
7.7In respect of Purchased Receivables which are included in a Sale Notice and transferred to the Purchaser pursuant to the SND Title Transfer Option or which are included in a Back-Book Sale Notice, the Class C Lender (or such other entity as it may appoint from time to time, in each case acting on behalf of the Purchaser) may arrange for the Purchaser to partially unwind any Forward Rate Agreement Transaction or enter into an offsetting Forward Rate Agreement Transaction (a Hedge Adjustment) at or around [* * *] on the related Confirmation Notice Date (or if the Confirmation Notice is received later than [* * *] on a Confirmation Notice Date or if a Confirmation Notice Date is not a Business Day, at or around [* * *] on the Business Day immediately following the Confirmation Notice Date), or in the case of Purchased Receivables which are included in a Back-Book Sale Notice on the date on which the related Back-Book Confirmation Notice is delivered (or if the related Back-Book Confirmation Notice is received later than [* * *] on its date of delivery or if its date of delivery is not a Business Day, at or around [* * *] on the Business Day immediately following the date of delivery of such Back-Book Confirmation Notice), in each case in order to adjust the interest rate hedging arrangements to allow for any difference between (i) the loan balances of the Receivables proposed to be transferred to the Purchaser which are listed in such Sale Notice or Back-Book Sale Notice, and (ii) the loan balances of the Receivables actually transferred to the Purchaser which are listed in the related Confirmation Notice.
7.8[* * *]
8.Notification of Sales
8.1In this Agreement, Notification Event means any of the following:
(a)the Seller being required by a court of competent jurisdiction, or by a change in law occurring after the Closing Date, or by a regulatory authority or organisation whose members include consumer or other unsecured lenders of which the Seller is a member or with whom it is customary for the Seller to comply, to notify the relevant Borrower of the transfer of any Receivables and Related Rights in favour of the Purchaser;
(b)the Receivables comprising the Portfolio or any material part thereof being in danger of being seized or sold under any form of distress, diligence, attachment, execution or other legal process or otherwise in jeopardy and it being necessary to notify the relevant Borrower of the transfer of the Receivables and Related Rights in favour of the Purchaser in order to materially reduce such danger or jeopardy;
(c)notice in writing from the Seller to the Purchaser (with a copy to the Security Agent) requesting notification to a Borrower of the transfer of any of the Receivables and Related Rights;
(d)the occurrence of an Insolvency Event in relation to the Seller or 3PL or PPHI (including without limitation the taking of any action for the appointment of any receiver, administrator or liquidator of the Seller or 3PL or PPHI);

(e)default is made by the Seller in the performance or observance of any of its material covenants and obligations under this Agreement or any other Transaction Document to which it is a party, which is in the reasonable opinion of the Purchaser (prior to the delivery of an Enforcement Notice) or in the reasonable opinion of the Security Agent (after the delivery of an Enforcement Notice), material, and such default continues unremedied for a period of 15 Business Days after the earlier of the Seller becoming aware of such default and receipt by the Seller of written notice from the Purchaser or (following delivery of an Enforcement Notice) the Security Agent, as appropriate, requiring the same to be remedied;
(f)the occurrence of a Receivables Manager Termination Event;
(g)the occurrence of a Receivables Manager Resignation Event; or
(h)it becoming required by mandatory provisions of law to do any or all of the other acts referred to in this Clause 8, provided that where the circumstances listed in any of Clause 8.1(a), (c) or (h) occur only in respect of a particular Receivable or where the circumstances listed in any of Clause 8.1(a), (b), (c), (f), (g) or (h) in respect of Receivables in a particular Relevant Jurisdiction, a Notification Event will only occur for the purposes of the Transaction Documents in respect of that Receivable or Receivables owned by Borrowers in that Relevant Jurisdiction and accordingly, for the avoidance of doubt, no notice of assignment, or of its interest in, any Receivable or Related Rights owed by another Borrower or by Borrowers in another Relevant Jurisdiction (as the case may be) shall be required or permitted to be given under the terms of this Clause 8 unless a Notification Event has occurred in that other Relevant Jurisdiction.
8.2Each of the Purchaser, the Security Agent, the Seller and the Receivables Manager agrees that:
(a)subject to Clause 8.2(b), the Seller (whether in its capacity as Seller or as Receivables Manager) is not required to give any formal notice of the assignment of, or of its interest in, any Receivable or any Related Rights whether to any Borrower or to any other person at any time prior to the occurrence of a Notification Event, and following a Notification Event unless instructed to do so by the Purchaser or the Security Agent (as applicable);
(b)if the Seller is required by a court of competent jurisdiction, or by a change in law occurring after the Closing Date, or by a regulatory authority or by an organisation whose members include consumer or other unsecured lenders of which the Seller is a member or with whom it is customary for the Seller to comply, to give notice of the assignment of, or of its interest in, any Receivable or any Related Rights, the Seller must notify the Borrower of that Receivable, court, regulatory authority and/or organisation of the transfer of that Receivable and Related Rights to the Purchaser;
(c)neither the Purchaser nor the Security Agent is permitted to give any notice of the assignment of, or of its interest in, any Receivable or any Related Rights whether to the Borrower of that Receivable or to any other person prior to the occurrence of a Notification Event; and

(d)at no time prior to a Borrower Notice will Personal Data in respect of any Borrowers be requested to be shared by the Seller or the Receivables Manager (or any outsourced service providers thereof) with the Purchaser or the Security Agent.
8.3At any time whilst a Notification Event has occurred and is continuing, the Purchaser (prior to service of an Enforcement Notice) or the Purchaser acting on the instructions of the Security Agent (following service of an Enforcement Notice) may (but shall not be under any obligation to) provide, or may procure the Receivables Manager or any other receivables managing party it has engaged to provide, formal notice to (i) all of the Borrowers in the case of a Notification Event as listed in Clauses 8.1(b), 8.1(d), 8.1(e) or 8.1(f); or (ii) the Borrowers in any Relevant Jurisdiction affected by a Notification Event as listed in Clauses 8.1(a), 8.1(c) or 8.1(h) of the sale of the outstanding Receivables to the Purchaser. The fees and expenses of such notification shall be borne by the Seller.
8.4The Seller undertakes to the Purchaser and the Security Agent that, for so long as a Borrower Notice has not been given, the Seller will lend its name to, and take such other steps as may reasonably be required by the Purchaser or (as applicable) the Purchaser acting on the instructions of the Security Agent in relation to, any legal proceedings in respect of the Receivables and their Related Rights in accordance with any applicable law or regulation.
8.5Subject to Clause 8.6 (Undertakings of the Seller), upon being required to do so by the Security Agent (following the service of an Enforcement Notice) pursuant to and at all times in accordance with this Clause 8, the Purchaser shall do all or any of the acts, matters or things referred to in this Clause 8, and undertakes not to take any action that would result in the notification to any Borrower of the transfer of the Receivables and their Related Rights to the Purchaser except as provided in this Agreement and pursuant to and in accordance with this Clause 8 and Clause 27 (Data Protection).
8.6Undertakings of the Seller
(a)Following a Notification Event, the Seller undertakes in respect of each Receivable then forming part of the Portfolio and in respect of which a Notification Event applies, that it will, at its own expense upon receipt of a request from the Purchaser or the Security Agent thereof in writing, do and complete all such acts and execute any necessary agreements and documents as may reasonably be requested by the Purchaser or the Security Agent to give notice to the relevant Borrower of the transfer of such Receivables to the Purchaser. To the extent any of the Receivables then forming part of the Portfolio are Spanish Receivables, following the Security Agent’s request, a reference to the creation of Security Document consisting of pledge over Spanish Receivables will be included in the Borrower Notice, as provided for in Part A of Schedule 9 (Provisions relating to Sale of Spanish Receivables).
(b)The Seller undertakes to the Purchaser and the Security Agent:
(i)if after the relevant Settlement Date it receives written notice of any litigation or claim calling into question in any material respect the Seller’s or the Purchaser’s title to any Receivable or the right to payment thereunder or the validity, collectability or enforceability of any Receivable, or if it receives after the relevant Settlement Date written notice of any judgment which would have a material adverse effect on the

Seller’s or the Purchaser’s title to any Receivable or the right to payment thereunder, or if it becomes aware of any material breach of any of its undertakings and other obligations under this Agreement to notify the Purchaser and the Security Agent of such notice on or before the next Monthly Reporting Date (or the following Monthly Reporting Date if such notice is received within 15 Business Days of the next Monthly Reporting Date); and
(ii)if reasonably required so to do by the Purchaser or the Security Agent, and at the Purchaser’s expense, to participate or join in any legal proceedings to the extent necessary in defending or contesting any litigation calling into question in any way the Purchaser’s title to any Receivable.
(c)The Seller agrees that it will not act or omit to act in any way which:
(i)would adversely affect in any material respect the position of the Purchaser or its creditors in relation to the Receivables forming part of the Portfolio from time to time after their respective Sale Time; or
(ii)would constitute a breach in any material respect of the Seller’s obligations under the related Loan Agreements, unless in each case such act, omission or amendment is necessary in order for the Seller to comply with applicable law, regulation, decree or other ordinance issued by any governmental, state or other authority having jurisdiction over it.
(d)The Seller shall ensure that all Loan Agreements and documents in respect of the origination of the Loan Agreements relating to Receivables comply with all applicable laws, regulation, decree, other ordinance and Authorisations required in the Relevant Jurisdiction and in Luxembourg to the extent that any non-compliance would have a material adverse effect on the validity, enforceability or collectability of Receivables forming part of the Portfolio.
9.Representations, Loan Warranties, Repurchase and Anti-dilution Obligations
9.1Seller Representations and Loan Warranties
The Seller:
(a)on each Sale Notice Date, in relation to each Receivable and any Related Rights purchased by the Purchaser at the related Sale Time, gives representations and warranties in the form set out in Part A of Schedule 2 (Loan Warranties) (such warranties, the Loan Warranties) to the Purchaser and the Security Agent as at the Sale Notice Date;
(b)on the date of this Agreement, makes representations and warranties in the form set out in Part B of Schedule 2 (Seller Representations) to the Purchaser and the Security Agent;
(c)on each Title Transfer Date, makes representations and warranties in the form set out in Part B of Schedule 2 (Seller Representations) to the Purchaser and the Security Agent as at each such date; and

(d)on each Monthly Reporting Date, makes representations and warranties in the form set out in Part B of Schedule 2 (Seller Representations) to the Purchaser and the Security Agent.
9.2Purchaser Representations
The Purchaser:
(a)on each Title Transfer Date, makes representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Seller and the Security Agent as at each such date;
(b)on the date of this Agreement, makes representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Seller and the Security Agent;
(c)on each Repurchase Date, makes representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Seller and the Security Agent as at such date; and
(d)on each Monthly Reporting Date, makes representations and warranties in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Seller and the Security Agent.
9.3Each of the Seller and the Purchaser acknowledges that the representations and warranties specified in Clauses 9.1 (Seller Representations and Loan Warranties) and 9.2 (Purchaser Representations) are made with a view to inducing the Seller, the Purchaser and the Security Agent to enter into this Agreement and that the Seller, the Purchaser and the Security Agent have entered into this Agreement, inter alia, in reliance thereon and have relied upon the representations and warranties, save to the extent Disclosed against in the Disclosure Letter. The Seller, the Purchaser and the Security Agent acknowledge that they have not entered into this Agreement in reliance upon any representation, warranty or undertaking other than those set out in this Agreement or upon any other enquiry, investigation or search whatsoever.
9.4The Purchaser acknowledges to the Seller that it is a sophisticated purchaser with respect to the transaction contemplated by this Agreement and has such information as it deems appropriate under the circumstances (however obtained) to make an informed decision regarding such transaction. The Purchaser hereby agrees that it has independently made its own analysis and decision to enter into such transaction, based on such information as it has deemed appropriate under the circumstances, and without reliance on any other party (except for reliance, in the case of the Purchaser, on any express representation or warranty made by the Seller in this Agreement).
9.5Breach of Loan Warranties
Subject to Clause 9.7, in respect of any breach of any Loan Warranty as at the date specified in Clause 9.1 (Seller Representations and Loan Warranties) (save for any breach of a Loan Warranty arising as a result of confirmed Borrower fraud which is separately provided for in Clause 9.15) where the sum of the (i) aggregate Purchase Price of any affected Receivables (including the aggregate Purchase Price of Receivables affected by a breach of Loan Warranty which may have already been repurchased in previous years), and (ii) any Indemnified Amounts (as defined in the Receivables

Management Agreement) owing by the Receivables Manager to the Purchaser under clause 17 of the Receivables Management Agreement (or which have previously been paid by the Receivables Manager under such clause), is less than or equal to the then applicable Threshold Amount (determined as at the time of each relevant breach), the Seller shall notify the Purchaser and the Security Agent of any actual breach of a Loan Warranty (i) if the breach is not capable of remedy, on or before the next Monthly Reporting Date after the Seller becomes aware of such breach; or (ii) if the breach is capable of remedy and such breach has not been remedied within 90 calendar days of the Seller becoming aware of such breach, on or before the next Monthly Reporting Date following the date falling 90 calendar days after date on which the Seller becomes aware of such breach.
9.6For so long as the aggregate Purchase Price of Receivables affected by a breach of any Loan Warranty (other than a breach of a Loan Warranty arising as a result of any confirmed Borrower fraud) when aggregated with any Indemnified Amounts (as defined in the Receivables Management Agreement) owing by the Receivables Manager to the Purchaser under Clause 17 of the Receivables Management Agreement does not exceed the then applicable Threshold Amount (determined as at the time of each relevant breach), the Seller shall not be required to indemnify the Purchaser in respect of such breaches or repurchase any affected Receivables.
9.7The Seller shall only be obliged to indemnify the Purchaser in respect of, or repurchase, any Receivable affected by a breach of Loan Warranty if such breach of Loan Warranty is identified prior to the date falling 12 months after the latest scheduled Payment Date of any Purchased Receivable.
9.8In respect of each of the Loan Warranties at paragraphs 3, 6(a), 7, and 16 of Part A of Schedule 2 (Loan Warranties) given in respect of a Receivable, no breach of such Loan Warranty shall occur (and, for the avoidance of doubt, the Seller shall not be obliged to notify of any such breach or indemnify for, or repurchase, any affected Receivable) unless (i) the relevant Loan Warranty was not correct as at the date on which such Loan Warranty was made and (ii) such incorrectness has, or is reasonably likely to have, an adverse effect on the value of such Receivable, taking into account the likelihood of recoverability of that Receivable.
9.9In respect of the Loan Warranty at paragraph 19 of Part A of Schedule 2 (Loan Warranties), a breach of such Loan Warranty shall be considered to have been remedied for the purposes of Clause 9.5 (Breach of Loan Warranties) (and, for the avoidance of doubt, the Seller shall not be obliged to notify of any such breach or indemnify for, or repurchase, any affected Receivable) if the Seller has paid, or reimbursed to the Purchaser (as applicable), the full amount of the relevant registration, stamp, or other similar Tax or duty and any associated interest and/or penalties within 90 calendar days of the Seller becoming aware of such registration, stamp, or other similar Tax or duty (or such longer period as the Parties may agree).
9.10Repurchase for breach of Loan Warranties
(a)Subject to Clause 9.7 and Clause 9.17, if the aggregate Purchase Price of Receivables affected by a breach of any Loan Warranty exceeds the Threshold Amount (determined as at the time of each relevant breach), the Seller shall be obliged, during the period during which the sum of (i) the aggregate Purchase Price of Receivables affected by a breach of any Loan Warranty (including the aggregate Purchase Price of Receivables affected by a breach of Loan Warranty which may have already been repurchased in previous years), and (ii) any Indemnified Amounts (as defined in the Receivables Management Agreement) owing by the Receivables Manager to the Purchaser under clause 17 of the Receivables Management Agreement (or which have previously been paid by the Receivables Manager under such clause) exceeds the then applicable Threshold Amount, at its discretion either to effect a repurchase of the Receivables subject to the breach of Loan Warranties pursuant to this Clause 9.10 (Repurchase for breach of Loan Warranties) or compensate the Purchaser by making an indemnity payment to the Purchaser pursuant to Clause 9.17. For the avoidance of doubt if the aggregate Purchase Price of Receivables then affected by a breach of a Loan Warranty exceeds the Threshold Amount, the Seller shall be required to either repurchase from, or indemnify, the Purchaser for all Purchased Receivables then affected by a breach of Loan Warranty and not just those in excess of the Threshold Amount. If the Seller has elected to repurchase such affected Receivables, the Seller shall deliver a written notice to the Purchaser specifying its election, following which the Purchaser (or the Receivables Manager on behalf of the Purchaser) shall by delivery of a Repurchase Notice to the Seller (copied to the Purchaser, the Receivables Manager and the Security Agent) reassign and retransfer to the Seller its Assigned Rights in relation to such Receivable identified in the relevant Repurchase Notice on the next following Settlement Date (if during the Commitment Period) or Monthly Reporting Date (if after the end of the Commitment Period) after the date on which the breach of Loan Warranty is required to be notified in accordance with Clause 9.5, and the Seller shall accept a reassignment and retransfer of such Assigned Rights. Such reassignment and retransfer shall be in accordance with, and for the consideration set out in, Clause 9.13.
(b)The Seller may (in its absolute discretion) elect to indemnify the Purchaser as an alternative to the reassignment and retransfer to the Seller of the Purchaser’s Assigned Rights in relation to a Receivable pursuant to Clause 9.17.
9.11The Security Agent shall be entitled to assume that no such breach has occurred until it has been so notified in writing by the Seller or the Receivables Manager. For the avoidance of doubt, save as provided in Clause 9.10 and Clause 9.17 there shall be no other consequence for any breach of Loan Warranty relating to such Receivables and no action shall be taken by any Party in respect of such breach.
Completion and Consideration
9.12Each reassignment and retransfer under this Clause 9 shall be free from any right or interest that the Security Agent may have in the Assigned Rights under or pursuant to the Security Documents (which the Security Agent shall release, discharge or reassign in respect of the Assigned Rights so reassigned and retransferred).
9.13Completion of such reassignment and retransfer under Clause 9.10 and Clause 9.12 (inclusive) shall take place on the Repurchase Date applicable to the relevant Repurchase Notice upon payment by the Seller to the Purchaser into the Purchaser Bank Account in the relevant currency of the Repurchase Price. Any such payment by the Seller of the Repurchase Price shall, in relation to that Receivable only, constitute a discharge and release of the Seller from any claims which the Purchaser or the

Security Agent may have against it arising from or in relation to such breach of warranty, but shall not affect any rights arising from a breach of any express provision of this Agreement in relation to any other Receivable. The Purchaser and the Security Agent shall, to the extent that each has title and at the cost of the Seller, execute and deliver an agreement in respect of the reassignment, retrocession and release of any such Receivable specified in the relevant Repurchase Notice, in such form as the Seller may reasonably require against payment therefor by the Seller of the Repurchase Price. Each repurchase, reassignment and retransfer of Receivables shall be made subject to and in accordance with the terms and subject to the conditions of this Agreement and the provisions of the Relevant Local Schedule for such Receivable (to the extent applicable and applying mutatis mutandis as required in order to transfer legal and beneficial title to such Receivable back to the Seller).
9.14If the Seller makes any payment (not involving a reassignment or retransfer under this Clause 9) to the Purchaser or the Security Agent in full satisfaction of any claim made by the Purchaser or the Security Agent in relation to any warranty set out in Clause 9.1 (Seller Representations and Loan Warranties), the Purchaser or the Security Agent, as the case may be, shall assign to the Seller such rights as they have against any third party which relate to such claim and undertakes to reassign or retransfer any Assigned Rights upon request by the Seller.
9.15Repurchase for Failure of Bank-Funded Payment and Fraud
Notwithstanding any other provisions of this Clause 9, if, after a Receivable has been transferred from the Seller to the Purchaser, the Seller receives notice that:
(a)any payment made by the Borrower has failed or is subject to a reversal or chargeback (each a Payment Unwind) where such Payment Unwind is in respect of any payment on the Loan Agreement prior to the transfer of such Receivable to the Purchaser and where, if such Payment Unwind had occurred prior to the transfer of such Receivable to the Purchaser, such Receivable would not have been an Eligible Receivable; or
(b)a confirmed Borrower fraud has occurred in respect of such Receivable prior to the Sale Time of such Receivable, the Seller shall repurchase such affected Receivable for an amount equal to the Purchase Price paid by the Purchaser for such Receivable less the aggregate amount of any Collections transferred to the Purchaser in respect of such affected Receivable plus Cost of Capital [* * *]. The Receivables Manager on behalf of the Purchaser shall by delivery of a Repurchase Notice to the Seller (copied to the Purchaser, the Receivables Manager and the Security Agent) reassign and retransfer to the Seller its Assigned Rights in relation to such Receivable identified in the relevant Repurchase Notice as soon as is reasonably practicable after the date on which the Seller receives notice of the Payment Unwind or the confirmed Borrower fraud (as applicable) but in any event by no later than the Monthly Reporting Date applicable to the Monthly Reporting Period in which the Seller receives notice of the Payment Unwind or the confirmed Borrower fraud (as applicable), and the Seller shall accept a reassignment and retransfer of such Assigned Rights. Completion of such re-assignment and re-transfer shall take place on the Repurchase Date applicable to the relevant Repurchase Notice upon payment by the Seller to the Purchaser into the Purchaser Bank Account in the relevant currency of the original Purchase Price. The Purchaser and the Security Agent shall, to the extent that each has title and at the cost of the Seller, execute and deliver an agreement in respect of the reassignment and retransfer of any such Receivable specified in the relevant Repurchase Notice, in such form as the Seller may reasonably require against payment therefor by the Seller of the original Purchase Price less the aggregate amount of any Collections transferred to the Purchaser in respect of such Receivable plus Cost of Capital. Each repurchase, reassignment and retransfer of such Receivable shall be made subject to and in accordance with the terms and subject to the conditions of this Agreement and the provisions of the Relevant Local Schedule for such Receivable (to the extent applicable and applying mutatis mutandis as required in order to transfer legal and beneficial title to such Receivable back to the Seller).
9.16Repurchase for DE Pi30 Loan
[* * *]
Indemnity
9.17If:
(a)the Seller elects to indemnify the Purchaser as an alternative to the reassignment and retransfer to the Seller of the Purchaser’s Assigned Rights in relation to a Receivable under Clause 9.10 (Repurchase for breach of Loan Warranties);
(b)a Receivable has never existed, or has ceased to exist, such that it is not outstanding on the date on which it is due to be reassigned or retransferred pursuant to this Clause 9;
(c)a Loss has been suffered in respect of such Receivable due to a fraud on behalf of the Seller; or
(d)the Seller is not obliged to repurchase a Purchased Receivable that it would otherwise have been obliged to repurchase pursuant to Clause 9.10 (Repurchase for breach of Loan Warranties) due solely to a matter being Disclosed in the Disclosure Letter, the Seller shall not be obliged to repurchase the Receivable or the other Assigned Rights but shall instead deliver a written notice on the date on which the next Sale Notice is delivered (or, if sales are no longer occurring, within five Business Days) after becoming aware that any of the circumstances referred to under Clauses 9.17(a), (b), (c) or (d) has occurred specifying its intention to indemnify the Purchaser in relation to such Receivable or other Assigned Rights in an amount equal to the Repurchase Price that would be payable under Clause 9.12 had the Seller elected to repurchase that Receivable (the Indemnification Amount). After delivery of such written notice, the Seller shall, within five Business Days of delivery of such written notice, indemnify the Purchaser in an amount equal to the Indemnification Amount for the relevant Receivable and pay such Indemnification Amount to the Purchaser, provided that the Seller shall be entitled to settle the payment of any such Indemnification Amount by way of set-off and deduction from the Purchase Price specified in the next Confirmation Notice or Sale Notice (as applicable) following delivery of such written notice (where applicable).

9.18Following the payment or settlement of an Indemnification Amount pursuant to Clause 9.17, any Collections received in respect of the Indemnification Amount of the affected Receivable(s) shall be retained by the Seller for its own account.
9.19Any payments to be made by the Seller pursuant to Clause 9.17 shall be made:
(a)in respect of that part of the Repurchase Price amount calculated by reference to the relevant Purchase Price Ratio multiplied by the outstanding Current Balance of the relevant Receivable, within five Business Days of the date on which the balance of the Receivable is written down or reduced; and
(b)in respect of that part of the Repurchase Price calculated by reference to Cost of Capital, on the next Monthly Settlement Date.
9.20Anti-dilution
(a)If the balance of a Receivable (in whole or in part, including in respect of any amounts representing interest or fees) is written down by the Seller or the Receivables Manager or any interest, fees or other amounts due are waived as a result of the Seller or the Receivables Manager determining that there has been an error in the origination, management or administration of a particular loan or making a goodwill credit to a particular Borrower, the Seller shall not be obliged to repurchase the Receivable or the other Assigned Rights but shall instead make an anti-dilution payment to the Purchaser Bank Account in the relevant currency equal to the Repurchase Price in respect of the amount of the Receivable balance so written down or waived. Such anti-dilution payment shall be settled on a monthly basis in arrears on the Monthly Settlement Date by way of a cash payment from the Seller to the Purchaser, payment of which shall be satisfied, during the Commitment Period only and provided that the Receivables Manager as at the date of this Agreement (or any of its Affiliates) remains a Receivables Manager under the Receivables Management Agreement, by way of set-off against the Receivables Management Fee or any other fees at that time then due pursuant to the Receivables Management Agreement, or if such fees are insufficient for any reason, by payment by the Seller within five Business Days of demand from the Purchaser.
(b)If the balance of a Receivable (in whole or in part, including in respect of any amounts representing interest or fees) is written down by the Seller as a form of provisional credit granted to a Borrower pursuant to an unresolved dispute between the relevant Borrower and the relevant merchant, the Seller shall not be obliged to repurchase the Receivable or the other Assigned Rights but shall instead make an anti-dilution payment to the Purchaser by a transfer to the Purchaser Bank Account in the relevant currency of an amount equal to the Repurchase Price in respect of the amount of the Receivable balance so written down (excluding any amounts of interest or fees cancelled in connection with the grant of the provisional credit). If following the conclusion of the dispute between such Borrower and such merchant, the dispute is resolved against the Borrower and the write-down of the applicable Receivable balance is reversed, the Purchaser shall make a payment of an amount equal to such Repurchase Price transferred to the Purchaser, payment of which shall be satisfied by way of set-off against the Collections Sweep Payments which otherwise are required to be made to the Purchaser at that time or if such Collection Sweep Payments are insufficient to satisfy such payment in full, by payment by the Purchaser within five Business Days of demand by the Seller.
(c)If the balance of a Receivable (in whole or in part, including in respect of any amounts representing interest or fees) is written down by the Seller upon a refund being received by the Seller from the relevant merchant in respect of the underlying merchant purchase transaction, the Seller shall not be obliged to repurchase the Receivable or the other Assigned Rights but shall instead make an anti-dilution payment to the Purchaser by a transfer of the amount to the Purchaser Bank Account in the relevant currency equal to the Repurchase Price in respect of the amount of the Receivable balance so written down (excluding any amounts of interest or fees cancelled in connection with the grant of the refund). If the Seller notifies the Purchaser that the Borrower has previously made a payment in whole or in part (and the Purchaser has received such payment), where the issuance of the refund has resulted in a credit to such Borrower’s e-money account such that the Borrower has no right of set-off or counterclaim against the Receivable in respect of the amount so credited (such amount, an E-money Refund Balance Amount), an amount equal to the E-money Refund Balance Amount shall be netted against the Collections Sweep Payment which otherwise are required to be made to the Purchaser at that time such that the Seller can restore the original balance of the Borrower’s e-money account.
(d)If the balance of a Receivable (in whole or in part, including in respect of any amounts representing interest or fees) is reduced as a result of a Borrower exercising a right of set-off, recission or right of counterclaim against such Receivable, the Seller shall not be obliged to repurchase the Receivable or the other Assigned Rights but shall instead make an anti-dilution payment to the Purchaser by a transfer to the Purchaser Bank Account in the relevant currency of an amount equal to the Repurchase Price in respect of the amount of the Receivable balance so reduced.
(e)Any payments to be made by the Seller pursuant to Clauses 9.20(b), (c) and (d) shall be made:
(i)in respect of that part of the Repurchase Price amount calculated by reference to the relevant Purchase Price Ratio multiplied by the written down or reduced amount of the balance of the relevant Receivable, within five Business Days of the date on which the balance of the Receivable is written down or reduced; and
(ii)in respect of that part of the Repurchase Price calculated by reference to Cost of Capital, on the next Monthly Settlement Date during the Commitment Period or after the end of the Commitment Period on a Monthly Reporting Date.
9.21Balance Adjustments
(a)If the balance of a Receivable increases (after the Receivable has been transferred to the Purchaser) as a result of a Payment Unwind of any due payment requested by the Borrower (other than as described in Clause 9.15(a)) and where a Collection has been paid to the Purchaser in respect of such payment, the Purchaser shall pay to the Seller an amount equal to such increase in the balance of the Receivable, payment of which shall be satisfied by way of set-off against the Collections Sweep Payments which otherwise are required to be made to the Purchaser at that time.
(b)If any NSF Fee has been passed on to the Purchaser in the System, the Purchaser shall pay to the Seller an amount equal to such NSF Fee. Such payment shall be settled on a monthly basis in arrears on each Monthly Settlement Date by way of set-off against the Collections Sweep Payments which otherwise are required to be made to the Purchaser at that time, or if such Collection Sweep Payments are insufficient, by payment by the Purchaser within five Business Days of demand from the Seller. In relation to any amounts received from a Borrower, these will be allocated first to the satisfaction of any payment due in respect of a NSF Fee (which amount shall be retained by the Seller for its own account), and thereafter in accordance with the terms of the Loan Agreement and any applicable law or regulation.
9.22It is hereby expressly understood between the Parties that, since the Receivables are sold to the Purchaser without recourse (but for the avoidance of doubt without prejudice to any recourse as expressly provided for in this Agreement), the Seller shall have no obligation to indemnify the Purchaser from any direct and/or indirect damages, Losses, Taxes, claims, liabilities, costs and expenses arising as a consequence of the failure by any Borrower to pay in whole or in part any relevant Receivables after the relevant Cut-Off Time (including, without limitation, as a result of the insolvency of such Borrower). Without prejudice to the other provisions of this Clause 9, each of the Purchaser and the Security Agent further acknowledges to and agrees with the Seller, that the Seller shall have no liability or responsibility (whether, in either case, contractual or tortious, express or implied) for any Loss or damage for or in respect of any breach of or any act or omission in respect of, any of its obligations hereunder other than Loss or damage directly (and not indirectly or consequentially) suffered by the Purchaser and/or the Security Agent or the assets comprised in the Transaction Security by reason of such breach, act or omission.
9.23Each of the Seller and the Purchaser shall notify in writing the applicable Party within seven Business Days of becoming aware of the breach of any of its obligations under this Clause 9 (including whilst any relevant cure period is in effect) and each of the Seller, the Purchaser and the Security Agent shall, in the absence of receipt of any such written notice, be entitled to assume that each Party is complying with such obligations.
10.Information Undertakings
10.1The undertakings in this Clause 10 (Information Undertakings) shall remain in force from the date of this Agreement during the Commitment Period and thereafter for so long as any obligations remain outstanding hereunder.
10.2The Purchaser will supply to the Seller:
(a)promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or regulatory impositions which are current, threatened or pending against the Purchaser, and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

(b)promptly, further information as the Seller may reasonably request for the purposes of the Seller and its Affiliates’ Tax compliance and reporting obligations, except to the extent that disclosure of the information would breach any law, regulation, stock exchange requirement or duty of confidentiality.
10.3The Seller will supply to the Purchaser such information as the Purchaser may reasonably request to satisfy its reporting or due diligence obligations under the EU Securitisation Regulation and UK Securitisation Regulation, provided that the Seller shall not be required to supply any such information to the extent it does not collect or track such information as at the date of this Agreement.
10.4Each of the Purchaser and the Seller shall promptly notify the other Parties and the Security Agent in writing of any breach of representation and warranty or undertaking under this Agreement (other than in respect of any breach of a Loan Warranty as to which Clause 9.5 (Breach of Loan Warranties) will apply) and in any event within seven Business Days of becoming aware of its occurrence. Without prejudice to the other rights and remedies of the Parties to this Agreement set out herein, following such notification, to the extent that such breach is capable of remedy, the Purchaser and the Seller agree to consult with each other and negotiate in good faith to agree a means to remedy and resolve such breach. Promptly upon a request by any party to this Agreement to the Purchaser or the Seller, the Purchaser or the Seller (as applicable) shall supply to it a certificate signed by an authorised signatory on its behalf certifying that no breach of representation and warranty or undertaking is continuing.
10.5Delivery of financial statements
The Seller shall deliver to the Purchaser by no later than 30 June of each calendar year, starting from 30 June 2023 for its financial year ending 31 December 2022, a copy of its audited consolidated annual financial statements prepared in accordance with IFRS, provided that such financial statements shall be deemed delivered if they are publicly available.
10.6Nothing in this Agreement or any of the Transaction Documents shall require the Seller or any of its Affiliates to disclose any information where such disclosure would otherwise be required under this Agreement or the relevant Transaction Document to the extent that such disclosure would result in a breach of any applicable law or regulation or regulatory guidelines or order of any court or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Tax Authority or applicable stock exchange rules and guidelines.
11.General Undertakings
The undertakings in this Clause 11 (General Undertakings) shall remain in force from the date of this Agreement during the Commitment Period and thereafter for so long as any obligations remain outstanding hereunder.
11.1Merger and Change of Control
Without prejudice to the exercise of any right of enforcement of the Security Agent in respect of any Security Interest granted over the shares of the Purchaser (which, for the avoidance of doubt, shall not require the consent of the Seller or the Receivables Manager), the Purchaser shall not enter into any amalgamation, demerger, merger, corporate reconstruction or Change of Control without the prior written consent of the Seller.
11.2Audit
Subject to all applicable law and regulation, the Seller shall cause an AUP Audit to be conducted:
(a)once in each twelve month period during the Commitment Period (a copy of which report the Seller shall or shall cause to be delivered to the Purchaser and each Facility Agent (as defined in the Master Framework Agreement) on or before the Monthly Reporting Date falling in June in each year starting from June 2024); and
(b)following the occurrence of a Turbo Amortisation Event or an Event of Default (in each case as defined in the Master Framework Agreement), if so requested by the Majority Class A Lenders, the Majority Class B Lenders or the Class C Lender within 90 calendar days’ of receipt by those persons or that person (as applicable) of notice of the occurrence of such Turbo Amortisation Event or Event of Default, provided that no more than one such additional AUP Reports may be requested in any twelve month period, and in each case shall cause to be conducted one further AUP Audit if either such AUP Audit has identified breaches by the Seller or the Receivables Manager of the terms of their respective obligations under this Agreement or the Receivables Management Agreement.
11.3U.S. Investment Company and Covered Fund Status
The Purchaser undertakes that, for so long as any Receivable is outstanding, it will not take any action that would (i) require it to register as an “investment company” (as that term is defined under the U.S. Investment Company Act of 1940, as amended), or (ii) result in it becoming a “covered fund” as defined under the Volcker Rule.
11.4Securitisation
Save as otherwise agreed in writing between the Seller and the Purchaser, the Purchaser will not undertake any refinancing or any public securitisation or similar financing transaction in respect of the Receivables without the prior written consent of the Seller.
11.5Collections Policies, Underwriting Policies and Standard Documentation
(a)The Seller is permitted to make changes to the Collections Policies or Underwriting Policies at any time at its own discretion provided that if any such changes have in the good faith determination of the Seller a quantitative impact on any required input to, or assumption contained in, the Asset Model, the relevant input or assumption shall be updated to take into account the change to the Collections Policies or Underwriting Policies as the case may be.
(b)The Seller shall as soon as reasonably practicable after approval and adoption by the Seller of any changes to the Collection Policies, Underwriting Policies or Standard Documentation, (i) notify the Purchaser of any material changes or variations to any of the Collections Policies, Underwriting Policies or Standard Documentation and (ii) provide a copy of such updated

Collections Policies, Underwriting Policies or Standard Documentation. For the avoidance of doubt, neither the Seller nor the Receivables Manager shall be required to provide any other documents relating to underwriting or collections procedures or policies including any such policies, procedures or other documents referenced in the Underwriting Policies or Collections Policies.
(c)The Seller shall not make any changes to the calculation methodology in respect of the information contained in the Receivables Management Report without the prior written consent of the Purchaser not to be unreasonably withheld.
11.6Origination and administration
The Seller and Receivables Manager shall, as applicable:
(a)originate and manage Purchased Receivables;
(b)assess and monitor the credit performance of the Purchased Receivables;
(c)[* * *] operate and maintain the Asset Model; and
(d)assess and implement any appropriate changes to its Asset Model, the Collections Policies, the Underwriting Policies, Standard Documentation or its credit-decisioning process, in each case, with the level of skill, care and diligence which would be expected at that time from a reasonably prudent consumer lender or manager of consumer loans within the consumer financial services industry and in any event to no lesser standard that it has applied prior to the Closing Date or that it would apply to Receivables originated and held for its own account.
11.7Change in law or regulation
In connection with the introduction and implementation into national law of additional regulatory requirements applicable to the Receivables under (i) proposals announced by the UK government in February 2021 to bring interest-free buy-now-pay-later agreements into regulation by the Financial Conduct Authority and (ii) the European Commission’s proposal for a Directive repealing and replacing Directive 2008/48/EC on credit agreements for consumers (together with (i), the Additional Regulatory Requirements), prior to such Additional Regulatory Requirements becoming binding on the Seller and the Receivables Manager in the applicable jurisdiction, the Seller shall:
(a)where a relevant regulatory body indicates formally in writing, or the Seller otherwise believes that it may be reasonably likely, that any application for a regulatory licence or permission newly required pursuant to the Additional Regulatory Requirements in relation to the origination or administration of the Receivables may be refused, the Seller will notify the Purchaser as soon as reasonably practicable in writing, and in any event not more than five Business Days after becoming aware of the same;
(b)consult with the Purchaser in advance of making any such updates or taking any such measures;

(c)provide the Purchaser with details of any proposed updates to the Standard Documentation and any proposed measures to comply with the Additional Regulatory Requirements at least 30 days prior to implementation of such Standard Documentation and measures;
(d)consider comments from the Purchaser in good faith and inform the Purchaser where any such comments will not be taken into account in the updated Standard Documentation or in the other measures to be taken by the Seller to comply with the Additional Regulatory Requirements;
(e)as soon as reasonably practicable after finalisation, provide the Purchaser with copies of any updated Standard Documentation;
(f)provide the Purchaser with legal opinions addressed to the Purchaser, the Security Agent, the Class A Lenders and the Class B Lenders, as to the enforceability of any updated Standard Documentation in England, France, Germany, Italy and Spain to a level of comfort in all material respects equivalent to the legal opinions listed in paragraphs 23 to 27 of Part A of Schedule 1 (Seller Initial Conditions Precedent) and provided to the Purchaser on or before the Closing Date but having regard to the regulated nature of the relevant Eligible Products and any uncertainty in the implementation or interpretation of the Additional Regulatory Requirements relating to the Eligible Products;
(g)where requested by the Purchaser, a legal opinion or memorandum of advice addressed to the Purchaser, the Security Agent, the Class A Lenders and the Class B Lenders, from an appropriately qualified legal counsel confirming that where the Additional Regulatory Requirements require customer documentation, including, but not limited to, pre-contractual information, loan agreement, account statements, notices of default and notices of arrears, to be in a required format and/or contain specific information and disclosures, these requirements are complied with in material respects or otherwise in a manner that would not materially affect the recoverability of amounts owed in respect of the relevant Receivables; and
(h)provide such other information as the Purchaser may reasonably request in relation to compliance by the Seller or the Receivables Manager, as applicable, with Additional Regulatory Requirements applicable to the origination and administration of such Receivables, including but not limited to (i) template pre-contractual borrower communications and documentation; (ii) compliance with form and content requirements relating to customer documentation including, but not limited to, the loan agreement, account statements, notices of default and notices of arrears; and (iii) evidence that all relevant regulatory permissions or registrations have been obtained.
11.8Sales, Liens, etc.
The Seller shall not sell (or, if applicable, hold on trust), assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to, the Purchased Receivables except as otherwise expressly required or provided for in this Agreement or any other Transaction Document, provided that nothing in this Clause 11.8 shall prohibit or restrict any transfer or disposal of the legal title to any Purchased Receivable and Related Rights to the UK Sub at any time following its accession as an Additional Receivables Manager.
12.Termination Events
12.1If at any time any of the following events (each a Seller Termination Event) has occurred and is continuing, the Seller may (subject to Clause 12.5) terminate the Commitment Period with immediate effect by giving notice to the Purchaser:
(a)the sale of the Purchased Receivables by the Seller to the Purchaser ceases to be accounted for as a sale under either US GAAP for PPHI or under IFRS for the Seller as determined in good faith by the Seller’s accountants in accordance with generally accepted accounting standards and guidance;
(b)the Purchaser does not pay on the due date any amount payable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable in an aggregate amount of not less than Euro Equivalent [* * *] unless its failure to pay is caused by an administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date;
(c)the Purchaser does not comply with any material provision of this Agreement (other than any provision where the result of such non-compliance is the occurrence of the event specified in Clause 12.1(a) above) and any such non-compliance is unremedied and unwaived for 15 Business Days of the Purchaser being notified or becoming aware of such non-compliance;
(d)any representation made by the Purchaser in the form set out in Part C of Schedule 2 (Purchaser Representations) is or proves to have been incorrect or misleading in any material respect when required to be made and any such misrepresentation is unremedied and unwaived for 15 Business Days of the Purchaser being notified or becoming aware of such misrepresentation;
(e)an Insolvency Event has occurred in relation to the Purchaser;
(f)it is or becomes unlawful for the Purchaser to perform any of its obligations under this Agreement, provided that if it is or becomes unlawful for the Purchaser to purchase Receivables originated in a particular jurisdiction from the Seller, such event shall not constitute a termination event under this Clause 12.1 and instead this Agreement will continue save that the Purchaser shall no longer purchase any Receivables originated in such jurisdiction;
(g)the Purchaser repudiates or rescinds this Agreement or evidences an intention to repudiate or rescind this Agreement;
(h)the Purchaser has delivered a Receivables Manager Termination Notice to the Receivables Manager;
(i)it is or becomes unlawful for the Seller or the Receivables Manager to perform any of its obligations under this Agreement or the Receivables Management Agreement, or such performance becomes in the opinion of the Seller, acting reasonably, materially more burdensome as a result of a change in applicable law and regulation (other than a law or regulation relating to Tax, as to which Clause 12.1(m) shall apply) and the Seller has provided a certificate signed by a director stating that there is no reasonable prospect of avoiding the circumstances giving rise to the Seller’s performance becoming materially more burdensome and including reasonable detail as to such circumstances;
(j)[* * *]
(k)the Purchase Condition set out in Clause 2.6(f) is not satisfied on three or more consecutive Sale Notice Dates as a result of the Purchaser not having entered into hedging arrangements in respect of the sale of Receivables set out in a Sale Notice;
(l)[* * *]
(m)subject to Clause 12.5, a Tax Event has occurred for which either the Seller or the Receivables Manager is an Affected Party, provided that such Tax Event has or will have a material adverse effect on that Affected Party;
(n)a Change of Control occurs in respect of the Purchaser; or
(o)[* * *]
12.2If at any time any of the following events (each a Purchaser Termination Event) has occurred and is continuing, the Purchaser may (subject to Clause 12.5) terminate the Commitment Period with immediate effect by giving notice to the Seller:
(a)the Seller is in breach of any of its material obligations under this Agreement, provided that if such breach is caused by an error or omission of an administrative, personnel, system, technical, or operational nature and such breach is remedied within 15 Business Days, such event shall not constitute a Purchaser Termination Event under this Clause 12.2;
(b)the Seller does not pay on the due date any amount payable pursuant to this Agreement at the place and in the currency in which it is expressed to be payable in an aggregate amount of not less than Euro Equivalent [* * *] unless its failure to pay is caused by an administrative or technical error or a Disruption Event, and payment is made within five Business Days of its due date;
(c)any representation made by the Seller in the form set out in Part B of Schedule 2 (Seller Representations) is or proves to have been incorrect or misleading in any material respect when required to be made and any such misrepresentation remains unremedied or unwaived on the 15th Business Day after the date the Seller was notified or become aware of such misrepresentation;
(d)an Insolvency Event has occurred in relation to the Seller or PPHI;
(e)it is or becomes unlawful for the Seller to perform any of its obligations under this Agreement or the Receivables Management Agreement, provided that if it is or becomes unlawful for the

Seller to sell Receivables originated in a particular jurisdiction to the Purchaser, such event shall not constitute a Purchaser Termination Event under this Clause 12.2 and instead this Agreement will continue save that the Seller shall no longer offer to sell to the Purchaser any Receivables originated in such jurisdiction;
(f)the Seller repudiates or rescinds this Agreement or evidences an intention to repudiate or rescind this Agreement;
(g)it is or becomes unlawful for the Purchaser to perform any of its obligations under this Agreement, provided that if it is or becomes unlawful for the Purchaser to purchase Receivables originated in a particular jurisdiction from the Seller, such event shall not constitute a Purchaser Termination Event under this Clause 12.2 and instead this Agreement will continue save that the Purchaser shall no longer purchase any Receivables originated in such jurisdiction;
(h)subject to Clause 12.5, a Tax Event has occurred for which the Purchaser is an Affected Party, provided that such Tax Event has or will have a material adverse effect on the Purchaser; or
(i)the Purchaser has delivered a Receivables Manager Termination Notice to the Receivables Manager or the Receivables Manager has given notice of its resignation pursuant to the Receivables Management Agreement.
12.3The Seller and the Purchaser each agree to take reasonable steps to mitigate the occurrence of any Termination Event.
12.4Following termination of the Commitment Period, either pursuant to Clause 12.1 or Clause 12.2, or because the Commitment Period has otherwise ended, the provisions of this Agreement will nevertheless continue to apply in the case where the Purchaser still holds Receivables sold to it by the Seller prior to the Commitment Period ending.
12.5In the event that a Tax Event has occurred, the Affected Party shall notify the other Parties and for a period of 30 days after the date of such notification, the Parties shall consult with each other and cooperate in good faith to agree such changes to the Transaction Documents as the Parties may agree (including changes to the Parties) in order to mitigate the effect of or reduce the additional Tax incurred by any Party as a result of the applicable Tax Event. If the Parties are unable to agree any such changes within that 30 day period (or such longer period as the Parties may in writing agree) (the Consultation Period), the relevant Affected Party may exercise its termination right pursuant to Clause 12.1 or Clause 12.2, as applicable. Notwithstanding any contrary provision in the Transaction Documents, the Seller shall not offer any Receivables (and their Related Rights) for sale and assignment to the Purchaser during the Consultation Period.
13.Testing Phase
13.1The Seller and the Purchaser agree that at any time on or following the Testing Period Commencement Date and prior to the delivery by the Seller of the first Back-Book Sale Notice, the Seller may at its discretion conduct a series of test sales of Receivables that satisfy the Eligibility Criteria (and, for the avoidance of doubt, paragraphs (9) and (10) of the Eligibility Criteria cannot be waived or otherwise amended) up to an aggregate Purchase Price of Euro Equivalent [* * *] (each such Receivable, a Test Receivable) subject to and in accordance with this Clause 13. If a Test Receivable does not satisfy any of the Loan Warranties (other than the Loan Warranty at paragraph 15 of Part A of Schedule 2 (Loan Warranties) relating to no adverse selection), the Seller shall within one month of the Seller becoming aware of the Test Receivable not satisfying any such Loan Warranty repurchase such Test Receivable for a repurchase price equal to the Current Balance of such Test Receivable as at the date of the repurchase.
13.2The provisions of Clauses 2.1 (disregarding the requirement that the Purchase Conditions are satisfied or waived), 2.2, 2.3, 2.10, 2.11, 2.14, 9.16 and Schedule 7 (Provisions relating to Sale of German Receivables), Schedule 8 (Provisions relating to Sale of French Receivables), Schedule 9 (Provisions relating to Spanish Law), Schedule 10 (Provisions relating to Sale of Italian Receivables) and Schedule 11 (Form of Notices) shall each apply in respect of each sale of a Test Receivable. No other provision of this Agreement shall apply in respect of any Test Receivables, and, for the avoidance of doubt, the Seller shall have no obligation to repurchase from the Purchaser (save for pursuant to Clause 13.1 above or Clause 9.16 (Repurchase for DE Pi30 Loan)) or indemnify the Purchaser in respect of any Test Receivable pursuant to Clause 9 (Representations, Loan Warranties, Repurchase and Anti-dilution Obligations) nor shall any breach of any provision of this Agreement in respect of any Test Receivable or its sale constitute a Purchaser Termination Event.
13.3The Purchase Price payable for any Test Receivable shall be paid in accordance with Clause 7.1.
13.4Any Collections received in respect of a Test Receivable which has been purchased by the Purchaser and which are received after the applicable Cut-Off Time for such Test Receivable shall be for the account of the Purchaser.
13.5If there are any issues that arise during the testing phase, the Parties agree to consult with each other in good faith with a view to resolving any such issues in a timely manner.
13.6 Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, each of the Parties hereby agrees and confirms that the Purchase Price payable by the Borrower in respect of any Test Receivables shall not be payable on the Payment Date in accordance with Clause 5.2, but shall instead be paid on the earlier to occur of (i) the date on which the Purchase Price is paid in respect of Back-Book Receivables sold to the Purchaser on the first Back-Book Sale Date, and (ii) the date falling one month after the date of the delivery of the applicable Sale Notice in respect of those Test Receivables provided that the Seller and the Receivables Manager shall be under no obligation under this Agreement or the Receivables Management Agreement to make any Cash Sweep Payment of any Collections received in respect of any Test Receivables sold to the Purchaser until the Purchaser has paid in full the Purchase Price for all Test Receivables, and if the Purchase Price payable in respect of the Test Receivables is not paid when due in accordance with this Clause 13.6, the Seller shall be entitled to satisfy payment of Purchase Price for the Test Receivables by way of set-off against the Collections Sweep Payments that would otherwise be required to be made to the Purchaser.
14.VDR Representation
14.1On the date of this Agreement, the Seller makes the following representations to the Purchaser:

(a)the following documents were as at the earlier of the date as at which that document is expressed to speak and the date such document is uploaded into the applicable VDR (if such document is undated) true and accurate and not misleading in all material respects:
(i)[* * *]
(ii)[* * *]
(iii)[* * *]
(iv)[* * *]
(v)[* * *]
(vi)[* * *]
(vii)[* * *]
(viii)[* * *]
(b)the following data, estimates and forecasts were, at the time they were prepared, prepared in good faith and based on the Seller’s expectations as at the date thereof or the date such document is uploaded into the VDR (if such document is undated):
(i)[* * *]
(ii)[* * *]
(iii)[* * *]
(iv)[* * *]
(v)[* * *]
(vi)[* * *]
(vii)[* * *]
15.Brexit Options
15.1Additional Receivables Manager
The Purchaser agrees that the UK Sub shall be entitled to become an Additional Receivables Manager in respect of the UK Receivables provided that the following conditions have been satisfied (or waived by the Purchaser) on or before the UK RM Accession Date:
(a)the Purchaser has received all of the documents and other evidence listed in Part A of Schedule 19 (Additional Receivables Manager Conditions Precedent) in relation to that Additional Receivables Manager in form and substance satisfactory to the Purchaser acting reasonably; and

(b)the Seller delivers to the Purchaser (with a copy to the Security Agent) a duly completed and executed Receivables Manager Deed of Accession.
Upon satisfaction of the conditions set out in this Clause 15.1, the Additional Receivables Manager shall accede to this Agreement and the Receivables Management Agreement on the date specified in the Receivables Manager Deed of Accession. The provisions of Part B of Schedule 5 (From UK RM Accession Date) in connection with the UK Receivables shall apply to this Agreement with effect from the UK RM Accession Date.
15.2Additional Seller
(a)The Purchaser agrees that the UK Sub shall be entitled to become an Additional Seller under this Agreement in respect of the UK Receivables by the Seller delivering a Brexit Option Notice to the Purchaser (with a copy to the Security Agent) not less than 30 days prior to the date on which the Seller wishes the UK Sub to become an Additional Seller. The UK Sub shall become an Additional Seller with effect from the date specified in the Brexit Option Notice if:
(i)the Purchaser has received all of the documents and other evidence listed in Part A of Schedule 20 (Additional Seller Conditions Precedent) in relation to the UK Sub in form and substance satisfactory to the Purchaser acting reasonably. If the Seller is simultaneously requesting that the UK Sub becomes an Additional Receivables Manager pursuant to this Clause 15 (Brexit Options), then the Seller is obliged only to deliver the Additional Receivables Manager Conditions Precedent as set out in Part A of Schedule 19 (Additional Receivables Manager Conditions Precedent); and
(ii)the Seller delivers to the Purchaser (with a copy to the Security Agent) a duly completed and executed Additional Seller Deed of Accession.
(b)If the UK Sub becomes an Additional Seller pursuant to Clause 15.2(a), this Agreement shall be amended and restated in such form as may be required to allow the UK Sub to replace the Seller as seller of UK Receivables on terms equivalent to this Agreement with effect from the UK Seller Accession Date as specified in such Brexit Option Notice. The Seller and the Purchaser each agree to enter into such additional documents and to take such actions as may be reasonably required to give effect to this Clause 15.2. Any amendment and restatement of this Agreement shall not affect sales of Receivables or the rights of Parties arising or accruing under the terms of this Agreement prior to the UK Seller Accession Date.
(c)If the Seller does not elect to deliver a Brexit Option Notice as envisaged by Clause 15.2(a) but nevertheless wishes to make changes to this Agreement in light of the need to cater for Brexit, the Parties agree to negotiate in good faith any changes requested by the Seller to this Agreement, the Receivables Management Agreement and any Transaction Document, and/or to enter into any new documentation which the Seller considers to be necessary or desirable (acting reasonably) to reflect the post-Brexit structure that the Seller and the Seller Group elects to implement in light of applicable law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

(d)Nothing in this Clause 15.2 shall require the Purchaser to enter into any documentation to amend this Agreement that would result in the Purchaser having obligations that are more onerous than those it would have under this Agreement were it not amended or that would result in the Purchaser not having rights under this Agreement equivalent to those it would have were this Agreement not so amended (recognising however that there would be two separate sellers of Receivables).
16.Deposit, Costs and Expenses
16.1[* * *]
16.2[* * *]
16.3[* * *]
16.4[* * *]
16.5[* * *]
16.6[* * *]
16.7[* * *]
17.Reimbursements
Where any Party is required by the terms of this Agreement to reimburse or indemnify any Party for any cost or expense, such Party shall reimburse or indemnify such other Party on an after-Tax basis for the full amount of such cost or expense, including such part thereof as represents Irrecoverable VAT.
18.Merger
Any term of this Agreement to which effect is not given on the relevant Title Transfer Date, (including in particular the liability of the Seller under the warranties set out in Clause 9 (Representations, Loan Warranties, Repurchase and Anti-dilution Obligations)) shall not merge but shall remain in full force and effect notwithstanding the relevant Title Transfer Date.
19.No Agency or Partnership
It is hereby acknowledged and agreed by the Parties that nothing in this Agreement shall be construed as giving rise to any relationship of agency, save as expressly provided herein, or partnership between the Parties and that in fulfilling its obligations hereunder, each Party shall be acting entirely for its own account.
20.Payments
20.1All payments to be made pursuant to this Agreement shall be made in sterling or euro (as applicable) in immediately available funds by electronic transfer on the due date for payment without exercising or seeking to exercise any right of set-off as may otherwise exist (save as provided in Clause 23 (Withholdings and Set-off)) and shall be deemed to be made when they are received by the payee and shall be accounted for accordingly unless failure to receive any payment is due to an error by the payee’s bank.
20.2Any cash payment to be made pursuant to this Agreement by the Purchaser to the Seller shall be made to the Seller Bank Accounts.
20.3Any cash payment to be made pursuant to this Agreement by the Seller to the Purchaser shall be made to the Purchaser Bank Accounts.
20.4If any sum due for payment in accordance with this Agreement is not paid on the due date for payment, the person in default shall pay Default Interest on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.
21.VAT
21.1All sums or other consideration payable or otherwise provided by any Party pursuant to this Agreement are exclusive of any VAT which is properly chargeable on the supply or supplies made by such Party for which such sums or other consideration (or any part thereof) are the whole or part of the consideration for VAT purposes (irrespective of the recipient of such supply or supplies).
21.2If any supply is treated as made for VAT purposes by a Party under or pursuant to this Agreement or any other Transaction Document, and that Party or its Affiliate is required to account for VAT in respect of that supply, the Party which is the recipient of that supply shall, subject to the receipt of a valid VAT invoice, pay to the first-mentioned Party (in addition to any other consideration for that supply) an amount equal to such VAT. Such payment shall be made within five (5) Business Days following receipt of a valid VAT invoice or, if later, the date on which any such consideration is payable.
22.Taxes
22.1The Purchaser and the Seller shall each make all payments required to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.
22.2Each of the Purchaser and Seller shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the other Parties accordingly.
22.3If a Tax Deduction is required by law to be made from a payment made by the Purchaser or the Seller (the Payor) under this Agreement, the amount of the payment shall be increased to an amount which (after making any Tax Deduction) leaves the recipient of such payment (the Recipient) with an amount equal to the payment which would have been due if no Tax Deduction had been required. If the Payor pays an additional amount under this Clause 22.3 and the Recipient subsequently obtains a Relief or other refund of Tax or credit against Tax by reason of the Tax Deduction which gave rise to that additional amount, the Recipient shall reimburse the Payor with an amount such as the Recipient shall reasonably determine to be such proportion of the said Relief, refund or credit as shall leave it (on an affiliated-group basis) after such reimbursement in no better or worse position than it would have been in had no Tax Deduction been required.

22.4If the Purchaser or the Seller is required to make a Tax Deduction, it shall make that Tax Deduction and any payment to any Tax Authority required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Each Party shall take such reasonable procedural steps as the other Party may request to enable a payment made under this Agreement without, or with a reduced, Tax Deduction.
22.5The Purchaser shall pay and bear the cost of all stamp duty, registration and other similar transfer Taxes (Transfer Taxes) payable by either Party in connection with the execution and delivery of this Agreement and the Receivables Management Agreement, except in each case any such Taxes arising in connection with (a) a voluntary registration of this Agreement or the Receivables Management Agreement by the Seller or the Receivables Manager with the Administration de l’Enregistrement, des Domaines et de la TVA or any other Tax Authority, (b) registration by the Seller or the Receivables Manager of any Transaction Document in Luxembourg or any Relevant Jurisdiction when such registration is not required to enforce the rights of the Seller or the Receivables Manager under that Transaction Document, or (c) a “caso d’uso” or “enunciazione” for Italian Tax purposes, insofar as they result from an act of the Seller.
22.6The Purchaser shall indemnify the Seller on demand against any Taxes suffered by or incurred by the Seller in connection with any Purchased Receivables (including, for the avoidance of doubt, any Taxes payable by the Seller in respect of amounts received or receivable (or deemed to be received or receivable) by the Seller on account of the Purchased Receivables), excluding in all cases (a) any Transfer Taxes, (b) any Taxes calculated by reference to the net income, profits or gains received or receivable (or deemed to be received or receivable) by the Seller in respect of any amount payable to it by the Purchaser under this Agreement, and (c) any Taxes relating to Collections to which the Seller is entitled (i) pursuant to Clause 9.18 or (ii) in respect of a Receivable repurchased under Clause 9.10.
22.7Notwithstanding anything to contrary, the provisions of this Clause 22 shall survive any termination of this Agreement.
23.Withholdings and Set-off
23.1All sums payable under this Agreement or for breach of any of the provisions of this Agreement shall be paid free and clear of all deductions or withholdings (including any Tax Deductions) whatsoever, save only as provided in Clauses 2.7, 2.15, 7.2, 5.3, 9.17, 9.20, 9.21, 16.1, 16.2, 16.4, 22 (Taxes), Part C of Schedule 3 and Paragraph 2 of Schedule 7 of this Agreement, [* * *], or as required by applicable law.
23.2Save only as provided expressly in Clauses 2.7, 2.15, 5.3, 7.2, 9.17, 9.20, 9.21, 16.1, 16.2, 16.4, 22 (Taxes), Part C of Schedule 3 and Paragraph 2 of Schedule 7 of this Agreement and [* * *], each Party waives and relinquishes any right of set-off or counterclaim, deduction or retention which it might otherwise have out of any payments which it may be obliged to make (or procure to be made) to any other Party pursuant to this Agreement or otherwise.

24.Assignment and Secondary Sale of Receivables
24.1Subject to Clauses 24.2 and 24.3 in respect of which circumstances no consent is required, no Party hereto shall be entitled to assign all or any part of its right or obligations hereunder to any other party without the prior written consent of each of the other Parties hereto (which shall not, if requested, be unreasonably withheld), save that the Security Agent may assign if necessary its rights under this Agreement to a successor or additional trustee appointed under the Security Documents.
24.2The Purchaser shall be entitled to assign by way of security all or any of its rights under this Agreement without such consent to the Security Agent pursuant to the Security Documents.
24.3[* * *]
25.Security Agent Provisions
25.1If there is any change in the identity of the Security Agent in accordance with the Security Documents, the Seller and the Purchaser shall execute such documents and take such action as the new trustee and the outgoing trustee may require for the purpose of vesting in the new trustee the rights, powers and obligations of the outgoing trustee, and releasing the outgoing trustee from its future obligations, under this Agreement.
25.2Nothing in this Agreement shall impose any obligation or liability on the Security Agent to assume or perform any of the obligations or liabilities of the Purchaser, the Seller or the Receivables Manager hereunder or render it liable for any breach thereof.
25.3The exercise or performance by the Security Agent of its rights, remedies or functions under this Agreement are subject in all respects to the terms of the Master Framework Agreement and the Security Documents. The Security Agent has agreed to become a party to this Agreement only for the purpose of taking the benefit of contractual provisions expressed to be given in its favour, enabling better preservation and enforcement of its rights under this Agreement and the Security Documents and for administrative ease associated with matters where its consent is required. The Security Agent shall not assume any liabilities or obligations under this Agreement unless such obligation or liability is expressly assumed by the Security Agent in this Agreement. All the provisions of the Master Framework Agreement and the Security Documents relating to the exercise by the Security Agent of its powers, trusts, authorities, duties, rights and discretions shall apply, mutatis mutandis, to the discharge by the Security Agent of its powers, trusts, authorities, duties, rights and discretions under this Agreement. In the event of any inconsistency between the terms of the Master Framework Agreement, the Security Documents and this Agreement in respect of the exercise by the Security Agent of the powers, trusts, authorities, duties, rights and discretions only, the terms of the Master Framework Agreement shall prevail.
26.Confidentiality
26.1Subject to Clause 26.2, each party to this Agreement agrees at all times that it shall keep confidential and will not disclose to any person, firm or company whatsoever any information (including, without limitation, any technology, know-how, patent application, test result, research study, business plan, budget, model, algorithm, policy, data set, management information, commercial information, product information, forecast or projection) relating directly or indirectly to the business, finances or other matters of a confidential nature of any party to the Transaction Documents (or any predecessor entity), which it may have obtained as a result of the execution or performance of any Transaction Document, provided however that the provisions of this Clause 26 shall not apply:
(a)to the disclosure of any information to the Security Agent or to any other person who is a party to any of the Transaction Documents as expressly permitted by the Transaction Documents;
(b)to the disclosure of any information by such party to the Class C Lender or [* * *] or any of their respective Affiliates, or Affiliates’ officers, directors, employees, partners, investment partners, existing and prospective funding sources (which may include the limited partners or clients of the participating funds), advisors, auditors and insurers (each a Representative) on a need to know basis, provided that such Representative is bound by an obligation of confidentiality in respect thereto;
(c)to the disclosure of any information by such party to any of its Affiliates; provided that before any such disclosure, the party shall make the relevant employees of the Affiliate aware of their obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees;
(d)to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the wrongful conduct of the recipient (such wrongful conduct includes a breach of this Clause 26.1);
(e)to the extent that such disclosure or use is required pursuant to any law or order of any court, any arbitral or judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or to enable a determination to be made by the accountants of any parties under this Agreement, or pursuant to any direction or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory or Tax Authority (including in connection with the Tax affairs of the disclosing party or any Affiliate) or is necessary or desirable having regard to applicable stock exchange rules (including those stock exchanges on which the shares of any party or its Affiliates are listed) and guidelines or any industry guidelines or industry best practice adopted by owners of consumer unsecured loans;
(f)to the disclosure of any information to professional advisers (including, without prejudice to the generality of the foregoing, consultants, accountants, auditors, financial advisors or lawyers) who receive the same under a duty of confidentiality;
(g)to the disclosure of any information by the Seller to a credit check agency or credit bureau engaged in the ordinary course of business of the Seller;
(h)to the disclosure of any information to a potential source of finance provided that before any such disclosure, such potential source of finance shall enter into a direct confidentiality undertaking with the Seller and its Affiliates in form and substance satisfactory to the Seller;

(i)to the disclosure of any information with the prior written consent of the relevant Party;
(j)to any disclosure for the purposes of collecting in or enforcing any Receivable;
(k)to any disclosure or use which is required to vest the full benefit of the relevant Transaction Document in any party;
(l)to any disclosure made by or on behalf of any of the Parties hereto, the Class C Lender or [* * *] to any Rating Agency;
(m)in the case of the Security Agent, in connection with transferring or purporting to transfer its rights and obligations to a successor Security Agent;
(n)in the case of the Purchaser, the information was already in the possession of the Purchaser from a source that, to the Purchaser’s best knowledge and belief does not owe a duty of confidentiality to the Seller or its Affiliates with respect to such information;
(o)the information is independently developed without use or reference to this Agreement or the other Transaction Documents or without use or reference to any information supplied to it pursuant to or in connection with this Agreement or the other Transaction Documents;
(p)to the extent that the Security Agent needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith, to such persons as require to be informed of such information for such purposes;
(q)for the purpose of discharging, in such manner as the Security Agent thinks fit, its duties under or in connection with the Transaction Documents;
(r)in the case of the Seller, to publish any press release in connection with this Agreement on or around the date of this Agreement for the purposes of disclosing the arrangement to the markets in a form agreed by the Purchaser (such agreement not to be unreasonably withheld or delayed);
(s)to the extent that the recipient needs to disclose the same to any of the employees of the Seller provided that before any such disclosure the Seller shall make the employees of the Seller aware of its obligations of confidentiality under the relevant Transaction Document and shall at all times procure compliance with such obligations by such employees; and
(t)to the extent the information is independently developed without use or reference to any information relating to the business, finances or other matters of a confidential nature or any other Party of which it may have come into possession in the course of its duties hereunder or otherwise.
26.2Notwithstanding the rights conferred pursuant to Clause 26.1, neither Party may disclose information to any other party where such disclosure would breach any terms relating to data protection in this Agreement, or in the Receivables Management Agreement, or any applicable law or regulation, including the Data Protection Legislation.

27.Data Protection
27.1Each Party shall:
(a)to the extent applicable to them, comply with the Data Protection Legislation to the extent that such Party processes any Personal Data in respect of the Receivables, and
(b)not use any Personal Data other than in accordance with the privacy information given to the Borrower at the time their Personal Data was collected.
27.2Prior to the provision of a Borrower Notice:
(a)the Seller shall remain controller (as that term is defined in the GDPR, or in the case of the UK, the UK GDPR) in respect of Personal Data relating to the Receivables and related Borrowers;
(b)the Seller and the Receivables Manager shall not transfer any Personal Data to, or take instructions relating to Personal Data from, any other Party, or Parties in connection with this Agreement;
(c)any information provided by the Seller or the Receivables Manager to any other Party shall be fully anonymised; and
(d)the Purchaser and Security Agent agree that they shall not carry out, or attempt, any activity on any information received under this Agreement (whether directly, or indirectly) that is aimed at, or results in, the attributing of information to an identified or identifiable natural person, including by combining the information received with any other information available to that Party.
27.3Upon the provision of a Borrower Notice:
(a)the Seller shall:
(i)in respect of the Personal Data in connection with the Purchased Receivables subject to such Borrower Notice, immediately cease acting as controller as regards any processing of such Personal Data, and shall only process such Personal Data in accordance with the terms of the Receivables Management Agreement; and
(ii)if instructed by Purchaser, or the Security Agent, transfer the Records, including all Personal Data held in connection with the Records, to such person as the Purchaser, or the Security Agent, shall direct;
(b)the Purchaser shall:
(i)in respect of any Personal Data processed in connection with the Receivables and any Related Rights in relation to which, and to the extent that, it will take on the role of independent controller, comply with the Data Protection Legislation requirements applicable to it as a controller, including, with respect to obligations in relation to lawfulness, fairness and transparency (including ensuring that on-time, compliant disclosures on data processing are provided to Borrowers), integrity and confidentiality, and Borrowers’ exercise of their data subjects’ rights; and
(ii)enter into appropriate data protection arrangements in accordance with Data Protection Legislation with any person engaged as to process the Borrowers’ Personal Data, including with any receivables management provider engaged to manage the receivables.
28.Entire Agreement
28.1This Agreement and the schedules together constitute the entire agreement and understanding between the Parties in relation to the subject matter of this Agreement and cancel and replace any other previous draft, agreement or understanding in relation to such subject matter.
28.2Each Party agrees that:
(a)it has not entered into this Agreement in reliance upon any statement, representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Agreement or any other Transaction Document;
(b)except in respect of an express representation or warranty under this Agreement or any other Transaction Document, it shall not have any claim or remedy (whether in equity, contract, delict or tort, under the Misrepresentation Act 1967 or in any other way) in respect of any misrepresentation or breach of warranty by any other Party or in respect of any untrue statement by any other Party, regardless of whether such misrepresentation, breach or untrue statement was made, occurred or was given prior to the execution of this Agreement or any of the Transaction Documents;
(c)any terms or conditions implied by law in any jurisdiction in relation to the transaction contemplated by this Agreement and/or the Transaction Documents are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived;
(d)the only right or remedy of any Party in relation to any provision of this Agreement or any other Transaction Document shall be for breach of this Agreement or the relevant Transaction Document; and
(e)except for any liability in respect of a breach of this Agreement or any other Transaction Document, no Party shall owe any duty of care or have any liability in tort or otherwise to any other Party in relation to the transaction contemplated by this Agreement and/or the Transaction Documents.
28.3Nothing in this Clause 28 shall have the effect of excluding, limiting or restricting any liability for fraudulent misrepresentation or any liability of any person arising as a result of any wilful default, fraud, illegal dealing, negligence or material breach of this Agreement or any Transaction Document or breach of trust by such person.

29.Amendments and Waivers
29.1No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by each of the Parties hereto.
29.2Except as expressly provided in this Agreement, no failure or delay by any Party in exercising any right or remedy relating to this Agreement or any of the other Transaction Documents shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.
30.Further assurance
The Parties hereto agree that they will co-operate fully to (and the Purchaser will use best efforts to provide relevant information and support to the Seller such that the Seller shall) do all such further acts and things and execute any further documents that may be necessary or desirable to give full effect to the transactions contemplated by this Agreement (but subject always to the provisions of Clauses 8 (Notification of Sales) and 27 (Data Protection)).
31.Notices
31.1Any notice or communication to be given under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter or electronic communication (including email).
31.2The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any notice, communication or document to be made or delivered under or in connection with this Agreement is:
(a)in the case of the Seller or the Receivables Manager, to it at:
Address:    22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg
Email:    [* * *]
Attention:    [* * *]
(b)in the case of the Purchaser, to it at:
Address:    2, rue Edward Steichen, L-2540 Luxembourg-City, Luxembourg
Email:    [* * *]
Attention:    [* * *]
(c)in the case of the Security Agent, to it at:
Address:    160 Queen Victoria Street, London EC4V 4LA, United Kingdom
Email:    [* * *]

Attention:    [* * *]
or any substitute address or email address or for the attention as the relevant Party may notify to all of the other Parties by not less than seven days’ notice.
31.3Any notice, communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 31.2, if addressed to that department or officer.
31.4Any notice, communication or document which becomes effective, in accordance with Clause 31.3, after 5.00 p.m. Luxembourg time in the place of receipt shall be deemed only to become effective on the following day.
31.5Any notice or communication under or in connection with this Agreement may be made by electronic mail or other electronic means. Any such electronic communication will be effective only when actually received in readable form.
31.6Any electronic communication which becomes effective, in accordance with Clause 31.5, after 5.00 p.m. Luxembourg time in the place of receipt shall be deemed only to become effective on the following day.
31.7Notwithstanding Clauses 31.3 to 31.6, the Parties agree that any Sale Notice delivered by the Seller to the Purchaser under or in connection with this Agreement will be effective at the point in time at which such Sale Notice has been uploaded to an electronic platform that is accessible by the Purchaser and a notification has been made by email or other means to notify the Purchaser that such Sale Notice has been uploaded.
31.8Any notice given under or in connection with this Agreement must be in English.
32.Bail-In
32.1Contractual recognition of bail-in
Notwithstanding any other term of any Transaction Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of the Seller and/or the Receivables Manager to any other Party under or in connection with the Transaction Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)a cancellation of any such liability; and
(b)a variation of any term of any Transaction Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
32.2Bail-in definitions
In this Clause 32:
Bail-In Action means the exercise of any Write-down and Conversion Powers.
Bail-In Legislation means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the Luxembourg law of 5 April 1993 on the financial sector and the Luxembourg law of 18 December 2015 on the default of credit institutions and certain investment firms and any other law or regulation, or circulars applicable in Luxembourg relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);
Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.
Write-down and Conversion Powers means:
(i)any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Luxembourg, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which: (a) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period); and (b) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised; and
(ii)any similar or analogous powers under that Bail-In Legislation.
33.Third Party Rights
A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

34.Severability
Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.
35.Counterparts and Spanish notarisation
35.1This Agreement may be executed in any number of counterparts and by each Party on single counterparts. Each counterpart is an original but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail shall be an effective mode of delivery.
35.2The Seller and the Purchaser shall raise this Agreement into the status of the Spanish public document through an escritura pública before a Spanish notary on or before the first Back-Book Sale Date. Any notary’s fees and expenses derived from such notarisation shall be borne by the Seller.
36.Limited Recourse and Non-petition
36.1Limited recourse: Purchaser
Notwithstanding any of the provisions of this Agreement or any other Transaction Document, each of the parties to the Transaction Documents (other than the Purchaser) hereby acknowledges and agrees that all obligations of the Purchaser (in any capacity) under or in connection with the Transaction Documents to which the Purchaser is expressed to be a party are limited recourse and sums payable to it in respect of any of the Purchaser’s obligations shall be limited to the Purchaser’s assets that are available to the Purchaser, subject to and in accordance with the Security Documents and the Priorities of Payment, and if the net proceeds of realisation of the security constituted by the Security Documents are less than the aggregate amount payable by the Purchaser to the Facility Providers and any other Secured Creditors in respect of its obligations under or in connection with the Transaction Documents (such negative amount being referred to herein as a “shortfall”), the amount payable by the Purchaser to the Receivables Manager, the Facility Providers and each other Secured Creditor in respect of the Purchaser’s obligations under or in connection with such Transaction Document shall be reduced to such amount of the net proceeds as shall be applied in accordance with the Security Documents and the Priorities of Payment, and such parties shall not (directly or indirectly) be entitled to take any further steps against the Purchaser to recover such shortfall, which shall be deemed to be automatically extinguished.
36.2Non-petition: Purchaser
The parties to this Agreement and the Transaction Documents (other than the Purchaser) acknowledge and agree that they (or any other party acting on their behalf) shall not be entitled at any time to institute against the Purchaser, or join in any institution against the Purchaser of, any bankruptcy, reorganisation, arrangement, insolvency, examinership or liquidation proceedings, or other analogous proceedings, or appoint any liquidator, administrator, receiver, examiner, trustee, sequestrator or any similar officer under any applicable bankruptcy or similar law in connection with any obligations of the Purchaser under or in connection with this Agreement and the Transaction Documents. For the avoidance of doubt, nothing in this Clause 36.2 shall prevent the Security Agent enforcing the security constituted by the Security Documents in accordance with its terms, provided that in connection with any such enforcement neither the Security Agent nor any receiver appointed thereunder shall take any steps or proceedings to procure the winding up, examinership or liquidation of the Purchaser, save for lodging a claim in the liquidation, administration, or such similar proceedings, of the Purchaser which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Purchaser in relation thereto.
36.3Corporate obligations: Purchaser
Each of the parties to this Agreement and the Transaction Documents (other than the Purchaser) hereby acknowledges and agrees that no recourse under any obligation, covenant, or agreement of the Purchaser contained in any Transaction Document or implied therefrom may be sought by it against any shareholder, officer, agent, employee or manager of the Purchaser, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement and the Transaction Documents are corporate obligations of the Purchaser only. Each of the parties hereto (other than the Purchaser) hereby acknowledges and agrees that no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or managers of the Purchaser, or any of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser contained in any Transaction Document (including this Agreement), or implied therefrom, and any and all personal liability of every such shareholder, officer, agent, employee or manager for breaches by the Purchaser of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or manager is hereby deemed expressly waived by the parties hereto.
36.4The provisions of this Clause 36 (Limited Recourse and Non-petition) shall survive the termination of this Agreement and the other Transaction Documents.
37.Luxembourg Securitisation Act
Each of the Seller and the Security Agent expressly acknowledges and accepts, and will be deemed to have accepted and acknowledged, that the Purchaser is subject to the Securitisation Act 2004. Each of the Seller and the Security Agent expressly acknowledges and accepts that once all the assets of the Purchaser have been realised, it is not entitled to take any further steps against the Purchaser to recover any further sums due and the right to receive any such sum shall be extinguished. Each of the Seller and the Security Agent accepts not to attach or otherwise seize the assets of the Purchaser. In particular, neither the Seller nor the Security Agent shall be entitled to petition or take any other step for the winding-up, the liquidation or the bankruptcy of the Purchaser or any similar insolvency related proceedings. In case of a conflict between the provisions of this Clause 37 and the other provisions of this Agreement, the provisions of this Clause 37 shall prevail.

38.Governing Law and Jurisdiction
38.1This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, English law (other than any terms of this Agreement specific to the law of any other Relevant Jurisdiction, which shall be construed in accordance with such Relevant Jurisdiction).
38.2The English courts shall have exclusive jurisdiction in relation to all disputes arising out of or in connection with this Agreement (including claims for set-off and counterclaims), including disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, this Agreement; and (ii) any non-contractual obligations arising out of or in connection with this Agreement. For such purposes, each Party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction.
38.3The Seller and Receivables Manager shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be [* * *] and any claim form, judgment or other notice of legal process shall be sufficiently served on the Seller and Receivables Manager if delivered to such agent at its address for the time being. The Seller and Receivables Manager irrevocably undertakes not to revoke the authority of this agent and if, for any reason, any Party requests the Seller and Receivables Manager to do so, it shall promptly appoint another such agent with an address in England and advise the other Parties. If, following such a request, the Seller and Receivables Manager fails to appoint another agent, any other Party shall be entitled to appoint one on behalf of the Seller and Receivables Manager at the Seller and Receivables Manager 's expense.
38.4The Purchaser shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Maples Fiduciary Services (UK) Limited of 11th Floor, 200 Aldersgate Street, London EC1A 4HD and any claim form, judgment or other notice of legal process shall be sufficiently served on the Purchaser if delivered to such agent at its address for the time being. The Purchaser irrevocably undertakes not to revoke the authority of this agent and if, for any reason, the Seller requests the Purchaser to do so, it shall promptly appoint another such agent with an address in England and advise the Seller. If, following such a request, the Purchaser fails to appoint another agent, the Seller shall be entitled to appoint one on behalf of the Purchaser at the Purchaser’s expense.
38.5The Class C Lender shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Maples Fiduciary Services (UK) Limited of 11th Floor, 200 Aldersgate Street, London EC1A 4HD and any claim form, judgment or other notice of legal process shall be sufficiently served on the Class C Lender if delivered to such agent at its address for the time being. The Class C Lender irrevocably undertakes not to revoke the authority of this agent and if, for any reason, the Seller requests the Class C Lender to do so, it shall promptly appoint another such agent with an address in England and advise the Seller. If, following such a request, the Class C Lender fails to appoint another agent, the Seller shall be entitled to appoint one on behalf of the Class C Lender at the Class C Lender’s expense.

Schedule 1
Initial Conditions Precedent
Part ASeller Initial Conditions Precedent
1.A duly executed copy of this Agreement, the Receivables Management Agreement, [* * *] and the [* * *].
2.A copy of its constitutional documents.
3.An up-to-date excerpt of the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) dated no earlier than one Business Day prior to the date of this Agreement.
4.A copy of the Seller’s managing general partner’s (PayPal (Europe) S.à r.l.) constitutional documents.
5.An up-to-date excerpt of the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) in respect of the Seller’s managing general partner (PayPal (Europe) S.à r.l.) dated no earlier than one Business Day prior to the date of this Agreement.
6.An up-to-date certificate of non-inscription of a judicial decision (“certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation”) issued by REGINSOL, the Register of insolvability (Registre de l’insolvabilité) of Luxembourg dated no earlier than one Business Day prior to the date of this Agreement.
7.A copy of a resolution of a duly appointed committee of the board of managers of the general partner of the Seller:
(a)approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;
(b)authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf; and
(c)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any utilisation request and selection notice) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party.
8.A copy of a resolution of the supervisory board of the Seller approving the entry by the Seller into the Transaction Documents to which it is a party.
9.Evidence of the authority of the Seller’s signatories to enter into this Agreement, the relevant transactions hereunder and the related documents to which it is a party.
10.A certificate of solvency in relation to the Seller substantially in the form set out at Schedule 12 (Form of Seller Solvency Certificate).
11.[* * *]
12.[* * *]
13.A transaction legal opinion of [* * *], legal advisers to the Seller in Luxembourg, substantially in the form distributed to the Purchaser prior to signing this Agreement.

14.A transaction legal opinion of [* * *], legal advisers to the Seller in England, substantially in the form distributed to the Purchaser prior to signing this Agreement.
15.A transaction legal opinion of [* * *], legal advisers to the Seller in France, substantially in the form distributed to the Purchaser prior to signing this Agreement.
16.A transaction legal opinion of [* * *], legal advisers to the Seller in Germany, substantially in the form distributed to the Purchaser prior to signing this Agreement.
17.A transaction legal opinion of [* * *], legal advisers to the Seller in Italy, substantially in the form distributed to the Purchaser prior to signing this Agreement.
18.A transaction legal opinion of [* * *], legal advisers to the Seller in Spain, substantially in the form distributed to the Purchaser prior to signing this Agreement.
19.[* * *]
20.[* * *]
21.A legal opinion of [* * *], legal advisers to the Seller as to New York law in relation to the [* * *] substantially in the form distributed to the Purchaser prior to signing this Agreement.
22.Copies of the English Standard Documentation, German Standard Documentation, French Standard Documentation, Spanish Standard Documentation and Italian Standard Documentation.
23.A legal opinion of [* * *], legal advisers to the Seller in England, as to certain matters relating to the English Standard Documentation, substantially in the form distributed to the Purchaser prior to signing this Agreement.
24.A legal opinion of [* * *], legal advisers to the Seller in Germany, as to certain matters relating to the German Standard Documentation, substantially in the form distributed to the Purchaser prior to signing this Agreement.
25.A legal opinion of [* * *], legal advisers to the Seller in France, as to certain matters relating to the French Standard Documentation, substantially in the form distributed to the Purchaser prior to signing this Agreement.
26.A legal opinion of [* * *], legal advisers to the Seller in Spain, as to certain matters relating to the Spanish Standard Documentation, substantially in the form distributed to the Purchaser prior to signing this Agreement.
27.A legal opinion of [* * *], legal advisers to the Seller in Italy, as to certain matters relating to the Italian Standard Documentation, substantially in the form distributed to the Purchaser prior to signing this Agreement.
28.A reliance letter delivered by [* * *] in respect of a Luxembourg memorandum dated 27 October 2022 in relation to advanced electronic signatures under Luxembourg law.
29.A copy of this Agreement raised to the status of a Spanish public document through an escritura pública before a Spanish notary by the Seller, such escritura pública being entered into by the Seller, the Purchaser, the Security Agent and the Class C Lender only (and no other party to this Agreement).
30.The Asset Model in form and substance satisfactory to the Purchaser.
31.The form and substance of the Receivables Management Report satisfactory to the Purchaser.

32.[* * *]
33.[* * *]
Part BPurchaser Initial Conditions Precedent
1.A duly executed copy of each of the Transaction Documents, other than this Agreement and the Receivables Management Agreement.
2.Evidence that all documents relating to any financing required by the Purchaser to satisfy the Purchase Condition set out in Clause 2.6(f) of this Agreement have been executed and that all conditions precedent to such documents (other than any documents to be provided by the Seller as set out in Part A of this Schedule 1) have been satisfied or waived by the Class A Lenders, the Class B Lenders and the Class C Lender (as applicable).
3.A certificate of solvency in relation to the Purchaser in substantially the form set out at Schedule 13 (Form of Purchaser Solvency Certificate).
4.A copy extract of the board approval pursuant to which it authorises the execution of this Agreement and the other Transaction Documents to which it is a party.
5.Evidence of the authority of the Purchaser’s signatories to enter into this Agreement, the relevant transactions hereunder and the related documents to which it is a party.
6.An authority and capacity opinion of [* * *], legal advisers to the Purchaser in Luxembourg, substantially in the form distributed to the Seller prior to signing this Agreement.
7.A copy of this Agreement raised to the status of a Spanish public document through an escritura pública before a Spanish notary by the Purchaser, such escritura pública being entered into by the Seller and the Purchaser only (and no other party to this Agreement).
8.The Asset Model in form and substance satisfactory to the Seller.
9.The form and substance of the Receivables Management Report satisfactory to the Seller.
10.[* * *]

Schedule 2
Representations and Warranties
Part ALoan Warranties
1.Each Receivable is an Eligible Receivable.
2.The Underwriting Policies were adhered to at the time of origination of each Receivable.
3.The Loan Agreement for each Receivable constitute a legal, valid and binding obligation of the Borrower that is enforceable in accordance with its terms subject to the limitation of enforcement by (i) laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors, (ii) the time barring of claims under any applicable legislation and (iii) defences of set-off or counterclaim.
4.Each Receivable has been originated by the Seller in the normal course of business and has been substantially made on the terms of the Standard Documentation applicable thereto at the time of origination.
5.Immediately prior to the relevant Title Transfer Date, the Seller was the absolute owner of the Receivable and the Seller has not assigned (whether by way of absolute assignment, assignation or by way of security only), transferred, charged, disposed of or dealt with the benefit of the Receivable, any of the other rights relating thereto or any of the property, rights, titles, interests or benefits to be sold or assigned pursuant to this Agreement other than pursuant to this Agreement.
6.As at the date of origination:
(a)the terms of, and the origination steps taken in respect of, the Receivable including as to promotions, pre-contractual disclosures (where applicable) and entry into of the loan, complied with all applicable laws and regulations to the extent necessary to ensure that the relevant Receivable was enforceable under its governing law and the relevant Borrower was obliged to pay interest (if applicable) and repay principal on the dates specified in accordance with the Loan Agreement in respect of such Receivable; and
(b)the Seller had all necessary consents, authorisations, approvals, licences and orders to originate the Receivable (if any).
7.Each Receivable has been administered by the Seller in accordance with applicable laws and regulations and terms of the Loan Agreement, save where a failure of such administration would not adversely affect the enforceability, transferability or collectability of such Receivable.
8.To the extent interest is charged on a Receivable, interest on such Receivable (if applicable) is charged on such Receivable in accordance with the provisions of that Receivable and/or in accordance with statutory interest provisions.
9.Each Receivable is assignable and transferable without the Borrower’s consent.
10.As far as the Seller is aware, at its Sale Notice Date, no rescission, lien or right of counterclaim has been created or arisen between the Seller and any Borrower which would entitle such Borrower to reduce the amount of any payment otherwise due under the relevant Receivable and no right of set-off has been exercised by the Borrower which has not been reflected in the Receivables balance as set out in the applicable Sale Notice provided to the Purchaser pursuant to Clause 7 (Completion) of this Agreement.

11.Each Receivable was originated by the Seller in sterling or euro, is denominated in sterling or euro and is repayable in sterling or euro.
12.Each Receivable is governed by either the laws of England and Wales, Germany, France, Spain or Italy.
13.Save as described in the Conditions Legal Opinions, all formal approvals, consents and other steps (other than notification to the relevant Borrower) necessary to permit a transfer of each Receivable and the Related Rights to be sold under this Agreement have been obtained or taken and each Receivable and the Related Rights are freely assignable and no formal approvals, consents or other steps (other than notification to the relevant Borrower) are necessary as at the Title Transfer Date to permit a transfer of each Receivable and the Related Rights, and the Receivable and the Related Rights are not subject to any contractual confidentiality restrictions which may restrict the ability of the Purchaser to acquire the same.
14.The particulars of each Receivable in the Sale Notice provided to the Purchaser pursuant to Clause 7 (Completion) of this Agreement are complete, true and accurate as at the applicable Sale Notice Date.
15.In selecting each Receivable for sale to the Purchaser, the Seller has not knowingly selected such Receivable on the basis that it is of a lower credit quality or otherwise less likely to perform than Receivables retained by the Seller and the Receivable has not been selected in a way that is intended to adversely affect, or has the effect of adversely affecting, the Purchaser or the Portfolio.
16.In respect of each Receivable, the Seller’s obligations under the related Loan Agreement have been fully performed (save in respect of any Further Disbursements) and the Seller has not breached the related Loan Agreement in any way that would adversely affect the validity, enforceability or collectability of such Receivable.
17.Each Receivable is a contractually unsubordinated obligation of the Borrower.
18.The Borrower is not required by law to make any Tax Deduction under the law of any Relevant Jurisdiction from any payment the Borrower owes and is obliged to pay in respect of each Receivable.
19.No registration, stamp, or other similar Taxes or duties are payable in any Relevant Jurisdiction or Luxembourg as a result of the assignment, transfer and/or re-transfer of the Receivables and the perfection of the transfer of the legal title to the Receivables, in each case pursuant to the Transaction Documents, except in case of any such Taxes or duties arising as a result of (a) the voluntary registration of this Agreement or the Receivables Management Agreement by the Purchaser with (i) the Administration de l’Enregistrement, des Domaines et de la TVA or (ii) any other Tax Authority, or (b) a “caso d’uso” or “enunciazione” for Italian Tax purposes, insofar as they result from an act of the Purchaser.
Part BSeller Representations
1.Status
It is a corporate partnership limited by shares duly incorporated, validly existing and registered under the laws of Luxembourg, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.
2.Powers and Authority
It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.
3.Legal Validity
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable, subject to:
(a)the Legal Reservations; and
(b)in the case of any Security Document, the Perfection Requirements.
4.Non-conflict
The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not, to its knowledge:
(a)conflict with any document which is binding upon it or any of its assets;
(b)conflict with its constitutional documents; or
(c)conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.
5.Consents and Licences
All consents, licences and other approvals and authorisations required by it in connection with:
(a)the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents; and
(b)the origination and administration of the Receivables,
have been obtained or effected (as appropriate) and are in full force and effect, save where a failure to hold or obtain any such consent, licence or other approvals and authorisations would not adversely affect in any material respect the performance, validity and enforceability of the Transaction Documents or the transactions contemplated by them and/or the validity, enforceability or collectability or transferability of the Receivables.
6.Solvency
No Insolvency Event has occurred with respect to it.
7.Residence for Tax Purposes
It is a corporate partnership limited by shares which is and has, since incorporation, been resident for Tax purposes solely in Luxembourg and it is not liable to be taxed on its profits in any jurisdiction other than Luxembourg.

8.Corporate income tax and VAT
It is a corporate partnership limited by shares (a) established and registered in Luxembourg for VAT purposes; and (b) within the charge to corporate income tax in Luxembourg in respect of amounts payable to it by the Purchaser pursuant to the terms of this Agreement.
9.Validity and admissibility in evidence
All Authorisations required:
(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect (or will be when required).
10.Governing law and enforcement
(a)Subject to the Legal Reservations, the choice of English law (and the law of any other Relevant Jurisdiction, as applicable) as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)Subject to the Legal Reservations, any judgment obtained in England & Wales (and the law of any other Relevant Jurisdiction, as applicable) in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation.
11.Centre of Main Interests
(a)The place of the central administration (siège de l’administration centrale) of the Seller, the principal place of business (principal éstablissement) of the Seller, the place where the Seller conducts the administration of its interests on a regular basis and which is ascertainable by third parties and the Seller’s registered office (siège statutaire) are all in Luxembourg.
(b)It has no place of operations where it carries out a non-transitory economic activity with human means and assets in any jurisdiction other than Luxembourg.
12.Anti Bribery
The Seller has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; Italian Legislative Decree No. 231 of 8 June 2001; all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; and other similar Anti-Corruption Law or regulation, each as further amended and supplemented from time to time, in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
13.Money Laundering
The Seller and each person controlling or controlled by it are, and have been at all times over the last three years, in material compliance with all applicable Anti-Money Laundering Laws. During the last three years, neither the Seller nor any person controlling or controlled by it has been cited, cautioned or fined in connection with, or otherwise received written notice of any asserted past or present material failure to comply with Anti-Money Laundering Laws and no governmental investigation or proceeding with respect to any alleged material non-compliance with Anti-Money Laundering Laws is, so far as the Seller is aware, pending or threatened.
14.Sanctions
Neither the Seller, nor (to the knowledge of the Seller) any of its managers, officers or, its agents, employees or persons acting on its behalf:
(a)has been found in violation of any applicable Sanctions in the last three years; or
(b)is a Restricted Person.
Any provision of this Paragraph 14 shall not apply to the extent that it would result in a breach of any applicable blocking or anti-boycott law.
15.Restricted Countries
It is the policy of the Purchaser as at the Signing Date not to conduct business in or with North Korea, Syria, Sudan, the Crimea, Cuba, Iran, and Donetsk People’s Republic, the disputed territories of Kherson and Zaporizhzzhia and Luhansk People’s Republic regions of Ukraine (each a Restricted Country), in view of the significant corruption, financial crime, terrorist financing, sanctions, political, and business risks that these jurisdictions present. The Seller, in relation to any of the Receivables, has not engaged in any prohibited dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in any Restricted Country, in each case directly or knowingly indirectly, including through any of its distributors, agents or other persons acting on its behalf, save for the disputed territories of Kherson and Zaporizhzzhia regions of Ukraine in relation to Purchased Receivables only.
Part CPurchaser Representations
1.Status
It is a company duly incorporated, validly existing and registered under the laws of Luxembourg, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.
2.Powers and Authority
It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.
3.Legal Validity
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable, subject to:
(a)the Legal Reservations; and
(b)in the case of any Security Document, the Perfection Requirements.
4.Non-conflict
The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

(a)conflict with any document which is binding upon it or any of its assets;
(b)conflict with its constitutional documents; or
(c)conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.
5.Consents and Licences
All consents, licences and other approvals and authorisations required by it in connection with:
(a)the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents; and
(b)the administration of the Receivables,
have been obtained or effected (as appropriate) and are in full force and effect.
6.Solvency
No Insolvency Event has occurred with respect to it.
7.Residence for Tax Purposes
It is a company which is and has, since incorporation, been resident for Tax purposes solely in Luxembourg and it is not liable to be taxed on its profits in any jurisdiction other than Luxembourg.
8.Corporate income tax and VAT
It is a company (a) established and registered (or which will prior to the Closing Date be registered) in Luxembourg for VAT purposes and (b) within the charge to corporate income tax in Luxembourg in respect of amounts payable to it pursuant to the terms of this Agreement.
9.Validity and admissibility in evidence
All Authorisations required:
(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect (or will be when required).
10.Governing law and enforcement
(a)Subject to the Legal Reservations, the choice of English law (and the law of any other Relevant Jurisdiction, as applicable) as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)Subject to the Legal Reservations, any judgment obtained in England & Wales (and the law of any other Relevant Jurisdiction, as applicable) in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation.

11.Centre of Main Interests
(a)It has its “centre of main interests” (as that term is used in Article 3(1) of the Insolvency Regulation) in Luxembourg.
(b)It has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any jurisdiction other than Luxembourg.
12.Anti Bribery
The Purchaser has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; Italian Legislative Decree No. 231 of 8 June 2001; all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; and other similar Anti-Corruption Law or regulation, each as further amended and supplemented from time to time, in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
13.Money Laundering
The Purchaser is, and has been since its incorporation, in material compliance with all applicable Anti-Money Laundering Laws. Since its incorporation, the Purchaser has not been cited, cautioned or fined in connection with, or otherwise received written notice of any asserted past or present material failure to comply with Anti-Money Laundering Laws and no governmental investigation or proceeding with respect to any alleged material non-compliance with Anti-Money Laundering Laws is, so far as the Purchaser is aware, pending or threatened.
14.Sanctions
Neither the Purchaser nor (to the knowledge of the Purchaser) any of its managers, officers or, its agents, employees or persons acting on its behalf:
(a)has been found in violation of any applicable Sanctions since the Purchaser’s incorporation; or
(b)is a Restricted Person.
Any provision of this Paragraph 12 shall not apply to the extent that it would result in a breach of any applicable blocking or anti-boycott law.
15.Restricted Countries
It is the policy of Purchaser as at the Signing Date not to conduct business in or with any Restricted Country, in view of the significant corruption, financial crime, terrorist financing, sanctions, political, and business risks that these jurisdictions present. The Purchaser, in relation to any of the Receivables, has not engaged in any prohibited dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in any Restricted Country, in each case directly or knowingly indirectly, including through any of its distributors, agents or other persons acting on its behalf.

Schedule 3
Sale and Settlement of Back-Book Receivables
Part AAgreement for Sale and Purchase of the Back-Book Receivables
1.[* * *]
2.[* * *]
3.Subject to the requirements of Clause 4.1 of this Agreement having been satisfied by each of the Seller and the Purchaser, the Seller agrees to sell and assign to the Purchaser all of the right, title and interest (present or future) in, and to, the Back-Book Receivables (and their respective Related Rights) by delivering one or more Back-Book Sale Notices to the Purchaser. Each Back-Book Sale Notice shall be delivered not less than [* * *] Business Days before the Back-Book Sale Date on which the Back-Book Receivables set out in that Back-Book Sale Notice are proposed to be sold to the Purchaser (such date, a Back-Book Sale Notice Date). The Purchaser hereby agrees to purchase and accepts the purchase of such Back-Book Receivables on each Back-Book Sale Date subject to the Back-Book Purchase Conditions being satisfied or waived by agreement in writing between the Seller and the Purchaser on such Back-Book Sale Notice Date.
4.The Purchaser shall pay the Estimated Back-Book Purchase Price in respect of the Back-Book Receivables specified in a Back-Book Sale Notice to the Seller on the Back-Book Sale Date specified in such Back-Book Sale Notice.
5.The transfer of all right, title and interest in and to the Back-Book Receivables specified in a Back-Book Sale Notice (and all Related Rights) to be sold by the Seller to the Purchaser will take effect immediately upon receipt by the Seller of the applicable Estimated Back-Book Purchase Price in full (provided that it is agreed that such transfer will only be required to be reflected in the System as soon as is reasonably practicable after the receipt by the Seller of the applicable Estimated Back-Book Purchase Price).
6.The purchase conditions for the Back-Book Receivables (the Back-Book Purchase Conditions) are the following:
(a)the Back-Book Sale Date is within the Commitment Period;
(b)the Back-Book Representations are true in all material respects on a Back-Book Sale Notice Date;
(c)the Back-Book Repeating Representations are true in all respects as at the applicable Back-Book Sale Notice Date and will be true in all respects as at the transfer of all right, title and interest in and to the Back-Book Receivables pursuant to Paragraph 5 of Part A of this Schedule 3 (Sale and Settlement of Back-Book Receivables);
(d)the Seller is not in material breach of its obligations under this Agreement as at the Back-Book Sale Notice Date and will not be in material breach of its obligations under this Agreement as at the transfer of all right, title and interest in and to the Back-Book Receivables pursuant to Paragraph 5 of Part A of this Schedule 3 (Sale and Settlement of Back-Book Receivables), in each case which (in the case only of a material breach caused by an error or omission of an administrative, personnel, system, technical or operational nature) has not been remedied within ten Business Days;
(e)the Concentration Limits in respect of the Back-Book Portfolio are satisfied as at the first Back-Book Sale Notice Date;

(f)in relation to Back-Book Receivables, the aggregate of:
(i)in respect of Back-Book Receivables arising from Loan Agreements which are fully disbursed as at the relevant Back-Book Sale Notice Date, the aggregate of the Euro Equivalent Principal Balance of such Back-Book Receivables (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Back-Book Sale Notice setting out such Back-Book Receivables; and
(ii)in respect of Back-Book Receivables arising from Loan Agreements which are not fully disbursed as at the relevant Back-Book Sale Notice Date, the aggregate of the Euro Equivalent Original Commitment Amount (less the amount of any repayments which the Borrower has made in accordance with the Loan Agreement) of such Receivables (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Back-Book Sale Notice setting out such Receivables, is less than or equal to the Available Commitment as at the Sale Notice Date; and
(g)the Purchaser having funds available to it for the payment of the Estimated Back-Book Purchase Price in accordance with the Transaction Documents on the date when payment of such Estimated Back-Book Purchase Price is due.
7.It shall be a term of the sale of each of the Back-Book Receivables (and any Related Rights) that the Seller shall sell and assign to the Purchaser all right, title, interest and benefit of the Seller (both present and future) in, to and under the Back-Book Receivables and any Related Rights (but without notice of such sale and purchase being given to Borrowers prior to the occurrence of a Notification Event), including for the avoidance of doubt:
(a)all sums of principal, interest or any other sum payable under the Back-Book Receivables on or after or in respect of any period on or after the applicable Sale Time of such Back-Book Receivables including all sums of interest and other sums payable and the right to demand, sue for, recover, receive and give receipts for all such sums;
(b)the benefit of and the right to sue on all covenants and undertakings in favour of the Seller in each Back-Book Receivable and any Related Rights and the right to exercise all powers of the Seller in relation to each Back-Book Receivable and any Related Rights;
(c)all arrears payable under or in connection with the Back-Book Receivables; and
(d)all net proceeds (after any applicable costs and expenses that are agreed may be deducted in accordance with the terms of the Receivables Management Agreement) from the enforcement of the Back-Book Receivables and any Related Rights,
provided that (i) at no time prior to the provision of a Borrower Notice will identifiable Personal Data be transferred or otherwise made available to the Purchaser in respect of any Back-Book Receivables or Borrowers thereunder; (ii) the benefit and/or the right to receive any interest due and payable prior to applicable Sale Time shall not be transferred to the Purchaser in respect of any Back-Book

Receivables; and (iii) the benefit and/or the right to receive any NSF Fee applicable in respect of any Back-Book Receivable shall not be transferred to the Purchaser.
8.The Parties confirm that the sale of the Back-Book Receivables and any Related Rights in accordance with this Agreement is intended to constitute a true sale of those Back-Book Receivables and Related Rights and not a loan or a security arrangement for any obligation of the Seller. Notwithstanding any other provision of the Transaction Documents, the Purchaser shall have full title and interest in and to the Back-Book Receivables and any Related Rights purchased by the Purchaser in accordance with this Agreement and the Purchaser shall be free to further dispose of those Back-Book Receivables and Related Rights subject to the Security Interests created by, and any restrictions to which it is subject under, the Security Documents and any other Transaction Document, provided always that notice of such sale and purchase will not be given to Borrowers prior to the occurrence of a Notification Event.
9.Each Back-Book Receivable shall be sold subject to and in accordance with the terms and subject to the conditions of this Agreement and the Relevant Local Schedule for such Back-Book Receivable, save for the provisions in Clauses 2 (Agreement for Sale and Purchase of the Receivables), 4 (Conditions Precedent), 5 (Consideration), 7 (Completion), 9.1 and 9.2 of this Agreement which shall not apply in respect of the sale of Back-Book Receivables. In the event of any conflict between the terms of this Agreement and the Relevant Local Schedule, the terms of the Relevant Local Schedule shall prevail.
10.The Seller shall, following a sale of Back-Book Receivables set out in a Back-Book Sale Notice, deliver a notice to the Purchaser setting out the confirmed loan balances of such Back-Book Receivables as sold to the Purchaser (a Back-Book Confirmation Notice) no later than [* * *] Business Days following the latest Sale Time for such Back-Receivables specified in the relevant Back-Book Sale Notice.
Part BConsideration
1.The aggregate consideration to be provided by the Purchaser to the Seller for the sale and assignment of all Back-Book Receivables together with all Related Rights is the aggregate Actual Back-Book Purchase Price payable in respect of all of the Back-Book Receivables, consists of the aggregated Estimated Back-Book Purchase Price as adjusted by the aggregated True-Up Adjustment and any amount calculated as payable in accordance with Paragraph 4A below.
Part CCompletion
1.The Purchaser shall pay the Estimated Back-Book Purchase Price for the Back-Book Receivables specified in a Back-Book Sale Notice on the relevant Back-Book Sale Date specified in that Back-Book Sale Notice.
2.Within five Business Days after the latest Sale Time for such Back-Book Receivables specified in the relevant Back-Book Sale Notice, the Seller shall deliver to the Purchaser a notice (the True-Up Adjustment Notice), stating the amount of the True-Up Adjustment, which shall be calculated by the Seller as the difference between (i) the Estimated Back-Book Purchase Price for the Back-Book Receivables specified in the relevant Back Book Sale Notice and (ii) the aggregate the Principal Balance of each Back-Book Receivable set out in the Back-Book Sale Notice as at the Sale Time for that Back-Book Receivable multiplied by the Purchase Price Ratio for that Back-Book Receivable (the Actual Back-Book Purchase Price). Each such True-Up Adjustment may require a payment from either the Purchaser (if the relevant Actual Back-Book Purchase Price is greater than the relevant Estimated Back-Book Purchase Price for such Back-Book Receivables) or the Seller (if the relevant Actual Back-Book Purchase Price is less than the Estimated Back-Book Purchase Price for such Back-Book Receivables) to the other Party.

3.If:
(a)the True-Up Adjustment Notice requires a payment to be made by the Seller to the Purchaser, the Seller shall cause an amount equal to the True-Up Adjustment to be transferred to the Purchaser within five Business Days of delivery of the True-Up Adjustment Notice; and
(b)the True-Up Adjustment Notice requires a payment to be made by the Purchaser to the Seller, the Purchaser shall cause an amount equal to the True-Up Adjustment to be transferred to the Seller on the next Payment Date relating to a Sale Notice, or failing which within five Business Days of receipt of the True-Up Adjustment Notice.
4.Notwithstanding any other rights the Seller may have under this Agreement, if the Purchaser fails to pay the True-Up Adjustment by the later of: (i) five Business Days of receipt of the True-Up Adjustment Notice; and (ii) the Payment Date following delivery of such True-Up Adjustment Notice, to satisfy the amount so owed by the Purchaser to the Seller, the Seller shall be entitled to set-off the amount of such True-Up Adjustment against the following (with the Seller’s obligation to account to the Purchaser for the following being reduced by a corresponding amount):
(a)any Collections due to be transferred to the Purchaser by the Seller in respect of the Back-Book Receivables or any other Receivables then owned by the Purchaser; and/or
(b)any further Collections received by the Seller on any subsequent Business Day thereafter until the amount owed to the Seller is settled in full.
4A.    In addition, on or before the first Monthly Reporting Date following the latest Sale Time of any Back Book Receivable sold on a Back-Book Sale Date (the [* * *]), the Class C Lender will calculate the difference between:
(i)     the Actual Back-Book Purchase Price applicable to all Back-Book Receivables sold on that Back-Book Sale Date that are DE PayPal Ratenzahlung ([* * *]); and
(ii)    the aggregate of the Principal Balances of each Back-Book Receivable set out in the applicable Back-Book Sale Notice that are DE PayPal Ratenzahlung as at the Sale Time [* * *], such amount being the DE PayPal Ratenzahlung Reconciliation Amount.
If the amount calculated in paragraph 4A.(i) above is greater than the amount calculated in Paragraph 4A(ii) above the Seller shall pay to the Purchaser an amount equal to the DE PayPal Ratenzahlung Reconciliation Amount on the first Settlement Date falling not earlier than [* * *] Business Days after the relevant DE PayPal Ratenzahlung Reconciliation Date (the [* * *]) provided that the Purchaser may satisfy the amount so owed by the Seller to the Purchaser by way of set-off of the DE PayPal Ratenzahlung Reconciliation Amount against any Purchase Price then payable by the Purchaser under this Agreement.
If the amount calculated in Paragraph 4A(i) above is less than the amount calculated in Paragraph 4A(ii) above the Purchaser shall pay to the Seller an amount equal to the DE PayPal Ratenzahlung Reconciliation Amount on the DE PayPal Ratenzahlung Payment Date provided that the Seller may satisfy the amount so owed by the Purchaser to the Seller by way of set-off of the DE PayPal Ratenzahlung Reconciliation Amount against:
(a)any Collections due to be transferred to the Purchaser by the Seller in respect of the Back-Book Receivables or any other Receivables then owned by the Purchaser; and/or

(b)any further Collections received by the Seller on any subsequent Business Day thereafter until the amount owed to the Seller is settled in full.
5.Following the applicable Sale Time for a Back-Book Receivable:
(a)the Seller will account to the Purchaser for all sums received by the Seller after the applicable Sale Time which belong to the Purchaser (including, without limitation, any sums received from any Borrower) under or in respect of the Back-Book Receivables which were sold and transferred to the Purchaser at the applicable Sale Time and the Seller will hold the same on trust for the Purchaser as trustee pending such amounts being paid to the Purchaser; and
(b)the Purchaser shall hold all Third Party Amounts received by it on trust for the Seller or such other third party beneficial owner of such sums, as the case may be.
6.With effect from the applicable Sale Time, the Seller shall continue to observe and perform, or procure the observance and performance of, any obligation to the Borrowers in respect of a Back-Book Receivable and any Related Rights transferred at the applicable Sale Time in accordance with their terms.
Part DRepresentations and Loan Warranties
1.Save to the extent Disclosed against in the Disclosure Letter, the Seller, in relation to each Back-Book Receivable and any Related Rights purchased by the Purchaser, gives the Loan Warranties to the Purchaser and the Security Agent on a Back-Book Sale Notice Date.
2.The Seller makes representations in the form set out in Part B of Schedule 2 (Seller Representations) to the Purchaser and the Security Agent on a Back-Book Sale Date.
3.The Purchaser makes representations in the form set out in Part C of Schedule 2 (Purchaser Representations) to the Seller and the Security Agent on a Back-Book Sale Date.

Schedule 4
Standard Documentation
[* * *]

Schedule 5
Underwriting Policies

[* * *]

Schedule 6
Provisions relating to Sale of UK Receivables
This Schedule 6 and any non-contractual obligations arising out of or in connection with this Schedule 6 shall be governed by English law.
Part APrior to UK RM Accession Date
1.The Seller as legal title holder with full title guarantee undertakes to the Purchaser and the Security Agent that, pending perfection of the transfer to the Purchaser (or as it shall direct) of legal title to any UK Receivables in accordance with Clause 8 (Notification of Sales), it:
(a)shall observe and perform (or procure the performance of) the obligations of the lender arising under each such Receivable;
(b)shall, where any discretion is reserved to it at law in relation to such Receivables (including, without limitation, agreeing amendments to the receivables management specification varying the basis on which consents or approvals are given to Borrowers, varying the enforcement procedures and instructing the Receivables Manager in relation to discretionary elements of these, directing the Receivables Manager in relation to the release of any Borrower, determining whether any change to interest rates should be made and determining whether the repayment type can be changed), exercise such discretion in accordance with the policies applicable to the UK Receivables and this Agreement or, where the applicable policies do not cover the relevant circumstance, in consultation with the Receivables Manager (and shall consider in good faith any proposal made by the Receivables Manager) and comply with all applicable laws in the exercise of such discretions;
(c)at any time when the Seller and the Receivables Manager are separate entities, shall provide such assistance as the Receivables Manager may require to enable it to perform its obligations under this Agreement.
2.For the avoidance of doubt, prior to the perfection of the assignment or transfer (as appropriate) of any UK Receivable and any Related Rights to the Purchaser, legal title to each such Receivable and its Related Rights purchased by the Purchaser pursuant to this Agreement shall be vested in the Seller and after its purchase by the Purchaser, sole beneficial title and interest shall be vested in the Purchaser.
3.Prior to perfection of the transfer of the legal title to any UK Receivable and its Related Rights, the Seller undertakes (to the extent that any of the following is vested in it) to hold all right, title, interest and benefit (both present and future) in and under (a) such Receivable and its Related Rights, following the acquisition of such Receivable and its Related Rights by the Purchaser and (b) any sums that are or may become due in respect thereof, on trust for the Purchaser.
4.In connection with any transfer of any legal title to any UK Receivable and its Related Rights in accordance with Clause 8 (Notification of Sales), the Seller shall:
(a)arrange for any claim form relating to any litigation in respect of such Receivable to be amended so that the legal title transferee is identified as the claimant or pursuer;
(b)issue, or instruct the Receivables Manager to issue on its behalf, a notification to each Borrower; and
(c)co-operate with the Purchaser and (where applicable) the Security Agent to effect the transfer of such Receivables in respect of any migration of the Receivables and transfer of legal title to a new legal title holder.

Part BFrom UK RM Accession Date
With effect from the UK RM Accession Date,
1.references to “Receivables” in this Agreement shall refer to the EU Receivables and the UK Receivables unless otherwise specified;
2.references to the “Receivables Manager” in this Agreement shall refer to the EU Receivables Manager in connection with the EU Receivables and the UK Receivables Manager in connection with the UK Receivables;
3.if the Switch Notice has not been delivered prior to the UK RM Accession Date, the Seller (on behalf of itself and the UK Sub following agreement with the UK Sub) shall deliver the Switch Notice to the Purchaser at least 30 days prior to the Sale Notice Date on which the Seller wishes the Settlement Date Title Transfer Option to apply to all future sales of Receivables (save for any Further Disbursements (in relation to which, Clause 2.14 shall apply)) to the Purchaser;
4.the Purchaser agrees that upon the UK RM Accession Date, the Seller shall have a right to transfer legal title to the UK Receivables which have been purchased by the Purchaser to the UK Sub, subject to the Purchaser’s beneficial interests in such UK Receivables;
5.in connection with the UK Receivables only, the following Clauses shall be amended and replaced as follows (for the avoidance of doubt, the following Clauses shall continue to apply in their unamended form in connection with the EU Receivables):
(a)Clause 7.2
“In respect of UK Further Disbursements which are included in a Further Disbursement Confirmation Notice, the relevant Purchase Price shall be due and payable by the Purchaser to the Seller on the relevant Payment Date, and to satisfy the amount so owed by the Purchaser to the Seller, the Seller shall be entitled to set-off the amount of such Purchase Price against any Collections Sweep Payment (whether before or after the end of the Commitment Period) in respect of the UK Further Disbursements due to be made by the UK Receivables Manager under the Receivables Management Agreement in the same currency on such day (with the UK Receivables Manager’s obligation to account to the Purchaser for such Collections Sweep Payment being reduced by a corresponding amount). To the extent the amount of any Collections Sweep Payment due to be made on such day in respect of the UK Further Disbursements is insufficient to be applied and set-off so as to settle the relevant Purchase Price in full, any non-payment in full of the Purchase Price for such UK Further Disbursements shall not constitute a failure to pay for the purposes of Clause 12.1(b) and the Seller may satisfy any unpaid Purchase Price by applying the Collections Sweep Payment in respect of the UK Further Disbursements on the next following Business Day and thereafter until the Purchase Price is settled in full.”;
(b)Clause 8.1(a)
“the UK Sub being required by a court of competent jurisdiction, or by a change in law occurring after the Closing Date, or by a regulatory authority or organisation whose members include consumer or other unsecured lenders of which the UK Sub is a member or with whom it is customary for the UK Sub to comply, to notify the relevant Borrower of the transfer of any UK Receivables and Related Rights in favour of the Purchaser;”;
(c)Clause 8.2(a)

“subject to Clause 8.2(b), the UK Sub is not required to give any formal notice of the assignment of, or of its interest in, any UK Receivable or any Related Rights whether to any Borrower or to any other person at any time prior to the occurrence of a Notification Event, and following a Notification Event unless instructed to do so by the Purchaser or the Security Agent (as applicable);”;
(d)Clause 8.2(d)
“at no time prior to a Borrower Notice will Personal Data in respect of any Borrowers be requested to be shared by the Seller or the UK Sub (or any outsourced service providers thereof) with the Purchaser or the Security Agent.”;
(e)Clause 12.1(h)
“the Purchaser has delivered a Receivables Manager Termination Notice to the Receivables Manager or the UK Receivables Manager has given notice of its resignation pursuant to the Receivables Management Agreement;”;
(f)Clause 12.1(i)
“it is or becomes unlawful for the UK Receivables Manager to perform any of its obligations under this Agreement or the Receivables Management Agreement, or such performance becomes in the opinion of the UK Receivables Manager, acting reasonably, materially more burdensome as a result of a change in applicable law and regulation (other than a law or regulation relating to Tax, as to which Clause 12.1(m) shall apply) and the UK Receivables Manager has provided a certificate signed by a director stating that there is no reasonable prospect of avoiding the circumstances giving rise to the UK Receivables Manager’s performance becoming materially more burdensome and including reasonable detail as to such circumstances;”;
(g)Clause 27.2(b)
“the UK Receivables Manager shall not transfer any Personal Data to, or take instructions relating to Personal Data from, any other party, or parties in connection with this Agreement;” and
(h)Clause 27.2(c)
“any information provided by the UK Receivables Manager to any other party shall be fully anonymised; and”.
6.in connection with the UK Receivables only, the following paragraphs in Part A of Schedule 2 (Loan Warranties) shall be amended and replaced as follows (for the avoidance of doubt, the following paragraphs shall continue to apply in their unamended form in connection with the EU Receivables):
(a)Paragraph 4
“Each UK Receivable has been originated by the UK Sub in the normal course of business and has been substantially made on the terms of the Standard Documentation applicable thereto at the time of origination.”;
(b)Paragraph 5
“Immediately prior to the relevant Title Transfer Date, the Seller was the absolute beneficial owner of the UK Receivable (with the UK Sub being the legal title holder) and neither the

Seller not the UK Sub has assigned (whether by way of absolute assignment, assignation or by way of security only), transferred, charged, disposed of or dealt with the benefit of the UK Receivable, any of the other rights relating thereto or any of the property, rights, titles, interests or benefits to be sold or assigned pursuant to this Agreement other than pursuant to this Agreement.”;
(c)Paragraph 6
“As at the date of origination:
(i)the terms of, and the origination steps taken in respect of, the UK Receivable including as to promotions, pre-contractual disclosures (where applicable) and entry into of the loan, complied with all applicable laws and regulations to the extent necessary to ensure that the relevant UK Receivable was enforceable under its governing law and the relevant Borrower was obliged to pay interest (if applicable) and repay principal on the dates specified in accordance with the Loan Agreement in respect of such UK Receivable; and
(ii)the UK Sub had all necessary consents, authorisations, approvals, licences and orders to originate the UK Receivable (if any).”;
(d)Paragraph 7
“Each UK Receivable has been administered by the UK Sub in accordance with applicable laws and regulations and terms of the Loan Agreement, save where a failure of such administration would not adversely affect the enforceability, transferability or collectability of such UK Receivable.”; and
(e)Paragraph 11
“Each UK Receivable was originated by the UK Sub in sterling, is denominated in sterling and is repayable in sterling.”; and
7.in connection with the UK Receivables only, paragraph 22 in Schedule 14 (Eligibility Criteria) shall be amended and replaced as follows (for the avoidance of doubt, the following paragraph shall continue to apply in its unamended form in connection with the EU Receivables):
“As at the date of origination of the UK Receivable, the aggregate of:
(a)    the total outstanding Principal Balance of all Eligible Products owed to the UK Sub by the Borrower, and
(b)    the Original Commitment Amount for such UK Receivable less the amount of any expected initial instalment payment for such UK Receivable, is less than or equal to the Shadow Limit applicable in respect of such UK Receivable.”.

Schedule 7
Provisions relating to Sale of German Receivables
[* * *]

Schedule 8
Provisions relating to Sale of French Receivables
1.The Seller gives, on the date hereof, the following Loan Warranty in relation to each French Receivable and any Related Rights purchased by the Purchaser, by reference to the facts and circumstances existing at the date of this Agreement and based on its actual knowledge: no French Receivable constitutes "crédits à la consommation" within the meaning of articles L.312-1 et seq. of the French Code de la consommation.
2.For the purpose of the application of the Eligibility Criteria set out in paragraph 14 of Schedule 14 (Eligibility Criteria), the bankruptcy or insolvency in relation to a Borrower under any French Receivable shall refer to over-indebtedness (situation de surendettement) as defined in article L. 711-1 of the French Code de la consummation.
3.The Parties agree that the Sale Notice and the Back-Book Sale Notice each constitutes a sale agreement in writing evidencing the sale of the French Receivables (“écrit constatant la cession de créances”) in accordance with article 1322 of the French Code civil.
4.The French Receivables and any Related Rights will be assigned (cédées) pursuant to this Agreement in accordance with articles 1321 et seq. of the French Code civil (the Assignment), and the Assignment will be enforceable (opposable) against third parties (tiers) in accordance with article 1323 of the French Code civil:
(a)with respect to any Receivables (and Related Rights) transferred under a SND Title Transfer Option or with respect to any Further Disbursement, from the applicable Sale Notice Date for the relevant Receivable or the relevant Further Disbursement;
(b)with respect to any Receivables (and Related Rights) transferred under a Settlement Date Title Transfer Option, from the applicable Payment Date for the relevant Receivable; and
(c)with respect to any Back-Book Receivables (and Related Rights), from the applicable Back-Book Sale Notice Date for the relevant Back-Book Receivable.
5.The Seller undertakes to the Purchaser and the Security Agent that, subject to the provisions of Clause 8.2, it:
(a)shall observe and perform (or procure the performance of) the obligations of the lender arising under each such Receivable;
(b)shall, where any discretion is reserved to it at law in relation to such Receivables (including, without limitation, agreeing amendments to the receivables management specification varying the basis on which consents or approvals are given to Borrowers, varying the enforcement procedures and instructing the Receivables Manager in relation to discretionary elements of these, directing the Receivables Manager in relation to the release of any Borrower, determining whether any change to interest rates should be made and determining whether the repayment type can be changed) exercise such discretion in accordance with the Seller’s policies and this Agreement or, where the Seller’s policies do not cover the relevant circumstance, in consultation with the Receivables Manager (and shall consider in good faith any proposal made by the Receivables Manager) and comply with all applicable laws in the exercise of such discretions;

(c)at any time when the Seller and the Receivables Manager are separate entities, provide such assistance as the Receivables Manager may require to enable it to perform its obligations under this Agreement.
6.Following delivery of a Borrower Notice, the Seller shall:
(a)arrange for any claim form relating to any litigation in respect of such Receivable to be amended so that the Purchaser is identified as the claimant or pursuer;
(b)issue, or instruct the Receivables Manager to issue on its behalf, a notification to each Borrower;
(c)co-operate with the Purchaser and (where applicable) the Security Agent to effect the transfer of such Receivables in respect of any migration of the Receivables and transfer of legal title to a new legal title holder.
7.Any reassignment and retransfer of any French Receivables and any Related Rights pursuant to Clause 9.10 (Repurchase for breach of Loan Warranties) or Clause 9.15 (Repurchase for Failure of Bank-Funded Payment and Fraud) will be made in accordance with articles 1321 et seq. of the French Code civil. In accordance with article 1323 of the French Code civil, any such reassignment and retransfer will be enforceable (opposable) against third parties (tiers) from the relevant Repurchase Date applicable to the relevant Repurchase Notice.
8.Each of the Parties agree that the provisions of article 1195 of the French Code Civil shall not apply to it with respect to its obligations under this Agreement (and in particular this Schedule 8) and it shall not be entitled to make any claim under such article 1195 in this respect.
9.This Schedule 8 and any non-contractual obligations arising out of or in connection with this Schedule 8 shall be governed by French law.

Schedule 9
Provisions relating to Spanish Law
Part AProvisions relating to Sale of Spanish Receivables
With respect to Spanish Receivables only, the following provisions shall supplement or modify (as the case may be) the relevant provisions of this Agreement:
1.The Spanish Receivables and the Related Rights will be assigned and the legal title thereto transferred pursuant to this Agreement:
(a)with respect to (i) any Receivables (and Related Rights) transferred under a SND Title Transfer Option at the applicable Sale Time for the relevant Receivable;
(b)    with respect to any Receivables (and Related Rights) transferred under a Settlement Date Title Transfer Option, immediately upon receipt by the Seller of the applicable Purchase Price in full;
(c)    with respect to any Back-Book Receivables (and Related Rights), immediately upon receipt by the Seller of the Estimated Back-Book Purchase Price for such Back-Book Receivables in full; and
(d)    subject to Clause 2.16 and provided that the title to the Receivable to which such Further Disbursement relates has been transferred to the Purchaser, with respect to any Further Disbursement immediately on the date on which such Further Disbursement is advanced by the Seller, each in accordance with the provisions of articles 1,526 to 1,536 of the Spanish Civil Code (Código Civil) and articles 347 and 348 of the Spanish Commercial Code (Código de Comercio), to the extent applicable.
2.The Seller and the Purchaser agree for all legal purposes that the transfer of the Spanish Receivables and any Related Rights, to the extent perfected pursuant to the terms of this Agreement, shall be deemed documented by the Seller and the Purchaser as follows:
(a)SND Title Transfer Option: through the relevant Sale Notice, as it may be amended and complemented by the relevant Confirmation Notice;
(b)Settlement Date Title Transfer Option: through the relevant Sale Notice;
(c)in respect of any Further Disbursements, through the relevant Further Disbursement Confirmation Notice; and
(d)in respect of any Back-Book Receivables, through the Back-Book Sale Notice.
3.As soon as reasonably practicable following the occurrence of a Notification Event, and, in any event, no later than fifteen (15) Business Days thereafter, the Parties will appear before a Spanish notary in order to raise the relevant Sales Notices and Confirmation Notices relating to the outstanding Spanish Receivables (documented as provided for in paragraph 2 above) to the status of a Spanish public document. Any notary’s fees and expenses derived from such notarisation shall be borne by the Seller.
4.With respect to any Spanish Receivable, the Seller has not sub-contracted to any third party the execution of its obligations under the relevant contract.

5.The Seller undertakes to the Purchaser and the Security Agent that, subject to the provisions of Clause 8.2, it:
(a)shall observe and perform the obligations of the lender arising under each such Receivable;
(b)shall, where any discretion is reserved to it at law in relation to such Receivables, exercise such discretion in accordance with the Seller’s policies and this Agreement or, where the Seller’s policies do not cover the relevant circumstance, in consultation with the Receivables Manager (and shall consider in good faith any proposal made by the Receivables Manager) and comply with all applicable laws in the exercise of such discretions; and
(c)at any time when the Seller and the Receivables Manager are separate entities, provide such assistance as the Receivables Manager may require to enable it to perform its obligations under this Agreement.
6.Following the Security Agent’s request directed to the Seller pursuant to Clause 8.6, the Seller shall include a mention to the Security Document consisting of the pledge over Spanish Receivables in the Borrower Notice substantially on the following terms (and an equivalent Spanish translation):
“The Receivable so assigned is also subject to a pledge created in favour of certain secured creditors pursuant to the pledge agreement entered into between, amongst others, Alps Partners, S.à r.l., as pledgor and BNY Mellon Corporate Trustee Services Limited, as security agent, before the Spanish notary originally dated on [●] (as extended and supplemented from time to time).”
7.Following delivery of a Borrower Notice, the Seller shall:
(a)arrange for any claim form relating to any litigation in respect of a relevant Receivable to be amended so that the Purchaser is identified as the claimant or pursuer;
(b)issue, or instruct the Receivables Manager to issue on its behalf, a notification to each Borrower;
(c)co-operate with the Purchaser and (where applicable) the Security Agent in respect of any migration of the relevant Receivables.
8.As an additional Eligibility Criteria, Spanish Receivables are not (i) contentious claims (“créditos litigiosos”) for the purposes of article 1,535 of the Spanish Civil Code (Código Civil), or (ii) Draft Instruments.
9.For purposes of interpreting the Loan Warranties, and, in particular and to the extent applicable, for the purposes of Section 1,532 of the Spanish Civil Code (Código Civil), the Seller agrees and acknowledges that the Loan Warranties are given by the Seller in relation to each of the Spanish Receivables individually, and not in relation to the Portfolio as a whole.
10.On or before the first Back-Book Sale Date, the Seller will grant a power of attorney to the Purchaser substantially in the form set out in Part B of Schedule 9 (Form of Purchaser Power of Attorney in respect of security (Spanish Law)).
11.Notwithstanding Clause 38 (Governing Law and Jurisdiction) of this Agreement, the in rem aspects of any transfer of Spanish Receivables shall be governed by Spanish law (“derecho común español”).
12.This Schedule 9 and any non-contractual obligations arising out of or in connection with this Schedule 9 shall be governed by generally applicable Spanish law (“derecho común español”).

Part BForm of Purchaser Power of Attorney in respect of security (Spanish Law)
PODER NOTARIAL IRREVOCABLE A FAVOR DE
ALPS PARTNERS S.À R.L.
NUMERO:
En la ciudad de Madrid, a [●] de [●] de 2023.
Ante mí, [●], Notario del Ilustre Colegio de Madrid, debidamente autorizado y en ejercicio de mis funciones notariales,
COMPARECE
[El Sr./La Sra.] [●], mayor de edad, de nacionalidad [●], domiciliado en [●].
INTERVIENE
En nombre y representación de PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A. con domicilio social en 22-24 Boulevard Royal, L-2449, Luxemburgo (Luxemburgo) e inscrita en el Registro Mercantil de Luxemburgo (Registre de commerce et des sociétés) con el número B118349 (en lo sucesivo, la “Sociedad”).
[Datos relativos a la capacidad y representación del otorgante]
Identifico al otorgante por sus datos personales y su firma y yo, el Notario, doy fe de que los mismos coinciden con los datos personales y la firma que aparecen en este documento.
EXPONE
(A)Que, de conformidad con un contrato-marco de cesión de créditos, suscrito con el nombre de Receivables Purchase Agreement en fecha [*] de [junio] de 2023 por, entre otros, la Sociedad como Cedente (Seller) y Administrador de Créditos (Receivables Manager), ALPS PARTNERS S.À R.L. como Cesionario (Purchaser) y Prestamista de Clase C (Class C Lender), BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED como Agente de Garantías (Security Agent) y AVEGA S.À R.L. como Administrador de Créditos de Apoyo (Back-Up Receivables Manager Facilitator), la Sociedad cederá periódicamente al Cesionario ciertos derechos de crédito (en lo sucesivo, los “Créditos Cedidos” (Receivables)).
(B)Que, en relación con el Receivables Purchase Agreement, la Sociedad ha acordado otorgar un poder irrevocable a favor del Cesionario para que éste pueda ejercitar las facultades relacionadas a continuación.
(C)Los términos en castellano cuya traducción al inglés se acompaña entre paréntesis tendrán el mismo significado que en el Receivables Purchase Agreement.
OTORGA

PRIMERO.- En nombre y representación de la Sociedad, confiere poder tan amplio en derecho como fuera necesario a ALPS PARTNERS S.À R.L., sociedad válidamente constituida y existente de acuerdo con las leyes de Luxemburgo, con domicilio social en 2, rue Edward Steichen, L- 2540 Luxemburgo (Luxemburgo) e inscrita en el Registro Mercantil de Luxemburgo (Registre de commerce et des sociétés) con el número B277050 (el “Apoderado”) para que en nombre y representación de dicha Sociedad, y con posterioridad a que tenga lugar un Evento de Notificación (Notification Event, tal y como se define en el Receivables Purchase Agreement) pueda:
(i)Ejercitar cuantos derechos, facultades y acciones correspondan a la Sociedad en relación con los Créditos Cedidos (Receivables), así como los Derechos Accesorios (Related Rights) relativos a los mismos.
(ii)Otorgar y llevar a cabo cuantos documentos, públicos o privados, y actuaciones fueren necesarias para la defensa de cuantos derechos e intereses correspondan a ALPS PARTNERS S.À R.L. en virtud del Receivables Purchase Agreement (incluyendo los relativos a los Créditos Cedidos, así como con los Derechos Accesorios de los mismos).
(iii)Otorgar y llevar a cabo cuantos documentos públicos o privados, y actuaciones fueren necesarias para la plena eficacia, aun frente a terceros, y efectividad de la cesión de los Créditos Cedidos y de los Derechos Accesorios relativas a los mismos en virtud y de conformidad con el Receivables Purchase Agreement en favor de ALPS PARTNERS S.À R.L. o de cualquier sucesor o cesionario de éste en la titularidad de los Créditos Cedidos.
(iv)Notificar a los correspondientes Deudores (Borrowers) todas y cada una de las cesiones de Créditos Cedidos que hayan tenido lugar entre el Cesionario y la Sociedad al amparo del Receivables Purchase Agreement, así como otorgar cuantos documentos públicos y privados sean necesarios para la constancia en documento público de cada una de dichas cesiones.
(v)Reclamar judicial y extrajudicialmente y cobrar cualesquiera cantidades vencidas y exigibles por razón de los Créditos Cedidos y/o de los Derechos Accesorios relativos a los mismos, así como pagar dichas cantidades, una vez cobradas, a las partes con derecho a ello en virtud del Receivables Purchase Agreement.
(vi)Una vez cobradas las cantidades a que se refiere el apartado (v) anterior, dar a sus pagadores eficaz carta de pago por dichas cantidades.
(vii)Cumplir cualquier obligación o compromiso asumido por la Sociedad en virtud de, o en relación con, el Receivables Purchase Agreement y ejercer cuantos derechos, facultades y acciones correspondan a la Sociedad en virtud del mismo.
(viii)Sustituir y/o delegar en el ejercicio de las facultades conferidas en virtud del presente poder (incluida asimismo la facultad de delegación y sustitución) (a) en cualquier persona jurídica que forme parte de su grupo de empresas o (b) en cualquier persona física que sea empleado o directivo de cualquiera de las empresas que formen en cada momento parte de su grupo o (c) en cualquier cesionario en la titularidad de los Créditos Cedidos, en el entendido de que el Apoderado responderá de la actuación de dichos sustitutos o delegados como si tal delegación o sustitución no hubiere tenido lugar.

(ix)Llevar a cabo cuantas actuaciones y suscribir cuantos documentos públicos y privados estime necesarios o convenientes para el ejercicio de las facultades conferidas en los apartados (i) a (viii) anteriores.
Las facultades antedichas se conceden incluso para los supuestos de autocontratación, aun a favor de terceros.
SEGUNDO.- Las facultades conferidas al apoderado en virtud del presente poder podrán ser ejercitadas por cualquier persona física con poder bastante para el ejercicio de dichas facultades en nombre y representación del Apoderado.
TERCERO.- La Sociedad se obliga a ratificar expresamente, y siempre que sea requerido para ello, cuantas actuaciones y/o documentos hubiere llevado a cabo u otorgado el Apoderado (o sus sustitutos o delegados) en ejercicio y dentro de los límites del presente apoderamiento, así como a colaborar con el Apoderado (o sus sustitutos o delegados) en dicho ejercicio.
CUARTO.- La Sociedad indemnizará al Apoderado (o sus sustitutos o delegados) de cualesquiera gastos incurridos y de cualesquiera daños y perjuicios sufridos por el mismo en el ejercicio de las facultades conferidas en virtud del presente apoderamiento sin culpa, dolo o negligencia del apoderado (o sus sustitutos o delegados).
QUINTO.- El presente apoderamiento tiene el carácter de mandato irrevocable por exigirlo así el cumplimiento del Receivables Purchase Agreement en el que está interesado no sólo la Sociedad sino también el Apoderado y otras terceras personas, exigiendo la ejecución y el cumplimiento de dicho contrato la irrevocabilidad del presente apoderamiento con la finalidad de evitar la frustración del fin perseguido por el mismo.
SEXTO.- La ley española aplicará al presente apoderamiento.

(English Translation for information purposes)
IRREVOCABLE NOTARIAL POWER OF ATTORNEY
ALPS PARTNERS S.À R.L.
NUMBER:
In the town of Madrid, on this [●] [●] 2023.
Before me, [●], Notary public of Madrid, duly commissioned and in exercise of my notarial duties.
APPEARS
[Mr./Ms.] [●], of legal age of [●] nationality, domiciled at [●].
HE ACTS
In the name and on behalf of PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A. with its registered office at 22-24 Boulevard Royal, L-2449 (Luxembourg) and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés) under number B118349 (hereinafter, the “Company”).
[Details regarding the authority of the grantor]
The grantor exhibits his personal details and signature, and, I the Notary, certify that the personal details and signature which appear in this document coincide with them.
WHEREAS
(A)Pursuant to an agreement of assignment of loans entered into under the name of the Receivables Purchase Agreement on [*] [June] 2023 between the Company as Seller and Receivables Manager, ALPS PARTNERS S.À R.L. as Purchaser and Class C Lender, BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Security Agent and AVEGA S.À R.L. as Back-Up Receivables Manager Facilitator , the Company shall sell from time to time to the Purchaser certain loan receivables (hereinafter, the “Receivables”).
(B)In connection with the Receivables Purchase Agreement, the Company has undertaken to execute before a Spanish notary public an irrevocable power of attorney in favour of the Purchaser, in order to enable the latter to exercise the powers granted hereunder.
(C)Spanish terms which are translated into English shall have the meaning ascribed to such terms in the Receivables Purchase Agreement.
HE GRANTS
FIRST: In the name and on behalf of the Company, he grants a power of attorney, as wide as in law might be necessary, to ALPS PARTNERS S.À R.L., a company validly incorporated and existing under the laws of

Luxembourg and having its registered office at 2, rue Edward Steichen, L- 2540 Luxembourg-City, Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050 (the “Attorney”) so that it may acting in the name and on behalf of the Company at any time after the occurrence of a Notification Event:
(i)Exercise its rights, powers and discretions in respect of the Receivables and in respect of any Related Rights.
(ii)Execute and deliver as many deeds or documents, and do any other act which may be deemed necessary in order to protect the rights and interests of ALPS PARTNERS S.À R.L. pursuant to the Receivables Purchase Agreement (including those related to the Receivables and the Related Rights).
(iii)Execute and deliver as many deeds or documents, and do any other act which may be deemed necessary for the full and effective transfer, even against third parties, of the Receivables and the Related Rights pursuant to the Receivables Purchase Agreement in or to ALPS PARTNERS S.À R.L. or their successors in title of the Receivables.
(iv)Give notice to the relevant Borrowers of the assignment of the relevant Receivables between the Purchaser and the Company made under the Receivables Purchase Agreement, as well as execute and deliver as many deeds or documents as may be deemed necessary for all those assignments to be raised to a public status.
(v)Demand even before Courts and receive all moneys, due or payable, under or in respect of Receivables and the Related Rights and pay such moneys to the persons to whom such moneys are required to be paid under the Receivables Purchase Agreement.
(vi)Upon receipt of such moneys as referred to in paragraph (v) above to give to the payer thereof good receipts and discharges for the same.
(vii)Perform any agreement or obligation of the Company under or in connection with the Receivables Purchase Agreement and to exercise all the Company’s rights, powers and acts under the Receivables Purchase Agreement.
(viii)Substitute or delegate the powers granted by this power of attorney (including this power of delegation and substitution) to (a) any legal person belonging at any time to its group of companies or (b) to any employee or manager of any company of its group from time to time or (c) to any successors in the title to the Receivables, provided that the Attorney shall remain liable for the performance of such substitute(s) or delegate(s) as if those powers had not been delegated.
(ix)Take as many actions and execute and deliver as many documents public or private, as may be required or convenient in its sole discretion for the exercise of the powers in sections (i) to (viii) above.
The aforementioned powers are granted even for the cases of self-contracting, even in favour of third parties.
SECOND: The powers granted to the Attorney by virtue of this power of attorney may be exercised by any individual duly authorised to exercise similar powers in the name and on behalf of the Attorney.

THIRD: The Company hereby is obliged to expressly ratify and confirm, if required to do so, any act, matter or documents whatsoever carried out by the Attorney or any of its substitutes or delegates, pursuant to and on the limits of this Power of Attorney; and to collaborate with the Attorney (or any of its substitutes or delegates) in carrying out its activity.
FOURTH: The Company shall hold the Attorney (or its substitutes or delegates) harmless in respect of any expenses it may incur and any damages suffered as consequence of exercising the powers conferred by virtue of this power of attorney without negligence or fraud.
FIFTH: This power of attorney is granted as an irrevocable mandate because of the performance of the Receivables Purchase Agreement in which are interested not only the Company but also the Attorney and third parties, requiring it to be irrevocable in order to avoid the frustration of the objectives pursued by the parties under such Agreement.
SIXTH: This Power of Attorney shall be governed by and construed in accordance with Spanish law.

Schedule 10
Provisions relating to Sale of Italian Receivables
1.The Italian Receivables and any Related Rights will be assigned (ceduti) pursuant to this Agreement in accordance with the provisions of Articles 1260 et seq. and, with respect to Italian Receivables arising from Further Disbursements, to the extent applicable, also Articles 1348 and 1472 of the Italian Civil Code (each, an Italian Assignment).
2.Any Italian Receivables and Related Rights sold pursuant to this Agreement are sold without recourse (pro soluto) (but for the avoidance of doubt without prejudice to any recourse as expressly provided for in this Agreement).
3.The Parties acknowledge and agree that each Italian Assignment shall be deemed effective towards the Purchaser:
(a)with respect to any Receivables (and Related Rights) transferred under a SND Title Transfer Option and existing at the time of delivery of the relevant Sale Notice, at each applicable Sale Time upon the upload of the relevant Sale Notice to a secure website accessible by the Purchaser;
(b)with respect to any Receivables (and Related Rights) transferred under a Settlement Date Title Transfer Option, immediately following receipt by the Seller of the applicable Purchase Price in full;
(c)with respect to any Back-Book Receivables (and Related Rights), following receipt by the Seller of the Estimated Back-Book Purchase Price for such Back-Book Receivables in full on the applicable Back-Book Sale Date;
(d)without prejudice to paragraph (e) below, with respect to any Receivables (and Related Rights) arising from Further Disbursements (and, therefore, not existing at the time of delivery of the relevant Sale Notice), on the date on which such Receivables arise as a consequence of the Further Disbursements having been advanced to the relevant Borrower; and
(e)with respect to any Receivables (and Related Rights) arising from Further Disbursements which:
(i)are transferred pursuant to the Settlement Date Title Transfer Option; and
(ii)have arisen during the period between the date of delivery of the relevant Sale Notice and the fifth Business Day after the relevant Sale Notice Date, to the extent the related Receivables (existing at the time of delivery of the relevant Sale Notice) have not been transferred during such period, on the relevant Settlement Date of such related Receivables.
4.The Italian Assignment of any Receivables and Related Rights (including Receivables arising from Further Disbursements and in each case matching the Purchase Conditions) pursuant to this Agreement shall be construed, to the extent applicable, also for the purposes of Article 1331 of the Italian Civil Code, as an option of the Seller to sell and assign to the Purchaser such Receivables (and their Related Rights) and an irrevocable undertaking by the Purchaser to purchase the same on each applicable Title Transfer Date.
5.The Italian Assignment of any Receivables (and Related Rights) arising from Further Disbursements shall be construed, to the extent applicable, also for the purposes of Articles 1348 and 1472 of the

Italian Civil Code, as a sale of future receivables, whereby (i) from the date of receipt by the Purchaser of the relevant Sale Notice, the Seller and the Purchaser shall be deemed bound to, respectively, sell and purchase such Receivables once they have come into existence; and (ii) save as provided under Clause 2.16 of this Agreement, such Receivables shall be deemed transferred from the Seller to the Purchaser as soon as they come into existence without any act of the Seller nor the Purchaser being necessary to this end.
6.Without prejudice to paragraph 3 of this Schedule 10, the Parties hereby acknowledge and agree that, should the SND Title Transfer Option apply, the provisions under Clause 2.7 of this Agreement on the failure by the Purchaser to pay the relevant Purchase Price on the applicable Payment Date shall be read and construed, also for the purposes of Article 1353 of the Italian Civil Code, as a condition subsequent (condizione risolutiva) to the relevant Italian Assignment.
7.The Parties agree that, insofar as the Receivables Manager is an entity which is a member of the Seller Group, the Seller is exempted from the obligation to deliver to the Purchaser the documentation in its possession evidencing the Receivables (documenti probatori del credito) pursuant to article 1262 of the Italian Civil Code, provided that the Purchaser has the right to reasonably request the Sellers to deliver such documentation evidencing the Receivables (documenti probatori del credito) as soon as reasonably practicable after its request.
8.In accordance with articles 1264 and 1265 of the Italian Civil Code, each Italian Assignment will be enforceable (opponibile) against the relevant Borrower(s) and third parties from the date it is notified to – or accepted by – such Borrower(s) by means of a notification bearing a date certain at law (data certa) as to both the notification itself and its content, pursuant to article 2704 of the Italian Civil Code.
9.For the purposes of Clause 2 (Agreement for Sale and Purchase of the Receivables), the Related Rights shall include any right, title, benefit, guarantee, Security Interests (if any) and other ancillary rights (accessori del credito) in to, pertaining to and/or under the Receivables pursuant to Article 1263 of the Italian Civil Code.
10.This Schedule 10 and any non-contractual obligations arising out of or in connection with this Schedule 10 shall be governed by Italian law.

Schedule 11
Form of Notices
Part AForm of Sale Notice
To:    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, and registered with the RCS under number B277050, acting in its capacity as Purchaser under the Receivables Purchase Agreement (as defined below)
Copy:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349 as Receivables Manager
From:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 acting in its capacity as Seller under the Receivables Purchase Agreement (as defined below)
Dear Sirs
1.We refer to the Receivables Purchase Agreement between, inter alios, us dated 16 June 2023 (the Receivables Purchase Agreement) as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
2.In accordance with and subject to Clause 2 (Agreement for Sale and Purchase of the Receivables) of the Receivables Purchase Agreement, upon receipt by the Purchaser of this notice signed by the Seller, there shall exist between the Purchaser and the Seller an agreement (the Agreement for Sale) for the sale by the Seller to the Purchaser of the new Receivables more particularly described in the Appendix hereto.
3.For the purposes of the Receivables Purchase Agreement, this notice constitutes a Sale Notice in respect of each Receivable referred to in the Appendix hereto.
4.The transfer of any Receivable to the Purchaser will be effective in accordance with the Receivables Purchase Agreement.
5.Appended hereto is a complete and accurate list of the Receivables to be sold, and any related Further Disbursements which may arise.

6.Delivery of this Sale Notice constitutes confirmation that each Purchase Condition (other than the Purchase Condition set out in Clause 2.6(f)) in relation to each Receivable referred to in the Appendix hereto have been satisfied on the date of this Sale Notice.
7.The Agreement for Sale shall supplement and form part of the Receivables Purchase Agreement and the provisions of that agreement shall apply to the Agreement for Sale.
8.Details of accounts for payment are as follows:
Account Name:        []
Account Sort Code:    []
Account Number:        []
Reference:        []

Appendix 1
Information in respect of new Receivables to be added to the Portfolio

Report Date	Loan ID	Sale Notice Date	Sale ID	Borrower ID	Loan Type

Sale Type	Outstanding Principal Balance	Outstanding Fee Balance	Outstanding Interest Balance	Outstanding Current Balance	Total Commitment Amount

Product Name	Currency	Interest Rate	Status	Origination Date	Maturity Date

Next Scheduled Payment	Next Scheduled Payment Date	Original Term	Remaining Term (in days)	Purchase Price Ratio	Purchase Price

Merchant ID	Merchant Category Code	Risk Class	Model Used	Model Score	Global Customer Segment

Initial VLR	Disbursement Amount

Part BForm of Confirmation Notice
To:    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the RCS under number B277050, acting in its capacity as Purchaser under the Receivables Purchase Agreement (as defined below)
Copy:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349 as Receivables Manager
From:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 acting in its capacity as Seller under the Receivables Purchase Agreement (as defined below)
Dear Sirs
9.We refer to the Receivables Purchase Agreement between, inter alios, us dated 16 June 2023 (the Receivables Purchase Agreement) as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
10.In accordance with and subject to Clause 2.2(c) of the Receivables Purchase Agreement, appended hereto is a complete and accurate list of the Receivables sold at the Sale Time.
11.For the purposes of the Receivables Purchase Agreement, this notice constitutes a Confirmation Notice in respect of each Receivable referred to in the Appendix hereto.
12.Details of accounts for payment are as follows:
Account Name:        []
Account Sort Code:    []
Account Number:        []
Reference:        []

Appendix 1
Information in respect of Receivables added to the Portfolio

Report Date	Loan ID	Sale Notice Date	Sale ID	Borrower ID	Loan Type

Sale Type	Principal Balance Transferred	Fee Balance Transferred	Interest Balance Transferred	Current Balance Transferred	Total Commitment Amount

Product Name	Currency	Interest Rate	Status	Origination Date	Maturity Date

Next Scheduled Payment	Next Scheduled Payment Date	Original Term	Remaining Term (in days)	Purchase Price Ratio	Purchase Price

Merchant ID	Merchant Category Code	Risk Class	Model Used	Model Score	Global Customer Segment

Initial VLR	Disbursement Amount

Part CForm of Further Disbursement Confirmation Notice
To:    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the RCS under number B277050, acting in its capacity as Purchaser under the Receivables Purchase Agreement (as defined below)
Copy:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349 as Receivables Manager
From:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 acting in its capacity as Seller under the Receivables Purchase Agreement (as defined below)
Dear Sirs
1.We refer to the Receivables Purchase Agreement between, inter alios, us dated 16 June 2023 (the Receivables Purchase Agreement) as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
2.In accordance with and subject to Clause 2.2(c) of the Receivables Purchase Agreement, appended hereto is a complete and accurate list of the Further Disbursements sold at the Sale Time.
3.For the purposes of the Receivables Purchase Agreement, this notice constitutes a Further Disbursement Confirmation Notice in respect of each Further Disbursement referred to in the Appendix hereto.
4.Details of accounts for payment are as follows:
Account Name:        []
Account Sort Code:    []
Account Number:        []
Reference:        []

Appendix 1
Information in respect of Receivables added to the Portfolio

Loan ID	Date of Purchase	Currency	Disbursement Amount	Pro-forma Outstanding Principal Balance	Pro-forma Fee balance

Pro-forma Current Balance	Total Commitment Amount	Next Scheduled Payment	Next Scheduled Payment Date	Purchase Price Ratio	Purchase Amount

Product	Purchase Amount

Schedule 12
Form of Seller Solvency Certificate
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
(R.C.S. Luxembourg registration number: B118.349)
with its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg (the Company)
SOLVENCY CERTIFICATE
The undersigned, in the capacities set out in the below signature block, duly authorised to sign this certificate, hereby certify on behalf of the Company (without incurring any personal liability), that, as of the date of this certificate, the Company is not subject to (but only to the extent that the substantive obligations under this Agreement, including payment and delivery obligations [and (to the extent applicable) the provision of collateral], cease to be performed) bankruptcy (faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), composition with creditors (concordat préventif de la faillite), voluntary or judicial liquidation (liquidation judiciaire ou volontaire), judicial appointment of a temporary administrator or any similar Luxembourg or foreign law proceedings or regimes affecting the rights of creditors generally and, to the best of its knowledge, no petition for the opening of such proceedings has been presented or to one or more resolution measures (as organised by the Luxembourg law dated 18 December 2015 on resolution, recovery and liquidation measures of credit institutions and certain investment firms, as amended) or recovery, intragroup financial support and early intervention measures (as organised by the Luxembourg act dated 5 April 1993 relating to the financial sector, as amended).
I give this certificate on behalf of the Company.
Dated: [] 2023
Signed for and on behalf of
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.
By:

…………………………………….
Authorised Signatory

Schedule 13
Form of Purchaser Solvency Certificate
ALPS PARTNERS S.À R.L.
a société à responsabilité limitée incorporated under the laws of Luxembourg subject, as an unregulated securitisation undertaking (organisme de titrisation non réglementé), to the Luxembourg act dated 22 March 2004 on securitisation, as amended (the Securitisation Act)

Registered office: 2 Rue Edward Steichen
L-2540 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B277050
(the Company)
SOLVENCY CERTIFICATE

The undersigned, in the capacity set out in the below signature block, duly authorised to sign this certificate, hereby certify on behalf of the Company (without personal liability), that, as of the date of this certificate, the Company is not subject to bankruptcy (faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), composition with creditors (concordat préventif de la faillite), court-ordered liquidation/dissolution (liquidation/dissolution judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), appointment of a provisional administrator (administrateur provisoire) or a recipient (séquestre), judicial appointment of a temporary administrator or any similar Luxembourg or foreign law proceedings or regimes affecting the rights of creditors generally (including without limitation any “insolvency proceedings” within the meaning of the Regulation (EU) No. 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended) and, to the best of its knowledge, no petition for the opening of such proceedings has been presented.
I give this certificate on behalf of the Company.
Dated: [] 2023
Signed for and on behalf of
ALPS PARTNERS S.À R.L.

…………………………………….
Manager / Authorised Signatory

Schedule 14
Eligibility Criteria
1.The Receivable is an Eligible Product.
2.The Receivable is governed by the law of a Relevant Jurisdiction (which in the case of a Spanish Receivable shall be Spanish common law (“derecho común español”)).
3.At its Sale Notice Date, the Receivable has no outstanding arrears balance.
4.In respect of any Receivable that is not a Back-Book Receivable, as at its Sale Notice Date, the relevant Receivable has no payments due on such Sale Notice Date or the day immediately following such Sale Notice Date and in respect of a Back-Book Receivable, such Receivable has no payments due as at its Sale Time.
5.The maturity date of the Receivable is not prior to its Sale Notice Date and in respect of a Back-Book Receivable the maturity date is more than [* * *] days after its Sale Notice Date.
6.The Receivable (other than a Receivable in respect of a DE Pi30 Loan) was originated on or after 1 February 2023.
7.Each Receivable in respect of a DE Pi30 Loan was originated on or after 1 June 2023.
8.The Receivable is denominated in EUR or GBP.
9.The Receivable is not flagged as involving any fraudulent activity (either pending or confirmed).
10.The Borrower is not a Restricted Person, and the Receivable is not linked to a merchant industry which is sanctioned or is an Excluded Industry.
11.The Borrower has provided the Seller with a resident address in the Relevant Jurisdiction of the governing law of the Receivable owed by that Borrower.
12.The Borrower’s provided resident address is not located in the autonomous regions (Communidades Autonomas) of Valencia or Castilla-La-Mancha in Spain.
13.The Borrower has provided confirmation that they are 18 years old or older.
14.At its Sale Notice Date, as far as the Seller was aware, the Borrower under each Receivable is not bankrupt, insolvent or deceased.
15.Either (i) the Receivable was originated at least two days prior to its Sale Notice Date, or (ii) at least 90 per cent. of the Original Commitment Amount under the related Loan Agreement has been disbursed to the Borrower.
16.The Receivable was originated not more than 30 days prior to its Sale Notice Date, provided that this Eligibility Criterion shall not apply to (i) any Back-Book Receivable or (ii) [* * *].
17.In respect of any Receivable representing a Further Disbursement in connection with any Loan Agreement in respect of which any Receivable was previously included in a Sale Notice, such Further Disbursement is being made no later than 30 days after the first disbursement was advanced under the related Loan Agreement.
18.The Receivable has not been repurchased by the Seller, other than a repurchase pursuant to Clause 9.16 (Repurchase for DE Pi30 Loan) of this Agreement.

19.In respect of any Receivable representing a Further Disbursement, the Receivable is not a Further Disbursement in connection with a Receivable that has been repurchased by the Seller other than a repurchase pursuant to Clause 9.15 (Repurchase for DE Pi30 Loan) of this Agreement.
20.The Receivable is not the subject of an ongoing dispute with the Borrower.
21.[* * *]
22.As at the date of origination of the Receivable, the aggregate of:
(a)    the total outstanding Principal Balance of all Eligible Products owed to the Seller by the Borrower, and
(b)    the Original Commitment Amount for such Receivable less the amount of any expected initial instalment payment for such Receivable, is less than or equal to the Shadow Limit applicable in respect of such Receivable.
23.[* * *]
24.[* * *]

25.[* * *]

26.[* * *]

Schedule 15
List of Eligible Products
1.FR Pi4 – A PayPal “Buy Now, Pay Later” product that allows Borrowers in France to split qualifying purchases into 4 payments over 89 days with the first payment due at the time of purchase.
2.UK Pi3 – A PayPal “Buy Now, Pay Later” product that allows Borrowers in the UK to split qualifying purchases into 3 payments, with the first payment due at the time of purchase and 2 subsequent payments made every month thereafter.
3.IT Pi3 – A PayPal “Buy Now, Pay Later” product that allows Borrowers in Italy to split qualifying purchases into 3 payments, with the first payment due at the time of purchase and 2 subsequent payments made every month thereafter.
4.ES Pi3 – A PayPal “Buy Now, Pay Later” product that allows Borrowers in Spain to split qualifying purchases into 3 payments, with the first payment due at the time of purchase and 2 subsequent payments made every month thereafter.
5.DE PayPal Ratenzahlung – A PayPal “Buy Now, Pay Later” product that allows Borrowers in Germany to split qualifying purchases in either 3, 6, 12 or 24 monthly instalments, as below:
(a)DE PayPal Ratenzahlung (3 months) 0% APR;
(b)DE PayPal Ratenzahlung (6 months) 0% APR;
(c)DE PayPal Ratenzahlung (12 months) 0% APR;
(d)DE PayPal Ratenzahlung (24 months) 0% APR;
(e)DE PayPal Ratenzahlung (3 months) Positive APR;
(f)DE PayPal Ratenzahlung (6 months) Positive APR;
(g)DE PayPal Ratenzahlung (12 months) Positive APR; and
(h)DE PayPal Ratenzahlung (24 months) Positive APR.
6.DE Pi30 – A PayPal “Buy Now, Pay Later” product that allows Borrowers in Germany to pay for qualifying purchases after 30 days of purchase (or extend such time for payment by an additional 30 days or 54 days for a fee).

Schedule 16
Concentration Limits
[* * *]

Schedule 17
Ineligible Transferees
[* * *]

Schedule 18
Form of Repurchase Notice
To:    PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349 acting in its capacity as Seller under the Receivables Purchase Agreement (as defined below)
Copy:    PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349 acting in its capacity as Receivables Manager
    [SECURITY AGENT] as Security Agent
From:    ALPS PARTNERS S.À R.L. a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the RCS under number B277050, acting in its capacity as Purchaser
Dear Sirs
1.We refer to the receivables purchase agreement between, inter alios, us dated 16 June 2023 (the Receivables Purchase Agreement) as may be amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
2.For the purposes of the Receivables Purchase Agreement, this notice constitutes a Repurchase Notice.
3.In accordance with the terms of the Receivables Purchase Agreement, by delivery of this Repurchase Notice, the Seller and the Purchaser hereby agree to reassign and/or retransfer the Receivables referred to in the Appendix hereto on the applicable Repurchase Date applicable to such Receivables.
4.Appended hereto is a complete and accurate list of the Receivables to be sold on such Repurchase Date.
5.The Repurchase Notice shall supplement and form part of the Receivables Purchase Agreement and the provisions of that agreement shall apply to the Repurchase Notice.
6.Details of accounts for payment are as follows:
Account Name:        []
Account Sort Code:    []
Account Number:        []
Reference:        []

Appendix

Loan ID	Systems Record Date	Currency	Outstanding Principal Balance	Outstanding Current Balance	Amount Repurchased	Purchase Price Ratio	Repurchase Price	Reason	Product	Report Date

Schedule 19
Additional Receivables Manager
Part AAdditional Receivables Manager Conditions Precedent
1.A copy of its constitutional documents.
2.A copy of a resolution of the board of or a committee of directors (or relevant governing body) of the Additional Receivables Manager:
(a)approving the terms of, and the transactions contemplated by the Receivables Manager Deed of Accession and the Transactions Documents and resolving that it execute the Receivables Manager Deed of Accession;
(b)authorising a specified person or persons to execute the Receivables Manager Deed of Accession on its behalf; and
(c)authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents.
3.A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.
4.A legal opinion of [* * *], legal advisers to the Additional Receivables Manager, on the capacity and authority of the Additional Receivables Manager to enter into the Receivables Manager Deed of Accession.
5.A tax memorandum delivered to the Purchaser to its satisfaction by a tax advisor appointed by the Purchaser.
6.[* * *]
7.[* * *]
8. [* * *]

Part BAdditional Receivables Manager Representations
1.Status
It is a company duly incorporated, validly existing and registered under the laws of England and Wales, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.
2.Powers and Authority
It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.
3.Legal Validity
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable, subject to:
(a)the Legal Reservations; and
(b)in the case of any Security Document, the Perfection Requirements.
4.Non-conflict
The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will, to its knowledge, not:
(a)conflict with any document which is binding upon it or any of its assets;
(b)conflict with its constitutional documents; or
(c)conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.
5.Consents and Licences
All consents, licences and other approvals and authorisations required by it in connection with (i) the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect; and (ii) the administration of the Receivables, have in each case been obtained or effected (as appropriate) and are in full force and effect, save where a failure to hold or obtain any such consents, licences or other approvals and authorisations would not adversely affect in any material respect the performance, validity and enforceability of the Transaction Documents or the transactions contemplated by them.
6.Solvency
No Insolvency Event has occurred with respect to it.

7.Residence for Tax Purposes
It is a company which is and has, since incorporation, been resident for Tax purposes solely in the United Kingdom and it is not liable to be taxed on its profits in any jurisdiction other than the United Kingdom.
8.Corporate income tax and VAT
It is a company (a) established and registered in the United Kingdom for VAT purposes; and (b) within the charge to corporate income tax in the United Kingdom in respect of amounts payable to it pursuant to the terms of this Agreement and the Receivables Management Agreement.
9.Validity and admissibility in evidence
All Authorisations required:
(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,
(c)have been obtained or effected and are in full force and effect (or will be when required).
10.Governing law and enforcement
(a)Subject to the Legal Reservations, the choice of English law (and the law of any other Relevant Jurisdiction, as applicable) as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)Subject to the Legal Reservations, any judgment obtained in England & Wales (and the law of any other Relevant Jurisdiction, as applicable) in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation.
11.Anti-Bribery
The Additional Receivables Manager has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; Italian Legislative Decree No. 231 of 8 June 2001; all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; and other similar Anti-Corruption Law or regulation, each as further amended and supplemented from time to time, in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
12.Money Laundering
The Additional Receivables Manager and each person controlling or controlled by it are, and have been at all times over the last three years, in material compliance with all applicable Anti-Money Laundering Laws. During the last three years, neither the Additional Receivables Manager nor any person controlling or controlled by it has been cited, cautioned or fined in connection with, or otherwise received written notice of any asserted past or present material failure to comply with Anti-Money Laundering Laws and no governmental investigation or proceeding with respect to any alleged material non-compliance with Anti-Money Laundering Laws is, so far as the Additional Receivables Manager is aware, pending or threatened.

13.Sanctions
Neither the Additional Receivables Manager, to the knowledge of the Additional Receivables Manager, nor any of its directors, officers or, its agents, employees or persons acting on its behalf:
(a)has been found in violation of any applicable Sanctions in the last three years; or
(b)is a Restricted Person.
Any provision of this paragraph 13 shall not apply to the extent that it would result in a breach of any applicable blocking or anti-boycott law.
14.Restricted Countries
It is the policy of the Purchaser as at the Signing Date not to conduct business in or with a Restricted Country, in view of the significant corruption, financial crime, terrorist financing, sanctions, political, and business risks that these jurisdictions present. The Additional Receivables Manager, in relation to any of the Receivables, has not engaged in any prohibited dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in any Restricted Country, in each case directly or knowingly indirectly, including through any of its distributors, agents or other persons acting on its behalf, save for the disputed territories of Kherson and Zaporizhzzhia regions of Ukraine in relation to Purchased Receivables only.
15.Information in Receivable Management Report
The information contained in the Receivables Management Report is true and accurate and not misleading in all material respects.

Part CForm of Receivables Manager Deed of Accession
To:    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the RCS under number B277050, acting in its capacity as Purchaser under the Receivables Purchase Agreement (as defined below) and in its capacity as Purchaser under the Receivables Management Agreement (as defined below)
Copy:     BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED as Security Agent
From:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 acting in its capacity as Seller under the Receivables Purchase Agreement and in its capacity as Receivables Manager under the Receivables Management Agreement
[UK SUB]
Dated:
Dear Sirs
1.We refer to the Receivables Purchase Agreement between, inter alios, us and you dated [] (the Receivables Purchase Agreement) as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto, and the Receivables Management Agreement between, inter alios, us dated [] (the Receivables Management Agreement), as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
2.[UK Sub] agrees to become an Additional Receivables Manager and to be bound by the terms of the Receivables Purchase Agreement and the Receivables Management Agreement as an Additional Receivables Manager pursuant to Clause 15.1 of the Receivables Purchase Agreement.
3.Pursuant to this Deed of Accession, the accession of the [UK Sub] as a Receivables Manager to the Receivables Purchase Agreement and the Receivables Management Agreement shall take effect from [] (the UK RM Accession Date).
4.The [UK Sub]:
(a)on the date of this Deed of Accession, makes representations in the form set out in Part B of Schedule 19 (Additional Receivables Manager Representations) to the Purchaser and the Security Agent; and

(b)on the UK RM Accession Date, makes representations in the form set out in Part B of Schedule 19 (Additional Receivables Manager Representations) to the Purchaser and the Security Agent.
5.On the date of this Deed of Accession, the [UK Sub] gives the following undertakings:
(a)The UK Sub undertakes to the Purchaser and the Security Agent that, for so long as a Borrower Notice has not been given, the UK Sub lend its name to, and take such other steps as may reasonably be required by the Purchaser or (as applicable) the Purchaser acting on the instructions of the Security Agent in relation to, any legal proceedings in respect of the UK Receivables and their Related Rights in accordance with any applicable law or regulation.
(b)Following a Notification Event, the UK Sub undertakes in respect of each UK Receivable then forming part of the Portfolio and in respect of which a Notification Event applies, that it will, at its own expense upon receipt of a request from the Purchaser or the Security Agent thereof in writing, do and complete all such acts and execute any necessary agreements and documents as may reasonably be requested by the Purchaser or the Security Agent to give notice to the relevant Borrower of the transfer of such UK Receivables to the Purchaser and to effectually vest in the Purchaser the full benefit of this Agreement.
(c)The UK Sub undertakes to the Purchaser and the Security Agent:
(i) if after the relevant Settlement Date it receives written notice of any litigation or claim calling into question in any material respect the UK Sub’s or the Purchaser’s title to any UK Receivable or the right to payment thereunder or the validity, collectability or enforceability of any UK Receivable, or if it receives after the relevant Settlement Date written notice of any judgment which would have a material adverse effect on the UK Sub’s or the Purchaser’s title to any UK Receivable or the right to payment thereunder, or if it becomes aware of any material breach of any of its undertakings and other obligations under this Agreement, to notify the Purchaser and the Security Agent of such notice on or before the next Monthly Reporting Date (or the following Monthly Reporting Date if such notice is received within 15 Business Days of the next Monthly Reporting Date); and
(ii) if reasonably required so to do by the Purchaser or the Security Agent, and at the Purchaser’s expense, to participate or join in any legal proceedings to the extent necessary in defending or contesting any litigation calling into question in any way the Purchaser’s title to any UK Receivable.
(d)    The UK Sub agrees that it will not act or omit to act in any way which:
(i) would adversely affect in any material respect the position of the Purchaser or its creditors in relation to the UK Receivables forming part of the Portfolio from time to time after their respective Sale Time; or
(ii) would constitute a breach in any material respect of the UK Sub’s obligations under the related Loan Agreements, unless in each case such act, omission or amendment is necessary in order for the UK Sub to comply with applicable law, regulation, decree or other ordinance issued by any governmental, state or other authority having jurisdiction over it.
(e)     The UK Sub shall ensure that all Loan Agreements and documents in respect of the origination of the Loan Agreements relating to UK Receivables comply with all applicable laws, regulation, decree, other ordinance and Authorisations required in England and Wales, to the extent that any non-compliance would have a material adverse effect on the validity, enforceability or collectability of UK Receivables forming part of the Portfolio.
6.[UK Sub] is a company duly incorporated under the laws of England and Wales.
7.[UK Sub’s] administrative details are as follows:
Address:
Email address:
Attention:
8.This Deed of Accession and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Deed of Accession is entered into by deed.

Executed as a DEED                )
for and on behalf of                 )
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.    )
acting through and represented by its managing     )
general partner PayPal (Europe) S.à r.l.        )

By:                        )

…………………………………….
Authorised Signatory

Executed as a DEED            )
for and on behalf of             )
[UK SUB]                )
By:                    )

…………………………………….
Director

Name:

By:

…………………………………….
Director

Name:

Schedule 20
Additional Seller
Part AAdditional Seller Conditions Precedent
1.A copy of its constitutional documents.
2.A copy of a resolution of the board of or a committee of directors (or relevant governing body) of the Additional Seller:
(a)approving the terms of, and the transactions contemplated by the Seller Deed of Accession and the Transactions Documents and resolving that it execute the Seller Deed of Accession;
(b)authorising a specified person or persons to execute the Seller Deed of Accession on its behalf; and
(c)authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents.
3.A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.
4.A legal opinion of [* * *], legal advisers to the Additional Seller, on the capacity and authority of the Additional Seller to enter into the Seller Deed of Accession.
5.A tax memorandum delivered to the Purchaser to its satisfaction by a tax advisor appointed by the Purchaser.
6.[* * *]
7.[* * *]

Part BAdditional Seller Representations
1.Status
It is a company duly incorporated, validly existing and registered under the laws of England and Wales, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.
2.Powers and Authority
It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.
3.Legal Validity
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable, subject to:
(a)the Legal Reservations; and
(b)in the case of any Security Document, the Perfection Requirements.
4.Non-conflict
The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will, to its knowledge, not:
(a)conflict with any document which is binding upon it or any of its assets;
(b)conflict with its constitutional documents; or
(c)conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.
5.Consents and Licences
All consents, licences and other approvals and authorisations required by it in connection with:
(a)the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents; and
(b)the origination and administration of the Receivables,
have been obtained or effected (as appropriate) and are in full force and effect, save where a failure to hold or obtain any such consent, licence or other approvals and authorisations would not adversely affect in any material respect the performance, validity and enforceability of the Transaction Documents or the transactions contemplated by them and/or the validity, enforceability or collectability or transferability of the Receivables.
6.Solvency
No Insolvency Event has occurred with respect to it.

7.Residence for Tax Purposes
It is a company which is and has, since incorporation, been resident for Tax purposes solely in the United Kingdom and it is not liable to be taxed on its profits in any jurisdiction other than the United Kingdom.
9.Corporate income tax and VAT
It is a company (a) established and registered in the United Kingdom for VAT purposes; and (b) within the charge to corporate income tax in the United Kingdom in respect of amounts payable to it pursuant to the terms of this Agreement and the Receivables Management Agreement.
10.Validity and admissibility in evidence
All Authorisations required:
(a)to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect (or will be when required).
11.Governing law and enforcement
(a)Subject to the Legal Reservations, the choice of English law (and the law of any other Relevant Jurisdiction, as applicable) as the governing law of the Transaction Documents will be recognised and enforced in its jurisdiction of incorporation.
(b)Subject to the Legal Reservations, any judgment obtained in England & Wales (and the law of any other Relevant Jurisdiction, as applicable) in relation to a Transaction Document will be recognised and enforced in its jurisdiction of incorporation.
12.Anti-Bribery
The Additional Seller has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; Italian Legislative Decree No. 231 of 8 June 2001; all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; and other similar Anti-Corruption Law or regulation, each as further amended and supplemented from time to time, in other jurisdictions, and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
13.Money Laundering
The Additional Seller and each person controlling or controlled by it are, and have been at all times over the last three years, in material compliance with all applicable Anti-Money Laundering Laws. During the last three years, neither the Additional Seller nor any person controlling or controlled by it has been cited, cautioned or fined in connection with, or otherwise received written notice of any asserted past or present material failure to comply with Anti-Money Laundering Laws and no governmental investigation or proceeding with respect to any alleged material non-compliance with Anti-Money Laundering Laws is, so far as the Additional Receivables Manager is aware, pending or threatened.

14.Sanctions
Neither the Additional Seller, nor to the knowledge of the Additional Seller, any of its directors, officers or, its agents, employees or persons acting on its behalf:
(a)has been found in violation of any applicable Sanctions in the last three years; or
(b)is a Restricted Person.
Any provision of this Paragraph 14 shall not apply to the extent that it would result in a breach of any applicable blocking or anti-boycott law.
15.Restricted Countries
It is the policy of the Purchaser at as the Signing Date not to conduct business in or with a Restricted Country, in view of the significant corruption, financial crime, terrorist financing, sanctions, political, and business risks that these jurisdictions present. The Additional Seller, in relation to any of the Receivables, has not engaged in any prohibited dealings or transactions with or for the benefit of any person located, organized, or ordinarily resident in any Restricted Country, in each case directly or knowingly indirectly, including through any of its distributors, agents or other persons acting on its behalf, save for the disputed territories of Kherson and Zaporizhzzhia regions of Ukraine in relation to Purchased Receivables only.

Part CForm of Seller Deed of Accession
To:    ALPS PARTNERS S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and acting as an unregulated securitisation company (organisme de titrisation) within the meaning of, and governed by, the Securitisation Law, whose registered office is located at 2 Rue Edward Steichen, L-2540 Luxembourg, Luxembourg and registered with the RCS under number B277050, acting in its capacity as Purchaser under the Receivables Purchase Agreement (as defined below) and in its capacity as Purchaser under the Receivables Management Agreement (as defined below)
Copy:     [SECURITY AGENT] as Security Agent
From:     PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg, Luxembourg and registered with the Luxembourg trade and companies register under number B127.485 acting in its capacity as Seller under the Receivables Purchase Agreement and in its capacity as Receivables Manager under the Receivables Management Agreement
[UK SUB]
Dated:
Dear Sirs
1.We refer to the Receivables Purchase Agreement between, inter alios, us and you dated [] (the Receivables Purchase Agreement), as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto, and the Receivables Management Agreement between, inter alios, us dated [] (the Receivables Management Agreement), as may be or may have been amended, varied, supplemented and/or restated from time to time with the consent of the parties thereto. Terms defined in the Receivables Purchase Agreement shall have the same meaning herein, including by incorporation.
2.[UK Sub] agrees to become an Additional Seller and to be bound by the terms of the Receivables Purchase Agreement and the Receivables Management Agreement as an Additional Seller pursuant to Clause 15.2 of the Receivables Purchase Agreement.
3.Pursuant to this Deed of Accession, the accession of the [UK Sub] as a Seller to the Receivables Purchase Agreement and the Receivables Management Agreement shall take effect from [] (the UK Seller Accession Date).
4.The [UK Sub]:
(a)on the date of this Deed of Accession, makes representations in the form set out in Part B of Schedule 20(Additional Seller Representations) to the Purchaser and the Security Agent; and
(b)on the UK Seller Accession Date, makes representations in the form set out in Part B of Schedule 20(Additional Seller Representations) to the Purchaser and the Security Agent.

5.On the date of this Deed of Accession, the [UK Sub] gives the following undertakings:
(a)The UK Sub undertakes to the Purchaser and the Security Agent that, for so long as a Borrower Notice has not been given, the UK Sub lend its name to, and take such other steps as may reasonably be required by the Purchaser or (as applicable) the Purchaser acting on the instructions of the Security Agent in relation to, any legal proceedings in respect of the UK Receivables and their Related Rights in accordance with any applicable law or regulation.
(b)Following a Notification Event, the UK Sub undertakes in respect of each UK Receivable then forming part of the Portfolio and in respect of which a Notification Event applies, that it will, at its own expense upon receipt of a request from the Purchaser or the Security Agent thereof in writing, do and complete all such acts and execute any necessary agreements and documents as may reasonably be requested by the Purchaser or the Security Agent to give notice to the relevant Borrower of the transfer of such UK Receivables to the Purchaser and to effectually vest in the Purchaser the full benefit of this Agreement.
(c)The UK Sub undertakes to the Purchaser and the Security Agent:
(i) if after the relevant Settlement Date it receives written notice of any litigation or claim calling into question in any material respect the UK Sub’s or the Purchaser’s title to any UK Receivable or the right to payment thereunder or the validity, collectability or enforceability of any UK Receivable, or if it receives after the relevant Settlement Date written notice of any judgment which would have a material adverse effect on the UK Sub’s or the Purchaser’s title to any UK Receivable or the right to payment thereunder, or if it becomes aware of any material breach of any of its undertakings and other obligations under this Agreement, to notify the Purchaser and the Security Agent of such notice on or before the next Monthly Reporting Date (or the following Monthly Reporting Date if such notice is received within 15 Business Days of the next Monthly Reporting Date); and
(ii) if reasonably required so to do by the Purchaser or the Security Agent, and at the Purchaser’s expense, to participate or join in any legal proceedings to the extent necessary in defending or contesting any litigation calling into question in any way the Purchaser’s title to any UK Receivable.
(d)The UK Sub agrees that it will not act or omit to act in any way which:
(i) would adversely affect in any material respect the position of the Purchaser or its creditors in relation to the UK Receivables forming part of the Portfolio from time to time after their respective Sale Time; or
(ii) would constitute a breach in any material respect of the UK Sub’s obligations under the related Loan Agreements, unless in each case such act, omission or amendment is necessary in order for the UK Sub to comply with applicable law, regulation, decree or other ordinance issued by any governmental, state or other authority having jurisdiction over it.
(e)The UK Sub shall ensure that all Loan Agreements and documents in respect of the origination of the Loan Agreements relating to UK Receivables comply with all applicable laws, regulation, decree, other ordinance and Authorisations required in England and Wales, to the extent that any non-compliance would have a material adverse effect on the validity, enforceability or collectability of UK Receivables forming part of the Portfolio.

(f)The UK Sub as legal title holder of the UK Receivables with full title guarantee undertakes to the Purchaser and the Security Agent that, pending perfection of the transfer to the Purchaser (or as it shall direct) of legal title to any UK Receivables in accordance with Clause 8 (Notification of Sales) of the Receivables Purchase Agreement, it:
(i) shall observe and perform (or procure the performance of) the obligations of the lender arising under each such Receivable;
(ii) shall, where any discretion is reserved to it at law in relation to such Receivables (including, without limitation, agreeing amendments to the receivables management specification varying the basis on which consents or approvals are given to Borrowers, varying the enforcement procedures and instructing the Receivables Manager in relation to discretionary elements of these, directing the Receivables Manager in relation to the release of any Borrower, determining whether any change to interest rates should be made and determining whether the repayment type can be changed), exercise such discretion in accordance with the policies applicable to the UK Receivables and this Agreement or, where the applicable policies do not cover the relevant circumstance, in consultation with the Receivables Manager (and shall consider in good faith any proposal made by the Receivables Manager) and comply with all applicable laws in the exercise of such discretions;
(iii) at any time when the Seller and the Receivables Manager are separate entities, shall provide such assistance as the Receivables Manager may require to enable it to perform its obligations under this Agreement.
(g)For the avoidance of doubt, prior to the perfection of the assignment or transfer (as appropriate) of any UK Receivable and any Related Rights to the Purchaser, legal title to each such Receivable and its Related Rights purchased by the Purchaser pursuant to this Agreement shall be vested in the UK Sub and after its purchase by the Purchaser, sole beneficial title and interest shall be vested in the Purchaser.
(h)Prior to perfection of the transfer of the legal title to any UK Receivable and its Related Rights, the UK Sub undertakes (to the extent that any of the following is vested in it) to hold all right, title, interest and benefit (both present and future) in and under (a) such Receivable and its Related Rights, following the acquisition of such Receivable and its Related Rights by the Purchaser and (b) any sums that are or may become due in respect thereof, on trust for the Purchaser.
(i)In connection with any transfer of any legal title to any UK Receivable and its Related Rights in accordance with Clause 8 (Notification of Sales), the UK Sub shall:
(i) arrange for any claim form relating to any litigation in respect of such Receivable to be amended so that the legal title transferee is identified as the claimant or pursuer;
(ii) issue, or instruct the Receivables Manager to issue on its behalf, a notification to each Borrower; and
(iii) co-operate with the Purchaser and (where applicable) the Security Agent to effect the transfer of such Receivables in respect of any migration of the Receivables and transfer of legal title to a new legal title holder.
6.[UK Sub] is a company duly incorporated under the laws of England and Wales.
7.[UK Sub’s] administrative details are as follows:

Address:
Email address:
Attention:
8.This Deed of Accession and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Deed of Accession is entered into by deed.

Executed as a DEED                )
for and on behalf of                 )
PAYPAL (EUROPE) S.À R.L. ET CIE, S.C.A.    )
acting through and represented by its managing     )
general partner PayPal (Europe) S.à r.l.        )

By:                        )

…………………………………….
Authorised Signatory

Executed as a DEED            )
for and on behalf of             )
[UK SUB]                )
By:                    )

…………………………………….
Director

Name:

By:

…………………………………….
Director

Name:

Schedule 21
Form of Borrower Notice
FORM OF NOTICE OF ASSIGNMENT AND PRIVACY NOTICE1
[Note: Notice to be provided translated into applicable Borrower language]
To:
[Borrower]
[Borrower address]

From:
[PayPal (Europe) S.à r.l. et Cie, S.C.A.] / [Alps Partners S.à r.l.]]
[Address]

[By email or by letter with acknowledgement of receipt]2
                                        [Date]

NOTICE OF ASSIGNMENT
Dear Sir / Madam,
This letter is to notify you, [for the purposes of Article 347 of the Spanish Commercial Code (Código de Comercio) and Articles 1526 et seq. of the Spanish Civil Code (Código Civil)] 3 that under a receivables purchase agreement dated [•] 2023 the receivables owed by you, details of which are set out in Schedule A (Assigned Receivables) to this letter, have been sold and assigned by PayPal (Europe) S.à r.l. et Cie, S.C.A. (PayPal (Europe)) to Alps Partners S.à r.l. (ALPS) (the Assigned Receivables) [in accordance with articles 1321 et seq. of the French Code civil]4 [in accordance with Articles 1260 et seq. of the Italian Civil Code (Codice Civile Italiano)]5. [Please note, that the Assigned Receivables may be retransferred for a very short amount of time to PayPal (Europe) and then back to ALPS if you intend to use the “More Time to Pay” function.]6
As a consequence of and with effect from the date of this notice, we inform you that all payments due to be paid by you in respect of the Assigned Receivables must now be paid on their due date by you to ALPS and not to PayPal (Europe), in accordance with the payment instructions below.
1 Note: Regarding Spanish Borrowers, this notice needs to be drafted and sent in Spanish.
2 Bearing a date certain at law (data certa) in so far as Italian Receivables are concerned.
3 Include for Spanish Receivables only.
4 Include for French Receivables.
5 Include for Italian Receivables only.
6 Include for German Receivables that concern the PI30 Product only.

All payments in respect of the Assigned Receivables must now be made on their due date by wire transfer to the following bank account in order to be considered a full discharge of your debt:

Beneficiary:	[•]
Account number:	[•]
Bank:	[•]
SWIFT:	[•]
IBAN:	[•]

A payment made to any other payee or account other than as specified above [may][will]7 not discharge your debt due. In such case, you may be liable to pay the amount a second time.
This instruction may not be revoked or varied without the prior written consent of ALPS.
[Furthermore, ALPS pledged, amongst others, the Assigned Receivables in favour of certain secured parties under a pledge agreement originally executed on [•] by, amongst others, ALPS, as pledgor, and BNY Mellon Corporate Trustee Services Limited, as security agent, and attested by the Notary Public of Madrid, Mr./Ms [•] under number [•] of his public records (as subsequently extended).]8
[Furthermore, ALPS has assigned by way of security, amongst others, the Assigned Receivables to BNY Mellon Corporate Trustee Services Limited, as security agent under an English security agreement dated [•] between, amongst others, ALPS, as borrower, and BNY Mellon Corporate Trustee Services Limited, as security agent.]9
The incorporation, registration and address details of PayPal (Europe) and ALPS are set out in Schedule B to this letter. Any communication in relation to the Assigned Receivables should now be directed to ALPS and not to PayPal (Europe).
[This notice shall be governed by French law]10.

Yours sincerely,

[[PayPal (Europe) S.à r.l. et Cie, S.C.A.] / [Alps Partners S.à r.l.]]

7 ‘will’ for Italian Receivables.
8 Include for Spanish Receivables only.
9 Include for UK Receivables only.
10 Include for French Receivables.

Schedule A
Assigned Receivables

Receivables ID	Outstanding Receivables Amount	Upcoming Payment Date(s) and Amount(s)	Receivables Date	Currency

Schedule B
Corporate details of PayPal (Europe) and ALPS

1.PayPal (Europe) S.à r.l. et Cie, S.C.A. is a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B118.349, acting through and represented by its managing general partner PayPal (Europe) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 22-24 Boulevard Royal, L-2449 Luxembourg and registered with the Luxembourg trade and companies register under number B127.485.

2.Alps Partners S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office and address for service at 2, rue Edward Steichen, L- 2540 Luxembourg-City, Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B277050, and subject, as an unregulated securitisation undertaking (organisme de titrisation), to the Luxembourg act dated 22 March 2004 on securitisation, as amended, and represented by its managers: [insert names of managers].

Schedule C
Privacy Notice
For the Assigned Receivables , PayPal (Europe) is no longer the controller under data protection laws. As part of the sale and assignment of the Assigned Receivables we have shared your details (as described below in section 2 “What data do we process?”) with the new controller. We shared your details because it was necessary for the purposes of our legitimate interest in complying with our contractual obligations towards the new controller and ensuring the smooth transfer of the Assigned Receivables, so that the new controller can manage them. Below you can find further information about the new controller and how they will handle your personal data.
PayPal (Europe) may still be handling some of your personal data going forwards as processor on behalf of the new controller.
Other products you have with PayPal remain subject to the PayPal Privacy Statement (available at www.paypal.com). It explains, among others, for how long PayPal (Europe) stores your personal data and how you can exercise your rights as a data subject.

PRIVACY NOTICE
[•] (“we”, “us”, “our”) values the protection of your personal data. Therefore, we inform you in the following paragraphs how we use your personal data that we have received or may in future receive from PayPal (Europe) in relation to the Assigned Receivables.

1. Who is responsible for the processing of your personal data and contact details?
The controller responsible for your personal data is [•].
If you have any questions about this privacy notice or our data protection practices, please contact our [DPO][data privacy manager]:
Phone: +[•]
E-Mail: [•]
Address: [•]

2. What personal data do we process?
We process the following categories of your personal data:
•Contact details (name, address); and
•Contract information (e.g., contract number, content of the contract, current and original receivable amount, due date, repayments made, agreed repayment schedule).
•[Insert further details, if applicable]

3. Why do we process your personal data (purpose) and on which legal basis?

We process your personal data to collect when due and administer the Assigned Receivables. [Insert further details on purposes, if applicable]
Our processing of your personal data is necessary to fulfil our contractual obligations to you in relation to the Assigned Receivables. as well as our legitimate interest in collecting the Assigned Receivables when due. We also process your personal data where it is necessary to comply with applicable laws. [Insert further lawful bases as applicable]
[Insert details of any automated decision-making, if applicable]

4. Who will receive my personal data?
Those who need your personal data to collect and administer your Assigned Receivables will be given access to it within [•].
We share your personal data with third parties for the purpose(s) mentioned in section 3 including:
•PayPal (Europe) to the extent it still holds your personal data in relation to the Assigned Receivables on behalf of us;
•[Insert details of any third-party processors, if applicable]

5. International transfers
[Insert further details, including about the transfer mechanism relied upon, if applicable]
6. For how long will my personal data be stored?
We will only retain your personal data for as long as reasonably necessary to fulfil the purposes for which the personal data was collected (i.e., collection and administration of the Assigned Receivables) including for the purposes of satisfying any legal, regulatory, tax, accounting or reporting requirements. [Insert criteria for retention periods]

7. What are my data protection rights?
Under certain circumstances, you have rights under data protection laws in relation to your personal data including rights to:
•Request access to your personal data;
•Request correction of your personal data;
•Request erasure of your personal data;
•Request restriction of processing your personal data;
•Request transfer of your personal data (data portability); and
•Give instructions concerning the fate of your personal data after your death.
Further information about your data protection rights are available on our website at [•].
At the moment, we do not process your personal data based on your consent [or for our legitimate interests or those of a third party]. We will inform you separately if that changes.
If the processing is based on your consent, you have the right at any time to withdraw your consent for the future without giving reasons. This does not affect the lawfulness of processing based on your consent before your withdrawal.
To the extent we process your personal data for our legitimate interests or those of a third party, you will also have the right to object to the processing of your personal data on the basis of legitimate interests, unless we or the third party can demonstrate compelling legitimate grounds for the processing which override your interests, rights and freedoms or if we need your personal data to deal with legal claims.
To assert these rights, please contact us directly using the above contact details.
If you have a complaint that you wish to raise you can contact us using the contact details above. You also have the right to lodge a complaint with the relevant supervisory authority at any time:
•In France, the French Data Protection Authority (www.cnil.fr);
•In Germany, the Berlin Commissioner for Data Protection and Freedom of Information (https://www.datenschutz-berlin.de/);
•In Italy, the Italian Data Protection Authority (www.garanteprivacy.it);
•In Luxembourg, the National Commission for Data Protection (www.cnpd.public.lu);
•In Spain, the Spanish Data Protection Agency (www.aepd.es); or
•In the United Kingdom, the Information Commissioner's Office (www.ico.org.uk).

Schedule 22
Definitions
Capitalised terms used but not otherwise defined in this Agreement shall have the following meanings, except so far as the context requires otherwise:
1m EURIBOR means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the period of 1 month displayed on page EURIBOR01 of the Thomson Reuters screen;
3PL means PayPal Pte. Ltd;
[* * *]
ACH Payment means any down payment, ad hoc payment or scheduled payment in respect of a Receivable made by a pull payment based on a SEPA mandate or equivalent from the Borrower’s bank account;
Actual Back-Book Purchase Price means the actual purchase price for the Back-Book Receivables, which consists of the Estimated Back-Book Purchase Price as adjusted by the True-Up Adjustment;
Additional Receivables Manager means a company which becomes an additional receivables manager in accordance with Clause 15.1 (Additional Receivables Manager);
Additional Regulatory Requirements has the meaning given in Clause 11.7 (Change in law or regulation);
Additional Seller means a company which becomes an additional seller in accordance with Clause 15.2 (Additional Seller);
[* * *]
Affected Party means, in relation to a Tax Event, any Party that incurs or could reasonably be expected to incur some or all of the economic cost of that Tax Event (taking account of the primary liability for the relevant Tax, any indemnities, covenants or undertakings to pay or reimburse another Party in respect of that Tax pursuant to the Transaction Documents, and the probability and timing of the satisfaction in full of any obligation under such indemnity, covenant or undertaking to pay or reimburse (including having regard to (i) the limited recourse nature of the Purchaser’s obligations under the Transaction Documents pursuant to Clause 36.1 and (ii) the applicable Priority of Payments);
Affiliate means, in relation to any company:
(a)a subsidiary of that company, a holding company of that person or any other subsidiary of that holding company directly or indirectly controlling or controlled by, or who is directly or indirectly under common control with, such person (and for the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or agency or otherwise); and
(b)any account, fund, vehicle, client or investment portfolio established and controlled by such company or an Affiliate thereof or for which such company or an Affiliate thereof acts as the sponsor, manager or investment adviser or investment manager or with respect to which such company or an Affiliate thereof exercises discretionary control thereover;
Agreed Form means the form of document exchanged for identification purposes only by email between the Seller and the Purchaser (or their lawyers) with the email subject line [* * *] on or before the Signing Date (or such other form as may be agreed between the Seller and the Purchaser);
Anti-Corruption Laws means the applicable laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties related to corruption or bribery, including the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other law, rule, regulation or other legally binding measure of any jurisdiction that relates to bribery or corruption;
Anti-Money Laundering Laws means the applicable laws and regulations relating to anti money laundering including, without limitation, the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, the UK Proceeds of Crime Act 2002; and the Luxembourg AML Act 2004;
Applicable Fees means, in respect of a Receivable, all Receivables Management Fees (including any VAT or Taxes payable thereon) expected to be payable in connection therewith until its repayment and discharge in full (as determined in good faith by the Receivables Manager);
Asset Model means the financial model agreed between the Seller and the Class C Lender on or prior to the Closing Date, as may be updated, amended and/or replaced from time to time by agreement between the Class C Lender and the Seller;
[* * *]
[* * *]
Assigned Rights means in relation to any Receivable, all estates, rights, title, interest and benefit of the Purchaser in and to the relevant Receivable, which has been assigned and/or transferred to the Purchaser under or pursuant to this Agreement;
AUP Audit means an agreed-upon procedure (AUP) audit of the Purchased Receivables comprising the Portfolio in accordance with a scope to be agreed between the Seller and [* * *];
AUP Report means an audit report prepared in respect of any AUP Audit;
Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
Available Commitment means an amount in EUR equal to the Maximum Commitment less the Euro Equivalent Pro Forma Principal Amount of all Receivables held by the Purchaser on the relevant Sale Notice Date;

Back-Book Confirmation Notice has the meaning given to it in paragraph 10 of Part A of Schedule 3 (Sale and Settlement of Back-Book Receivables);

Back-Book Portfolio means the total portfolio of all Back-Book Receivables to be sold by the Seller to the Purchaser;
Back-Book Purchase Conditions has the meaning given to it in Schedule 3 (Sale and Settlement of Back-Book Receivables).
Back-Book Receivables means the Receivables which have been originated by the Seller from 1 February 2023 to the date falling one day before the second Back-Book Sale Notice Date which are outstanding as at the Back-Book Sale Notice Date on which they are offered to be sold but excluding any [* * *];
Back-Book Repeating Representations means each of the representations set out in Part B of Schedule 2 (Seller Representations) of this Agreement;
Back-Book Representations means each of the representations set out in Part B of Schedule 2 (Seller Representations) of this Agreement;
[* * *]
Back-Book Sale Notice means a sale notice in respect of all or part of the Back-Book Portfolio delivered by the Seller to the Purchaser;
Back-Book Sale Notice Date means the date of delivery of a Back-Book Sale Notice;
Borrower means any person who has entered into a Loan Agreement;
Borrower Credit Balance Refund means an amount to be credited to a Borrower’s e-money balance representing the portion of a merchant refund in respect of which the original merchant transaction was originally financed (in part) by debiting the Borrower’s e-money balance;
Borrower Notice means a notice provided in accordance with (i) Clauses 8.3 (Notification of Sales) of the RPA substantially in the form set out in Schedule 21 (Form of Borrower Notice) or in such other form as may from time to time be agreed between the Seller and the Purchaser or (ii) Clause 10.8(iv) of the RMA, in a form containing such information as is then required by any applicable Data Protection Legislation;
Brexit means the withdrawal of the United Kingdom from the European Union;
Brexit Option Notice means a notice from the Seller to the Purchaser indicating that the Seller wishes to add the UK Sub as a party to this Agreement as an Additional Seller and setting out the proposed date on which the Seller wishes the UK Sub to become an Additional Seller;
Business Day means a calendar day (other than a Saturday or Sunday) on which banks are generally open for business in London, Luxembourg, Frankfurt and New York and which is a TARGET Day;
Change of Control means, with respect to an entity, any change in the person who (together with its Affiliates):
(a)has the power (directly or indirectly) to appoint majority of the members of the board of directors (or equivalent body), or direct management of and policies of such entity, whether through the ownership of voting capital, by contract or otherwise; or

(b)holds, directly or indirectly, more than 50 per cent. of the legal and beneficial interest in the issued share capital of such entity;
Charged-off Receivable means a Receivable in respect of which:
(a)    any amount due in respect of the Personal Loan to which that Receivable Relates has been overdue for payment for more than [* * *] days; and/or
(b)    the Seller has received [* * *] days’ notification of the confirmed bankruptcy of the relevant Customer; and/or

(c)    the Seller has received [* * *] day’s notification of the confirmed death of the relevant Customer,

together with such other Receivable as may be deemed to be charged-off in accordance with the then applicable Collections Policies;

Class A Facility Agreement has the meaning given to such term in the Master Framework Agreement;
Class A Lender means the provider of a Class A facility to the Purchaser pursuant to the Class A Facility Agreement;
Class B Facility Agreement has the meaning given to such term in the Master Framework Agreement;
Class B Lender means the provider of a Class B facility to the Purchaser pursuant to the Class B Facility Agreement;
Class C Facility Agreement has the meaning given to such term in the Master Framework Agreement;
Class C Lender means the provider of a Class C facility to the Purchaser pursuant to the Class C Facility Agreement;
Closing Date means the first date on which both the Seller and the Purchaser have confirmed that the initial conditions precedent set out in Schedule 1 are satisfied;
Collections means any amount received by the Receivables Manager directly or indirectly from a Borrower by way of payment (including payment by way of sweep of the relevant Borrower’s e-money wallet in accordance with the relevant Loan Agreement) of an amount due in respect of a Receivable forming part of the Portfolio but excluding, for the avoidance of doubt any Excluded Amounts;
Collections Policies mean the Collections Policies set forth in schedule 1 (Collections Policies) of the Receivables Management Agreement, or any update, amendment or replacement of such policies as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
Collections Sweep Payment has the meaning given in clause 8.2 of the Receivables Management Agreement;
Commitment Period means:
(a)in the case of the Back-Book Receivables, the period from (and including) the Closing Date to (but excluding) the earlier of (i) the Scheduled Commitment Period End Date; or (ii) any date on which this Agreement is terminated by either the Seller or the Purchaser in accordance with Clause 12 (Termination Events); and

(b)in the case of Receivables other than the Back-Book Receivables, the period from (but excluding) the last Back-Book Sale Date to (but excluding) the earlier of (i) the Scheduled Commitment Period End Date; or (ii) any date on which this Agreement is terminated by either the Seller or the Purchaser in accordance with Clause 12 (Termination Events);
Concentration Limits means (a) in respect of any Receivables to be added to the Portfolio which are specified in a Sale Notice, the concentration limits set out in Part A and Part B of Schedule 16 (Concentration Limits) and (b) in respect of the Back-Book Receivables, the concentration limits set out in Part C of Schedule 16 (Back-Book Portfolio Concentration Limits) of this Agreement;
Conditions Legal Opinions means the legal opinions in respect of certain matters relating to the Standard Documentation, as set out in paragraphs 23 to 27 (inclusive) of Part A (Seller Initial Conditions Precedent) of Schedule 1 (Initial Conditions Precedent ) of this Agreement;
Confirmation Notice means the notice substantially in the form set out in Part B of Schedule 11 (Form of Confirmation Notice) to this Agreement evidencing the Receivables transferred from the Seller to the Purchaser at the Sale Time, provided by the Seller to the Purchaser in accordance with Clause 2.2 of this Agreement;
Confirmation Notice Date means the date on which each Confirmation Notice is delivered by the Seller to the Purchaser;
Consultation Period has the meaning given in Clause 12.5;
Corporation Tax means in relation to any entity treated as a company or corporation or any partnership limited by shares, any tax charged on or calculated by reference to net income, profits or gains in Luxembourg, the UK or any Relevant Jurisdiction;
[* * *]
Current Balance means, in relation to a Receivable on a particular date, the Principal Balance as at such date plus (without double counting) all amounts of due but unpaid interest (where applicable), fees, charges or premium due to be paid by or on behalf of the underlying Borrower (including any extension or “More Time to Pay” fee) in accordance with the relevant Loan Agreement together with any amounts in arrears which have not been capitalised and added to the Principal Balance, but excluding, for the avoidance of doubt, any Excluded Amounts;
Cut-Off Time means, in relation to a Receivable (that is not Back-Book Receivable or a Further Disbursement included in a Further Disbursement Confirmation Notice), (i) pursuant to the SND Title Transfer Option, the Sale Time for that Receivable , or (ii) pursuant to the Settlement Date Title Transfer Option, the point in time at which such Receivable is reflected in the System as “Pending Sale”;
Data Protection Legislation means all applicable data protection and privacy legislation to the extent applicable from time to time including: (a) the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (GDPR) (EU) 2016/679; (c) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (d) the UK GDPR; (e) the Privacy and Electronic Communications Regulations 2003; and (f) any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements any of the above or which otherwise relates to data protection, privacy or the use of Personal Data, in each case as applicable and in force from time to time, and as amended, consolidated, re-enacted or replaced from time to time;
DBRS means DBRS Morningstar;
DE PayPal Ratenzahlung or DE PayPal Ratenzahlung Products means the DE Ratenzahlung 3M 0% APR, the DE Ratenzahlung 3M Positive APR, the DE Ratenzahlung 6M 0% APR; the DE Ratenzahlung 6M Positive APR; the DE Ratenzahlung 12M 0% APR; the DE Ratenzahlung 12M Positive APR; the DE Ratenzahlung 24M 0% APR; and the DE Ratenzahlung 24M Positive APR loan products;
DE Pi30 Loan means the “Germany Pay in 30” buy-now, pay-later Eligible Product originated by the Seller;
DE Ratenzahlung 3M 0% APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of three months originated by the Seller, where under the terms of such Receivable no interest is charged to the Borrower.
DE Ratenzahlung 3M Positive APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of three months originated by the Seller, where under the terms of such Receivable one or more interest payments (at any interest rate) are charged to the Borrower.
DE Ratenzahlung 6M 0% APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of six months originated by the Seller, where under the terms of such Receivable no interest is charged to the Borrower.
DE Ratenzahlung 6M Positive APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of six months originated by the Seller, where under the terms of such Receivable one or more interest payments (at any interest rate) are charged to the Borrower.
DE Ratenzahlung 12M 0% APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of twelve months originated by the Seller, where under the terms of such Receivable no interest is charged to the Borrower.
DE Ratenzahlung 12M Positive APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of twelve months originated by the Seller, where under the terms of such Receivable one or more interest payments (at any interest rate) are charged to the Borrower.
DE Ratenzahlung 24M 0% APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of twenty-four months originated by the Seller, where under the terms of such Receivable no interest is charged to the Borrower.
[* * *]

DE Ratenzahlung 24M Positive APR means the “Germany PayPal Ratenzahlung” buy-now, pay-later Eligible Product with a term of twenty-four months originated by the Seller, where under the terms of such Receivable one or more interest payments (at any interest rate) are charged to the Borrower.
Default Interest means in respect of EUR amounts, 1m EURIBOR at the due date of the relevant payment plus 1%, and, in respect of GBP amounts, SONIA plus 1%;

Deferred Purchase Price has the meaning given to it in Clause 5.3 (Consideration);
Delinquency Curve means for a Receivable, the forecast delinquency ordered by seasoning point which will be equal to the expected principal balance of Receivables which are the same Product and Credit Cohort as such Receivable that are past due at each seasoning point divided by the expected principal balance of all Receivables which are the same Product and Credit Cohort as such Receivable at each such seasoning point;
[* * *]
Disclosed means accurately and fairly disclosed with sufficient details so as to enable the Purchaser to make a reasonably informed assessment of the nature and scope of the fact, matter or circumstance disclosed by the Disclosure Letter;
Disclosure Letter means the letter from the Seller to the Purchaser executed and delivered on the date of this Agreement;
[* * *]
Disruption Event means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Portfolio (or otherwise in order for the transactions contemplated by the Transaction Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)from performing its payment obligations under the Transaction Documents; or
(ii)from communicating with other Parties in accordance with the terms of the Transaction Documents,
(iii)and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;
Draft Instruments means any negotiable instrument in the form of a bill of exchange (letra de cambio), a promissory note (pagaré) or a cheque (cheque), issued pursuant to Spanish Act 19/1985 dated 16 July (“Ley 19/1985 de 16 de julio, Cambiaria y del Cheque”) as amended or superseded from time to time;
Eligibility Criteria means the eligibility criteria set out in Schedule 14 (Eligibility Criteria) to this Agreement;
Eligible Products means each of the PayPal Personal Loan products listed in Schedule 15 (List of Eligible Products);
Eligible Receivables means the Receivables that satisfy the Eligibility Criteria;
Enforcement Notice has the meaning given to such term in the Master Framework Agreement;
English Standard Documentation means, in respect of Receivables, the English standard documentation referred to in Schedule 4 (Standard Documentation) to this Agreement (including any terms of the User

Agreement incorporated by reference) or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
ES Pi3 means the “Spain Pay in 3” buy-now, pay-later Eligible Product originated by the Seller;
Estimated Back-Book Purchase Price means the estimated purchase price of the Back-Book Receivables set out in a Back-Book Sale Notice;
EU Receivables means French Receivables, German Receivables, Italian Receivables and Spanish Receivables;
EU Receivables Manager means the Seller;
EU Securitisation Regulation means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, and amending Directives 2009/65/EC, 2009/138/EC and 2011/61/EU and Regulations (EC) No 1060/2009 and (EU) No 648/2012, including any implementing regulation, technical standards and official guidance related thereto;
[* * *]

EUR Receivable means a Receivable denominated in EUR;
Euro Equivalent means (i) in respect of amounts denominated in EUR, that amount, and (ii) in respect of amounts denominated in GBP or in US Dollars, such amount converted to EUR at the then applicable spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date;
EUWA means the European Union (Withdrawal Act) 2018 (as amended by the EU (Withdrawal) Agreement) Act 2020);
Event of Default means an event of default pursuant to any Facility Agreement;
Excluded Amounts means:
(a)any recalled payments and amounts required to be returned or refunded to the Borrower under the terms of a Loan Agreement or under any applicable law or regulation;
(b)any amount held by the Seller or the Receivables Manager on behalf of the Borrower in respect of e-money balances in the Borrower’s e-money wallet;
(c)all Third Party Amounts;
(d)any amount of statutory interest collected by a third party collection agent;
(e)any amount of VAT or amount in respect of VAT for which the Seller is liable to account to any Tax Authority with respect to any supplies made by or treated as made by the Seller to any Borrower;
(f)any amount in respect of fees received from merchants, including the “standard merchant fee” in respect of all credit products in each Relevant Jurisdiction; and
(g)[* * *];

[* * *]
Facility Agreements means each facility agreement entered into by the Purchaser as borrower on or about the date of this Agreement in order to finance the acquisition of Receivables pursuant to this Agreement;
Facility Provider means each Class A Lender, Class B Lender and Class C Lender;
[* * *]
Forward Rate Agreement means for each Sale Notice Date, a forward rate agreement transaction to be entered into under a Hedging Agreement (as defined in the Master Framework Agreement) between the Purchaser and a Hedge Counterparty on such Sale Notice Date for the purposes of hedging the interest rate risk in respect of all Receivables transferred to the Purchaser pursuant to the Sale Notice delivered on such Sale Notice Date with terms as follows: (i) monthly payment dates, (ii) the Purchaser will pay a fixed rate to the Hedge Counterparty, (iii) the Hedge Counterparty will pay a floating rate to the Purchaser either equal to Compounded SONIA for Receivables denominated in GBP or EURIBOR for Receivables denominated in EUR, and (iv) with a notional amount profile as agreed between the Hedge Counterparty and the Class C Lender.
FR Pi4 means the “France Pay in 4” buy-now, pay-later Eligible Product originated by the Seller;
FR Products or French Products means the FR Pi4 loan product;
French Receivables means Receivables governed by the law of France;
French Standard Documentation means, in respect of Receivables, the French standard documentation referred to in Schedule 4 (Standard Documentation) to this Agreement (including any terms of the User Agreement incorporated by reference) or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
[* * *]
Further Disbursement means in respect of any Personal Loan, any loan amount advanced or deemed to be advanced to the relevant Borrower after the first advance made under that Personal Loan;
Further Disbursement Confirmation Notice means a notice substantially in the form set out in Part C of Schedule 11 (Form of Confirmation Notice) to this Agreement in respect of Receivables which are Further Disbursements and sent by the Seller to the Purchaser under Clause 2.14 of this Agreement;
[* * *]
German Products means the DE Pi30 Loans and the DE PayPal Ratenzahlung loan products;
German Receivables means Receivables governed by the law of Germany;
German Standard Documentation means, in respect of Receivables, the German standard documentation referred to in Schedule 4 (Standard Documentation) to this Agreement (including any terms of the User Agreement incorporated by reference) or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
Hedging Agreement has the meaning given in the Master Framework Agreement;

Hedge Counterparty has the meaning given in the Master Framework Agreement;

IFRS means the International Financial Reporting Standards issued by the International Accounting Standards Board, as amended, supplemented or replaced from time to time;
Indemnification Amount has the meaning given in Clause 9.17;
Ineligible Transferee means any of the entities specified in Schedule 17 (Ineligible Transferees) and any Affiliates of such entities directly controlling more than 50 per cent. of the ownership interests in such entities as of the date of this Agreement, but excluding any such entity that is an Approved Class A Transferee (as defined in the Master Framework Agreement);

[* * *]
Insolvency Event means, with respect to any person, any of the following:
(a)it is unable or admits inability to pay its debts as they fall due or, by reason of actual or anticipated financial difficulties, commences negotiations with any class of its creditors with a view to rescheduling any of its indebtedness;
(b)it is in a state of cessation of payments (cessation de paiements) or otherwise suspends making payments on its debts generally;
(c)a moratorium has been declared or takes effect in respect of its indebtedness;
(d)a final court order is made or a corporate resolution is passed for its winding-up, voluntary or judicial liquidation or dissolution, bankruptcy, insolvency, administration, reorganisation, composition with creditors, controlled management, reprieve from payment, general settlement with creditors or any analogous procedure under the laws of the jurisdiction in which such person is incorporated (by way of voluntary arrangement, scheme of arrangement or otherwise but excluding any solvent reorganisation, rearrangement or similar arrangement);
(e)a receiver, liquidator, receiver, administrator receiver, administrator, compulsory manager, interim manager, custodian, manager or other similar officer is appointed in respect of it or all of its assets;
(f)an application for its winding-up or liquidation (or any analogous action under the laws of the jurisdiction in which such person is incorporated) could otherwise be made against that person due to it being insolvent in accordance with the applicable insolvency laws of the jurisdiction in which such person is incorporated; or
(g)solely in respect of the Seller, the taking of one or more resolution measures (as organised by the Luxembourg law dated 18 December 2015 on resolution, recovery and liquidation measures of credit institutions and certain investment firms, as amended) or recovery, intragroup financial support and early intervention measures (as organised by the Luxembourg act dated 5 April 1993 relating to the financial sector, as amended);
Insolvency Regulation means each of:
(a)Regulation (EU) 2015/848 of the European Parliament and of the European Council of 20 May 2015 on insolvency proceedings (recast) as amended; and

(b)Regulation (EU) 2015/848 of the European Parliament and of the European Council of 20 May 2015 on insolvency proceedings (recast) as it forms part of the domestic laws of the United Kingdom by virtue of the EUWA 2018 and as that Regulation has been amended by the Insolvency (Amendment) (EU Exit) Regulations 2019,
as the context requires;
Interest Product means each of the following Eligible Products:
(a)DE Ratenzahlung 3M Positive APR;
(b)DE Ratenzahlung 6M Positive APR;
(c)DE Ratenzahlung 12M Positive APR; and
(d)DE Ratenzahlung 24M Positive APR;
Irrecoverable VAT means any amount in respect of VAT which a person (or the representative member of the VAT group of which such person is a member) has incurred and which that person (or the representative member of such’s person’s VAT group) is not able to recover (by way of credit, refund or otherwise) from any relevant Tax Authority pursuant to and determined in accordance with any applicable law (including articles 48, 49.2, 55bis and 55ter of the Luxembourg law on VAT dated 12 February 1979, as amended or similar provisions in any other member state of the European Union or the United Kingdom);
IT Pi3 means the “Italy Pay in 3” buy-now, pay-later Eligible Product originated by the Seller;
Italian Products means the IT Pi3 loan product;
Italian Civil Code means Royal Decree No. 262 dated 16 March 1942;
Italian Receivables means Receivables governed by the law of Italy;
Italian Standard Documentation means, in respect of Receivables, the Italian standard documentation referred to in Schedule 4 (Standard Documentation) to this Agreement (including any terms of the User Agreement incorporated by reference) or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
[* * *]
Legal Reservations means:
(a)the principle that equitable or discretionary remedies may be granted or refused at the discretion of a court;
(b)the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(c)the time barring of claims under the Limitation Acts;
(d)the possibility that an undertaking to assume liability for or to indemnify a person against non payment of United Kingdom stamp duty may be void;

(e)defences of set-off or counterclaim;
(f)similar principle, rights and defences under the laws of any Relevant Jurisdiction;
(g)any other matters which are set out as qualifications or reservations in the legal opinions delivered under or in connection with the Transaction Documents;
Loan Agreement means, in respect of any Receivable and the Personal Loan to which it relates, the agreement between the Seller and the related Borrower, substantially in the form of the Standard Documentation, the terms of which govern, amongst other things, the provision and administration of that Personal Loan and the payment of Receivables thereunder;
Loan Warranties has the meaning given in Clause 9.1(a);
[* * *]
Loss means in respect of any person, any losses, damages, costs, charges, claims, demands, expenses, judgments, action, proceedings or other liability whatsoever (including, without limitation, in respect of Tax) and includes any Irrecoverable VAT charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;
Master Framework Agreement means the master framework agreement dated on or about this Deed and entered into between, amongst others, the Purchaser, the Seller, the Security Agent and the Class C Lender;
Material Adverse Effect means, a material adverse effect on or material adverse change in:
(a)the assets, business or financial condition of the Purchaser;
(b)the ability of the Purchaser to perform and comply with its obligations under this Agreement or any Transaction Document; or
(c)the validity or enforceability of any Transaction Document;
[* * *]
Maximum Commitment means at any time, the then aggregate of (i) the Total Class A Commitments, (ii) the Total Class B Commitments and (iii) the Total Class C Commitments (each as defined in the Master Framework Agreement);
Mid-Market Rate has the meaning given in the definition of Swap Rate;
Monthly Payment Date has the meaning given to the term “Payment Date” in the Master Framework Agreement;
Monthly Reporting Date means the date falling 15 Business Days after the end of each Reporting Period;
Monthly Settlement Date means the second Settlement Date after the Monthly Reporting Date of that calendar month;
[* * *]

Net Repurchase Price has the meaning given in the definition of Repurchase Price;
[* * *]
New VDR means the virtual data room with identification number [* * *] and named [* * *] hosted by Intralinks, Inc. in connection with the bid process;
Non-Interest Product means each of the following Eligible Products:
(a)FR Pi4;
(b)IT Pi3;
(c)ES Pi3;
(d)UK Pi3;
(e)DE Ratenzahlung 3M 0% APR;
(f)DE Ratenzahlung 6M 0% APR;
(g)DE Ratenzahlung 12M 0% APR;
(h)DE Ratenzahlung 24M 0% APR; and
(i)DE Pi30;
[* * *]
Notification Event has the meaning given in Clause 8.1;
NSF Fee means the fee applicable on an ACH Payment failure in respect of any ACH Payment in Germany;
OECD Model Tax Convention means the tenth edition model tax convention produced by the Organisation for Economic Co-operation and Development in 2017, which is available at: https://www.oecd.org/ctp/treaties/model-tax-convention-on-income-and-on-capital-condensed-version-
20745419.html;
Original Commitment Amount means in respect of a Receivable the aggregate original principal amount (including any potential Further Disbursements) agreed to be advanced by the Seller to a Borrower at the time of origination under the terms of the Loan Agreement relating to that Receivable;

[* * *]
Original Term means, in respect of an Eligible Receivable, the time from (and including) the date of its first disbursement to (and including) the date on which its final scheduled principal payment is scheduled to be made;
Original VDR means the virtual data room with identification number [* * *] and named [* * *] hosted by Intralinks, Inc. in connection with the bid process;
Party means a party to this Agreement from time to time;
Payment Date has the meaning given in Clause 5.2;

Payor has the meaning given in Clause 22.3;
PayPal Buyer Protection Payments means an amount to be credited to a Borrower’s e-money balance in accordance with the terms of the “PayPal Buyer Protection” product feature pending resolution of a merchant dispute relating to that Borrower;
Perfection Requirements means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and/or notification of the Security Documents and/or the Transaction Security created thereunder;
Personal Data shall have the meaning given to it in the GDPR or, in the case of the UK, the UK GDPR;
Personal Loan means an unsecured personal loan made by the Seller to a Borrower in the ordinary course of the Seller’s business;
Portfolio means all Receivables which the Purchaser has acquired in accordance with this Agreement from time to time and which have not been redeemed, transferred or repurchased or in respect of which no indemnification payment has been made in accordance with Clause 9 (Representations, Loan Warranties, Repurchase and Anti-dilution Obligations);
Post-Charge Off Receipts means any Collections received in respect of Purchased Receivables where such Collections are received:
(a)    more than 180 days after the due date for the relevant payment amount;
(b)    more than 30 days after receipt by the Seller of notification of the death of the relevant Customer; or
(c)    more than 60 days after receipt by the Seller of confirmation of the bankruptcy of the relevant Customer, and where such Purchased Receivable has been identified as a Charged-Off Receivable in a Receivables Manager Monthly Report;
[* * *]

PPHI means PayPal Holdings, Inc.;
[* * *]
Principal Balance means, in relation to a Receivable on a particular date, the original principal amount(s) agreed to be repaid by the Borrower under the terms of such Receivable, as adjusted on that date to reflect (a) any reduction in the outstanding principal amount as a result of repayments or overpayments, the exercise of a right of set-off or any amount which has been written off or waived, and (b) any increase in the outstanding principal amount as a result of capitalisation of any fees (including any extension or “More Time to Pay” fee), costs, premiums or interest in accordance with the relevant Loan Agreement;
Priority of Payments has the meaning given to such term in the Master Framework Agreement;
Pro Forma Principal Amount means:

(i)in respect of Receivables arising from Loan Agreements which are fully disbursed as at the relevant Sale Notice Date, the aggregate of the Euro Equivalent Principal Balance of such (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Sale Notice setting out such Receivables; and
(ii)in respect of Receivables arising from Loan Agreements which are not fully disbursed as at the relevant Sale Notice Date, the aggregate of the Euro Equivalent Original Commitment Amount (less the amount of any repayments which the Borrower has made in accordance with the Loan Agreement) of such Receivables (calculated using the spot rate of exchange for the purchase of Euro in the London foreign exchange market as determined by the Seller as at 11:00am on the Spot Rate Determination Date) on the date of the Sale Notice setting out such Receivables.
Purchase Conditions has the meaning given in Clause 2.6;
Purchase Price means, in respect of each Receivable, the amount denominated in EUR or GBP (as applicable) calculated by the Asset Model by discounting the Net Adjusted Payment Profile for such Receivable at the applicable Discount Rate at each seasoning date in respect of the period from its Sale Time until the expected time of receipt of each of the payments forecasted under its Net Adjusted Payment Profile;
Purchase Price Ratio means, in respect of a Purchased Receivable, the ratio, expressed as a percentage, of the Purchase Price for such Receivable to be applied to the Principal Balance of such Receivable as at the Sale Notice Date for such Receivable;
Purchased Receivables means all Receivables which the Purchaser has acquired and continues to own in accordance with this Agreement from time to time;
Purchaser Bank Accounts means each of the Purchaser EUR Bank Account and the Purchaser GBP Bank Account;
Purchaser EUR Bank Account means the Purchaser’s EUR denominated bank account as notified in writing to the Seller on or prior to the Closing Date (and/or such other EUR denominated account(s) as the Purchaser may notify to the Seller in writing);
Purchaser GBP Bank Account means the Purchaser’s GBP denominated bank account as notified in writing to the Seller on or prior to the Closing Date (and/or such other GBP denominated account(s) as the Purchaser may notify to the Seller in writing);
Purchaser Termination Event has the meaning given in Clause 12.2;
Quotation Rate has the meaning given in the definition of Swap Rate;
Rating Agency means any of S&P, Moody’s, Fitch or DBRS;
Receivable means, in relation to a Personal Loan and the related Loan Agreement, the amounts the Borrower owes and is obliged to pay to the Seller from time to time in accordance with the terms of that Personal Loan and Loan Agreement and all other rights to payment owing by that Borrower to the Seller in relation to the Loan Agreement (including, without limitation, all rights (actual or contingent) relating to the repayment of principal and the payment of interest and any Back-Book Receivables which have been purchased by and transferred to the Purchaser), and any Further Disbursements under a Personal Loan and the related Loan Agreement;
Receivables Management Agreement means the receivables management and administration agreement dated on or about the date of this Agreement and as may be amended and restated or supplemented from time to time, between the Receivables Manager, the Seller, the Purchaser and the Security Agent;
Receivables Management Fee has the meaning given in clause 13.1 of the Receivables Management Agreement;
Receivables Management Report means any report provided by the Receivables Manager in the form set out in Schedule 10 to the Receivables Management Agreement or in such other form as may be agreed from time to time between the Seller and the Class C Lender;
Receivables Manager Deed of Accession means a document substantially in the form set out in Part B of Schedule 19 (Additional Receivables Manager Representations);
Receivables Manager Resignation Event has the meaning given to it in clause 10.1(b) of the Receivables Management Agreement;
Receivables Manager Termination Notice has the meaning given to it in clause 10.5 of the Receivables Management Agreement;
Recipient has the meaning given in Clause 22.3;
Records means, at any time and with respect to any Receivable, all Loan Agreements and other documents, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivable, any Related Right or the related Borrower, which are necessary, in light of the circumstances then subsisting, to exercise ownership and other interest in the Receivables and to manage, collect or enforce such Receivable and Related Right in accordance with the terms of the Transaction Documents;
Regulatory Buyback Event has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Regulatory Buyback Event Time has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Regulatory Buyback Receivables has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Regulatory Retransfer Event Time has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Regulatory Retransfer Price has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Regulatory Retransfer Receivables has the meaning given in paragraph 3 of Schedule 7 (General Terms);
Related Rights means, in relation to any Receivable:
(a)all amounts payable by the relevant Borrower in relation to such Receivable;
(b)any and all other present and future claims and rights under the relevant Loan Agreement (including the debt represented by it and rights of enforcement against the relevant Borrower) but excluding any right to grant credit under a Loan Agreement; and

(c)all Records related to such Receivable,
provided that prior to the provision of a Borrower Notice the Related Rights will not include any Personal Data of Borrowers;
[* * *]
Relevant Jurisdiction means:
(a)in respect of UK Receivables, England and Wales;
(b)in respect of German Receivables, Germany;
(c)in respect of French Receivables, France;
(d)in respect of Spanish Receivables, Spain; and
(e)in respect of Italian Receivables, Italy;
Relevant Local Schedule means:
(a)for UK Receivables, the provisions of Schedule 6 (Provisions Relating to the Sale of UK Receivables);
(b)for German Receivables, the provisions of Schedule 7 (Provisions Relating to the Sale of German Receivables);
(c)for French Receivables, the provisions of Schedule 8 (Provisions Relating to the Sale of French Receivables);
(d)for Spanish Receivables, the provisions of Schedule 9 (Provisions Relating to the Sale of Spanish Receivables); and
(e)for Italian Receivables, the provisions of Schedule 10 (Provisions Relating to the Sale of Italian Receivables);
Relief includes, unless the context otherwise requires, any relief, allowance, credit or set-off in respect of any Tax, or any deduction in computing income, profits or gains for the purposes of any Tax, any right to or actual refund, repayment or saving of Tax (including any repayment supplement, fee or interest in respect of Tax), and other amounts payable or paid by a Tax Authority in respect of Tax;
Repeating Representations means each of the representations set out in Part B of Schedule 2 (Seller Representations) of this Agreement;
[* * *]
Reporting Period means each calendar month starting from the calendar month in which the last Back-Book Sale Date occurs;
Repurchase Date means, in respect of the Purchased Receivables set out in a Repurchase Notice, the second date included in the file name for such Repurchase Notice when such Repurchase Notice is first delivered (as indicated by suffix “.01”) in accordance with Clause 9.10 (Repurchase for breach of Loan Warranties) or

Clause 9.15 (Repurchase for Failure of Bank-Funded Payment and Fraud) of this Agreement the date of repurchase specified by the Seller in a Repurchase Notice delivered in accordance with Clause 9.10 (Repurchase for breach of Loan Warranties) of this Agreement;
Repurchase Notice means a notice delivered by the Purchaser in accordance with Clause 9.10 (Repurchase for breach of Loan Warranties) or Clause 9.15 (Repurchase for Failure of Bank-Funded Payment and Fraud) of this Agreement substantially in the form set out in Schedule 18 (Form of Repurchase Notice) to this Agreement;
Repurchase Price means:
    [* * *]
Restricted Country has the meaning given in paragraph 15 of Part B of Schedule 2 (Restricted Countries);
Restricted Person means a person, organisation or vessel that is (i) listed on, or owned or controlled (as such terms, including any applicable ownership and control requirements, are defined and construed in the applicable Sanctions or in any related official guidance) by a person or organisation listed on any Sanctions List; or (ii) resident or located in, operating from, or incorporated or organised under the laws of a Sanctioned Country; or (iii) a government of a Sanctioned Country; or (iv) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country; or (v) a national government targeted by any Sanctions blocking its property (which, as of the date of this Agreement, includes Venezuela) or an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, such government; or (vi) otherwise a target of Sanctions or is acting on behalf of any of the persons listed in paragraphs (i) to (v) above, for the purpose of evading or avoiding, or having the intended effect of or intending to evade or avoid, or facilitating the evasion or avoidance of any Sanctions;
Risk Retention Letter means the risk retention letter delivered by the Purchaser to, among others, the Seller on or about the date of this Agreement, as may be amended from time to time;
Sale Notice means the notice substantially in the form set out in Part A of Schedule 11 (Form of Sale Notice) to this Agreement provided by the Seller to the Purchaser on a Sale Notice Date in accordance with Clause 2.1 of this Agreement;
Sale Notice Date means, for any Receivables which are not Further Disbursements or Back-Book Receivables, (i) the second Business Day (or such other day as may be agreed between the Seller and the Class C Lender) of each calendar week during the Commitment Period with the first Sale Notice Date during the Commitment Period being [* * *] (or such other date as may be agreed between the Seller and the Class C Lender) and (ii) [* * *];
Sale Notice Portfolio has the meaning given in Clause 2.6(d);
Sale Time means, in relation to a Receivable, the point in time at which the title to such Receivable is reflected by an automated process (to which the Seller exercises no discretion) in the System as being transferred from the Seller to the Purchaser;
Sanctioned Country means a country or territory which is, or whose government is, at any time subject to Sanctions generally prohibiting dealings with such government, country, or territory, which countries and territories, as of the date of this Agreement, being Russia, the Crimea Region of Ukraine, the Donetsk People’s Republic, the Luhansk People’s Republic (each as defined and construed in the applicable Sanctions laws and regulations), Cuba, Iran, North Korea, Sudan and Syria;
Sanctions means any economic or financial sanctions laws, regulations, trade or any other embargoes, export control or restrictive measures imposed, administered, enacted or enforced by any Sanctions Authority;
Sanctions Authorities means (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and His Majesty’s Treasury (and each a Sanctions Authority);
Sanctions List means any of the lists of designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time, including without limitation, the “Specially Designated Nationals and Blocked Persons” list, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List each administered by OFAC; the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions; and the UK Sanctions List, the Consolidated List of Financial Sanctions Targets in the UK and Russia: List of Persons Named in Relation to Financial and Investment Restrictions, each administered by His Majesty’s Treasury;
[* * *]
Scheduled Payment Profile means:
(a)in respect of a Receivable which is a Non-Interest Product, all scheduled customer payments of principal and fees (less Excluded Amounts) in respect thereof that are due to be received on the scheduled payment dates thereunder; and
(b)in respect of a Receivable which is an Interest Product, all scheduled customer payments of principal, interest and fees (less Excluded Amounts) in respect thereof that are due to be received on the scheduled payment dates thereunder;
Secured Creditors has the meaning given to such term in the Master Framework Agreement;
Securitisation Law means the Luxembourg law on securitisation of 22 March 2004 as amended;
Security Document has the meaning given to such term in the Master Framework Agreement;
Security Interest means any mortgage or sub mortgage, charge or sub charge (whether legal or equitable), encumbrance, pledge, lien, hypothecation, assignment by way of security, or other security interest or title retention arrangement or right of set-off and any agreement, trust or arrangement having substantially the same economic or financial effect as any of the foregoing (other than a lien arising in the ordinary course of business of an account bank for normal service charges or fees payable to them in connection with the relevant accounts or any related services, and any adjustments or corrections of any posting or encoding errors, or by operation of the law);
[* * *]

Seller Bank Accounts means each of the Seller EUR Bank Account and the Seller GBP Bank Account;

[* * *]
Seller Deed of Accession means a document substantially in the form set out in Part B of Schedule 20 (Form of Seller Deed of Accession);
Seller EUR Bank Account means the Seller’s EUR denominated bank account as notified in writing to the Purchaser on or prior to the Closing Date (and/or such other account(s) as the Seller may notify to the Purchaser in writing);
Seller GBP Bank Account means the Seller’s GBP denominated bank account as notified in writing to the Purchaser on or prior to the Closing Date (and/or such other account(s) as the Seller may notify to the Purchaser in writing);
Seller Group means the Seller and all of its direct and indirect Affiliates;
Seller Legal Expenses Costs has the meaning given to it in the [* * *];
Seller Termination Event has the meaning given in Clause 12.1;
Sequential Amortisation Event has the meaning given to it in the Master Framework Agreement;

Settlement Date means the date upon which the Purchaser makes payment in full of the relevant Purchase Price to the Seller for any Receivables;
Settlement Date Title Transfer Option means the subsequent title transfer arrangement in respect of the sale of any Receivables under this Agreement whereby title to Receivables will be transferred from the Seller to the Purchaser on the Settlement Date immediately following the Sale Notice Date on which such Receivables are included in a Sale Notice pursuant to Clause 2.4 hereof (provided that it is agreed that such transfer will only be required to be reflected in the System as soon as is reasonably practicable after the receipt by the Seller of the applicable Purchase Price);
[* * *]
Signing Date means the date of this Agreement;
SND Title Transfer Option means the initial title transfer arrangement in respect of the sale of any Receivables under this Agreement whereby title to Receivables will be transferred from the Seller to the Purchaser at the Sale Time as soon as reasonably practicable on or after the relevant Sale Notice Date (due to the time taken to transfer title to the Receivables in the System) pursuant to Clause 2.2 hereof;
SONIA means the SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate;
Spanish Products means the ES Pi3 loan product;
Spanish Receivables means Receivables governed by the law of Spain;
Spanish Standard Documentation means, in respect of Receivables, the Spanish standard documentation referred to in Schedule 4 (Standard Documentation) to this Agreement (including any terms of the User

Agreement incorporated by reference) or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
Spot Rate Determination Date means with respect to any date, the date falling three Business Days prior to the immediately previous Monthly Payment Date (or in respect of a date prior to the date falling three Business Days prior to the first Monthly Reporting Date, 13 October 2023);

Standard Documentation means, in respect of Receivables, the English Standard Documentation, French Standard Documentation, German Standard Documentation, Italian Standard Documentation and Spanish Standard Documentation in the form set out in Schedule 4 (Standard Documentation) to this Agreement, or any update, amendment or replacement of such standard documentation as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
[* * *]
Switch Notice means the notice to be given by the Seller to the Purchaser, the Receivables Manager and the Security Agent for the Seller to switch to the Settlement Date Title Transfer Option pursuant to Clause 2.5 of this Agreement;
System means the PayPal internal database or such other system as may from time to time be adopted by the Seller to record the Receivables (as notified to the Purchaser);
T2 means the real time gross settlement system operated by the Eurosystem, or any successor system;
TARGET Day means any day on which T2 is open for the settlement of payments in euro;
Tax Authority means any government, state, municipal, local, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world, which is competent to impose any Tax, or assess or collect any Tax;
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under this Agreement;
Tax Event means any action taken by a Tax Authority or a change in applicable Tax law (excluding any change to the relevant rates of Tax) after the date of this Agreement which results in or will result in any of the following:
(a)the Purchase Price for any Receivables sold to the Purchaser being subject to VAT (whether accountable by the Seller Group or accountable by the Purchaser under a reverse charge system or otherwise) in circumstances where all or substantially all of such VAT is Irrecoverable VAT;
(b)the Purchaser being required by law to make any Tax Deduction from any payment of the Purchase Price for Receivables sold to the Purchaser or the Seller or the Receivables Manager being required by law to make any Tax Deduction from any payment to the Purchaser in respect of any Receivables sold to the Purchaser; or
(c)the Seller or the Receivables Manager being subject or charged to Corporation Tax in respect of any Receivables sold pursuant to this Agreement otherwise than by reference to its actual net income, profits or gains in respect of any amount payable to it by the Purchaser under this Agreement or the Receivables Management Agreement, in each case, provided that the Affected Party shall have first (i) obtained advice from a reputable international Tax advisor confirming the occurrence of a relevant action or change giving rise to circumstances described in paragraph (a), (b) or (c) above, and (ii) provided to the other Party a copy of such advice and an officer’s certificate confirming that such action or change has occurred, in which case the relevant Tax Event shall be deemed to have occurred on the date on which the other Party is treated as having received such officer’s certificate in accordance with Clause 31 (Notices) of this Agreement. For the purpose of this definition, “officer’s certificate” shall mean a certificate signed by any board member, director or secretary of the Affected Party or other senior individual designated as an authorised signatory of the Affected Party.
Taxes means all present and future taxes, levies, imposts, duties, fees, deductions, withholdings or charges of any nature whatsoever and wheresoever imposed by any national, local or supranational taxing or fiscal authority or agency together with any penalties, fines or interest thereon and Tax and Taxation shall be construed accordingly;
Termination Events means the Seller Termination Events and the Purchaser Termination Events;
Test Receivable has the meaning given to it in Clause 13.1;
Testing Period Commencement Date means the earliest date on which each of (i) the Seller has confirmed to the Class C Lender that the System has been developed to record the transactions contemplated by this Agreement; (ii) the Seller and the Class C Lender have confirmed to each other that they have agreed interim draft forms of each of the Asset Model; (iii) 3PL has delivered (which may be by email) an executed copy of the 3PL Declaration of Trust to the Purchaser and has delivered (which may be by email) signed Notices of Declaration of Trust (as such term is defined in the 3PL Declaration of Trust) to each of the relevant Collection Account Banks (as such term is defined in the 3PL Declaration of Trust); and (iv) the Seller has delivered an executed copy of the PPEU Declaration of Trust to the Purchaser and has delivered signed Notices of Declaration of Trust (as such term is defined in the PPEU Declaration of Trust) to each of the relevant Collection Account Banks (as such term is defined in the PPEU Declaration of Trust);
Third Party Amounts means amounts applied or to be applied by the Seller in making payment of certain moneys which properly belong to third parties (including the Seller or the Receivables Manager) including (but not limited to):
(a)amounts under a direct debit which are repaid to the bank making such payment, if such bank is unable to recoup that amount itself from its customer’s account; and
(b)amounts in respect of Borrower Credit Balance Refunds or PayPal Buyer Protection Payments where such amounts have been compensated for by an anti-dilution payment made by the Seller under Clause 9.20 (Anti-Dilution) and any refund or credit in respect of VAT.
[* * *]
Title Transfer Date means (i) in respect of any Receivable which is not a Further Disbursement, a Sale Notice Date pursuant to the SND Title Transfer Option or a Settlement Date pursuant to the Settlement Date Title Transfer Option, and (ii) in respect of any Further Disbursement, the date of such Further Disbursement is recognised;

Top 1 Merchant means, in respect of a Sale Notice Portfolio, the merchant in respect of the greatest volume of Eligible Receivables in such Sale Notice Portfolio, measured by EUR Equivalent Pro Forma Principal Amount;
Top 5 Merchant means, in respect of a Sale Notice Portfolio, each of the five merchants which together have the greatest volume of Eligible Receivables in such Sale Notice Portfolio, measured by EUR Equivalent Pro Forma Principal Amount;
Top 10 Merchant means, in respect of a Sale Notice Portfolio, each of the ten merchants which together have the greatest volume of Eligible Receivables in such Sale Notice Portfolio, measured by EUR Equivalent Pro Forma Principal Amount;
[* * *]
Transaction Security means the security created under the Security Documents;
Transfer Taxes has the meaning given in Clause 22.5;
True-Up Adjustment means an adjustment to the Estimated Back-Book Purchase Price as set out in a True-Up Adjustment Notice;
True-Up Adjustment Notice has the meaning given to it in Part C of Schedule 3 (Completion);
Turbo Amortisation Event has the meaning given to it in the Master Framework Agreement;
UK GDPR has the meaning given to it in section 3(1) (as supplemented by section 205(4)) of the UK Data Protection Act 2018);
UK Pi3 means the “UK Pay in 3” buy-now, pay-later Eligible Product originated by the Seller;
UK Products means the UK Pi3 loan product;
UK Receivables means Receivables governed by the law of England and Wales;
UK Receivables Manager means the UK Sub;
UK RM Accession Date has the meaning given to it in Part C of Schedule 19 (Form of Receivables Manager Deed of Accession);
UK Securitisation Regulation means the EU Securitisation Regulation as it forms part of domestic law in the United Kingdom as implemented by virtue of EUWA, as amended, varied, superseded or substituted from time to time and any relevant binding technical standards, regulations, instruments, rules, policy statements, guidance, transitional relief or other implementing measures of the FCA, the Bank of England, the PRA or other relevant UK regulator (or their successor) in relation thereto;
UK Seller Accession Date has the meaning given to it in Part B of Schedule 20 (Form of Seller Deed of Accession);
UK Sub means an indirect subsidiary of PPHI incorporated in England and Wales for the purposes of originating and managing the UK Receivables;
[* * *]

Underwriting Policies means the credit risk policies in the form set out in Schedule 5 (Underwriting Policies) of this Agreement, or any update, amendment or replacement of such policies as the Seller may effect from time to time and notified to the Purchaser and the Security Agent;
[* * *]
US GAAP means the US Generally Accepted Accounting Principles, as amended, supplemented or replaced from time to time;
User Agreement means the Seller’s user agreement governing the use of any PayPal account and any PayPal services, or any update, amendment or replacement of such user agreement as the Seller may effect from time to time;
Utilisation Date means has the meaning given to such term in the Master Framework Agreement;
VAT means:
(a)value added tax imposed by the Luxembourg law on value added tax dated 12 February 1979, as amended; and
(b)any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), as amended; and
(c)any other tax of a similar nature, whether imposed in Luxembourg or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) and (b) above or imposed elsewhere (including, for the avoidance of doubt, any value added tax charged in accordance with the United Kingdom Value Added Tax Act 1994, as amended);
Volcker Rule means Section 13 of the U.S. Bank Holding Company Act of 1956 (together with its implementing regulations);
Weighted Average Original Term means, in respect of a group of Eligible Receivables, the weighted average original term of such Eligible Receivables to be calculated taking into account the timing and amount of all scheduled principal payments under such Eligible Receivables.

Signature Pages
IN WITNESS whereof, this Agreement has been executed and delivered on the day and year first above written.
The Seller
SIGNED        )
for and on behalf of        )
PAYPAL (EUROPE) S.À.R.L. ET CIE, S.C.A.     )
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.

By:

…………………………………….
Authorised Signatory

[Signature pages - Receivables Purchase Agreement]

The Purchaser
SIGNED        )
for and on behalf of        )
ALPS PARTNERS S.À R.L.    )
By:

…………………………………….
Authorised Signatory

[Signature pages - Receivables Purchase Agreement]

The Security Agent
SIGNED                )
for and on behalf of                )
BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED    )
By:

…………………………………….
Name:

[Signature pages - Receivables Purchase Agreement]

The Receivables Manager
SIGNED        )
for and on behalf of        )
PAYPAL (EUROPE) S.À.R.L. ET CIE, S.C.A.     )
acting through and represented by its managing general partner PayPal (Europe) S.à r.l.

By:

…………………………………….
Authorised Signatory

[Signature pages - Receivables Purchase Agreement]

The Back-Up Receivables Manager Facilitator
SIGNED        )
for and on behalf of        )
AVEGA S.À R.L.        )
By:

…………………………………….
Name:

[Signature pages - Receivables Purchase Agreement]

The Class C Lender
SIGNED        )
for and on behalf of        )
ALPS PARTNERS (HOLDING) S.À R.L.    )
By:

…………………………………….
Name:

[Signature pages - Receivables Purchase Agreement]